As filed with the Securities and Exchange Commission on June 15, 2005

Registration No.  333-118965

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Post-Effective Amendment

to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

S&P MANAGED FUTURES INDEX FUND, LP

(Exact name of registrant as specified in its charter)

Delaware	6799	90-0080448
(State of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Dennis Klejna

Executive Vice President and General Counsel

c/o RefcoFund Holdings, LLC

One World Financial Center

200 Liberty Street – Tower A
New York, New York 10281
(212) 693-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dennis Klejna

S&P Managed Futures Index Fund, LP
RefcoFund Holdings, LLC

One World Financial Center

200 Liberty Street – Tower A
New York, New York 10281
(212) 693-7000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Timothy P. Selby, Esq.

Alston & Bird LLP

90 Park Avenue

New York, New York 10016

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus which is part of this registration statement is a combined prospectus and includes all the information currently required in a prospectus relating to the securities covered by this registration statement,  and Registration Statement No. 333-107357, previously filed by the registrant and declared effective by the Securities and Exchange Commission on January 30, 2004.  Registration Statement No. 333-107357 registered 100,000 Class A Units of Limited Partnership Interest and 100,000 Class B Units of Limited Partnership Interest.  The Class A Units are now known as Class 1 Units, and the Class B Units are now known as Class 2 Units.

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Explanatory Note

This registration statement constitutes Post-Effective Amendment No. 1 with respect to the Class A Units registered on Form S-1 and initially filed with the SEC on September 14, 2004 (Registration Statement No. 333-118965), and Post-Effective Amendment No. 2 with respect to the Class B Units registered on Form S-1 and initially filed with the SEC on July 25, 2003 (Registration Statement No. 333-107357).  Registration Statement No. 333-107357 registered 100,000 Class A Units and 100,000 Class B Units.  Registration Statement No. 333-118965 registered an additional 500,000 Class A Units.  The Class A Units are now known as Class 1 Units, and the Class B Units are now known as Class 2 Units.   The Form 8-K/A effecting this change will be made immediately prior to the declaration of effectiveness of this registration statement.

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Subject to Completion: Dated June 15, 2005

PART I-DISCLOSURE DOCUMENT

S&P MANAGED FUTURES INDEX FUND, LP

549,252 Class 1 Units of Limited Partnership Interest
86,839 Class 2 Units of Limited Partnership Interest

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The Fund

S&P Managed Futures Index Fund, LP is a Delaware limited partnership designed to seek investment returns that substantially track the S&P Managed Futures Index, before expenses of the Fund. The general partner of the Fund pursues the Fund's investment objective by allocating substantially all of the Fund's assets to SPhinX(TM) Managed Futures Fund SPC, which is designed to track the S&P Managed Futures Index pursuant to a license granted by Standard & Poor's.

An investment in the Fund may provide valuable diversification to a traditional portfolio of stocks and bonds.

The General Partner

RefcoFund Holdings, LLC, a registered commodity pool operator and commodity trading advisor, is the general partner of the Fund.

The Index

The S&P Managed Futures Index is designed to offer an investable benchmark that is representative of the managed futures segment of hedge fund investing. The S&P Managed Futures Index focuses on systematic, trend-following trading methodologies that constitute a majority of managed futures investment strategies.

The Offering

The Fund's units are offered in two classes - Class 1 and Class 2. With respect to the Class 1 Units, a 2% initial service fee per annum, payable by the general partner, will apply when units are purchased, and a 2% ongoing service fee per annum will be payable by investors to the selling agent after the units are held for 12 months. The Class 2 Units are offered only by qualified broker-dealers as part of a wrap fee program and also by fee-only registered investment advisers. The term "wrap fee program" is used to describe a number of investment services that are bundled together and covered by a single fee. The Class 2 Units are not subject to the initial or ongoing service fees, so the total fees charged by the general partner for the Class 2 Units is accordingly lower. Refco Securities, LLC and additional selling agents are offering both classes of the units of the Fund as of the first and 16th day of each month (if either day is not a business day, then, the next business day) at the current net asset value per unit of the particular class.

The units are being offered on a continuous basis. There is no scheduled termination date for the offering of the units. The selling agents will use their best efforts to sell the units offered.

The units available as set forth above are stated as of May 31, 2005. As of May 31, 2005, the net asset value per Class 1 Unit was $795.74, and the net asset value per Class 2 Unit was $813.06.

Minimum Initial Investment	$10,000
Minimum Initial Investment for IRAs	$3,000
Minimum Additional Investment for Existing Investors	$2,500

The Risks

These are speculative securities. Read this entire prospectus before you decide to invest. See "The Risks You Face" beginning on page 8.

•  The Fund is speculative and its performance is expected to be volatile.

•  You may lose all or substantially all of your investment in the Fund.

•  The Fund was formed in May 2003 and has a very limited performance history.

•  Past performance is not necessarily indicative of future results.

•  You will be taxed on your share of the Fund's income, even though the Fund does not intend to make any distributions.

•  The Fund is subject to substantial charges. You will sustain losses if the Fund is unable to generate sufficient trading profits to offset its fees and expenses.

•  The Fund must generate trading profits of 3.70% for the Class 1 Units and 1.70% of the Class 2 Units per annum to cover its expenses and break even.

•  There is no secondary market for the units and none is expected to develop. You may only redeem units you own as of the 15th day of the month and the last business day of each month. A redemption fee of up to 2% of the net asset value of the Class 1 Units applies if you redeem Class 1 Units within 12 months of their original purchase. There are substantial restrictions on the ability of the Fund to make withdrawals from the SPhinX(TM) Managed Futures Fund SPC that further reduces the Fund's liquidity.

•  The Fund is subject to conflicts of interest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

Refco Securities, LLC Selling Agent	RefcoFund Holdings, LLC General Partner

The date of this prospectus is [June  , 2005].

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 36 TO 40 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 4.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 8 TO 14.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

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The date of this prospectus is June  , 2005

SUMMARY

This Summary highlights certain information contained elsewhere in this prospectus. Before you decide to invest in the Fund, you should read the entire prospectus, the statement of additional information and the exhibits.

The Fund and the General Partner

S&P Managed Futures Index Fund, LP, referred to throughout this prospectus as the Fund, is a futures investment fund designed to seek returns that substantially track the S&P Managed Futures Index(TM), before expenses of the Fund. An investment in the Fund can provide valuable diversification to a traditional portfolio of stocks and bonds, as the Fund's performance is not expected to be correlated to the performance of stocks and bonds. Investing in the Fund poses risks to investors. See "The Risks You Face" beginning on page 8.

RefcoFund Holdings, LLC serves as the Fund's general partner. The Fund is a Delaware limited partnership which was formed on May 13, 2003. The Fund's main office is located at the office of the general partner-One World Financial Center, 200 Liberty Street-Tower A, New York, New York 10281, telephone: (212) 693-7000.

The general partner has been registered with the Commodity Futures Trading Commission as a commodity pool operator since October 14, 1981, as a commodity trading advisor since September 21, 1993, and is a member of the National Futures Association. As of May 31, 2005, the general partner was managing approximately $90 million in client assets.

The S&P Managed Futures Index

Standard & Poor's has long been recognized as a global provider of equity indices. In January 2003, Standard & Poor's launched the S&P Managed Futures Index. The S&P Managed Futures Index is designed to offer an investable benchmark (a standard for performance comparison that is available to investors as an investment itself) comprising programs traded by commodity trading advisors selected by Standard & Poor's as broadly representative of systematic trading strategies. A substantial number of managed futures trading strategies are systematic, with only a limited number following a discretionary approach. Standard & Poor's has selected only systematic strategies for the S&P Managed Futures Index (although certain of these strategies may have minor discretionary elements incorporated into their systematic strategy). Systematic strategies are likely to take positions based on computer-generated models to identify trades, determine the size of positions and time trades. Unlike discretionary strategies, systematic strategies do not take into account factors external to the market itself. For purposes of the description of the S&P Managed Futures Index in this prospectus, the commodity trading advisors and their programs selected for the S&P Managed Futures Index are referred to as "constituents" or "portfolio managers."

The general partner pursues the Fund's investment objective by allocating substantially all of the Fund's assets to SPhinX(TM) Managed Futures Fund SPC, referred to throughout this prospectus as the SPhinX(TM) Managed Futures Fund, which is a Cayman Islands segregated portfolio company. The SPhinX(TM) Managed Futures Fund allocates its assets to portfolio managers that generally employ a broad range of systematic trading strategies in the futures markets. Other markets, such as the interbank foreign exchange market, may be used as well. Standard & Poor's has granted a license to PlusFunds to utilize the S&P Managed Futures Index in connection with the SPhinX(TM) Managed Futures Fund. Standard & Poor's intends to disclose in advance on its website any additions to or deletions of the constituent managers of the S&P Managed Futures Index. Generally, this will be done with sufficient notice to provide PlusFunds with the opportunity to make corresponding adjustments to the SPhinX(TM) Managed Futures Fund. In certain circumstances there may be a period in which the portfolio managers in the SPhinX(TM) Managed Futures Fund differ from those in the S&P Managed Futures Index.

The SPhinX(TM) Managed Futures Fund is designed to track the S&P Managed Futures Index and thus provide its investors with exposure to a broad cross-section of systematic managed futures strategies through a single investment. As a limited partner, you will have access to a variety of managed futures strategies that ordinarily would not be available without satisfying high minimum investment requirements. The Fund provides you with access to professionally selected managers who are considered to be representative of systematic managed futures strategies.

The portfolio managers that are included in the S&P Managed Futures Index are selected by the S&P Managed Futures Index Committee, based on, among other things, an analysis of:

•  the portfolio manager's trading strategy;

•  risk/return characteristics;

•  volatility levels;

•  performance during various time periods and market cycles; and

•  the structure of the portfolio manager's portfolio and the types of instruments held.

The Standard & Poor's Index Committee oversees and monitors the S&P Managed Futures Index. The S&P Managed Futures Index Committee is responsible for the S&P Managed Futures Index's composition, computation methodology, maintenance and operations. All constituent additions and deletions as well as other major analytic policy decisions are made directly by the S&P Managed Futures Index Committee. The S&P Managed Futures Index Committee does not manage the S&P Managed Futures Index in an effort to achieve specific investment returns or with regard to the interests of investors of index-based investment vehicles. The S&P Managed Futures Index Committee has monthly meetings, and may have interim discussions should the need arise. The S&P Managed Futures Index Committee's membership, subject to change from time to time, is composed primarily of Standard & Poor's employees, and is currently chaired by the individual who chairs the S&P 500 Index Committee.

Standard & Poor's is responsible for calculating the S&P Managed Futures Index and publishes its value on the Standard & Poor's website in the S&P indices section, located at: www.standardandpoors.com. The S&P Managed Futures Index is rebalanced annually in January and as otherwise determined from time to time by Standard & Poor's.

Major Risks of the Fund

•  The Fund is speculative and its performance is expected to be volatile.

•  You may lose all or substantially all of your investment in the Fund.

•  The Fund was formed in May 2003 and has a very limited performance history. Past performance is not necessarily indicative of future results.

•  The Fund is subject to substantial charges. You will sustain losses if the Fund is unable to generate sufficient trading profits to offset its fees and expenses.

•  The units are not a liquid investment. No secondary market exists for the units and one is not expected to develop. You may redeem the units you own only as of the 15th and the last day of each month by submitting a completed Request for Redemption Form. If either day is not a business day, the redemption date will be as of the immediately prior business day. A redemption fee equal to up to 2% of a Class 1 Unit's net asset value applies if you redeem Class 1 Units within 12 months of their original purchase. There are substantial restrictions on the ability of the Fund to make withdrawals from the SPhinX(TM) Managed Futures Fund that further reduces the Fund's liquidity.

Although the Fund's investment in the SPhinX(TM) Managed Futures Fund seeks to track the performance of the S&P Managed Futures Index, certain factors, including expenses, will cause a deviation between the Fund's performance and the S&P Managed Futures Index's performance.

The operation of the Fund is subject to various conflicts of interest as further described in this prospectus, including those related to the following: (1) the general partner, the selling agent and the clearing broker for the SPhinX(TM) Managed Futures Fund are affiliates; and (2) your selling agent will receive upfront and ongoing compensation in connection with your purchase of Class 1 Units.

The market prices of commodity interest contracts fluctuate rapidly. In addition, commodity interest contracts are typically traded on margin. This means that a small amount of capital can be used to invest in contracts of much greater total value. The resulting leverage magnifies the impact of both profit and loss.

See pages 8 through 14 for a complete description of the risks of an investment in the Fund.

The Offering

The Fund is offering Class 1 Units and Class 2 Units. Both classes of units are offered on a continuous basis. With respect to the Class 1 Units, a 2% initial service fee per annum will be paid to the selling agent by the general partner for subscriptions. After an investor holds Class 1 Units for 12 months, a 2% ongoing service fee per annum will be paid by the Fund to the selling agent. The Class 2 Units are offered only by qualified broker-dealers that offer a wrap fee program and also by fee-only registered investment advisers. The term "wrap fee program" is used to describe a number of investment services that are bundled together and covered by a single fee. The Class 2 Units are not subject to the initial or ongoing service fee, so the fees for the Class 2 Units are accordingly lower. The initial service fee will be paid to the selling agents by the general partner and will not reduce the amount of your initial investment.

You may buy units at the net asset value per unit of the relevant class as of the 1st and 16th day (if the day is not a business day then on the next business day) of each calendar month in which they are offered. Interest earned on subscriptions submitted prior to the first or 16th day of the calendar month will be treated as interest earned by the Fund. The net asset value per unit is determined by dividing a class' net assets (its assets minus its liabilities) by the number of outstanding units of that class on the date the calculation is being performed.

The minimum investment is $10,000 for new investors, although the minimum initial investment for an individual retirement account is $3,000. Existing investors subscribing for additional units may do so with a $2,500 minimum investment. In order for an individual retirement account to purchase units, the assets of the account must be held by a third-party custodian, such as your broker. Units will be sold in fractions calculated to four decimal places.

To subscribe, you must complete and sign the Subscription Agreement and Power of Attorney Signature Page that accompanies this prospectus and deliver it to your selling agent. You must submit these documents at least 6 business days before the 1st or 16th day of the calendar month in which you wish to subscribe, along with cleared funds to purchase the units at least 3 business days in advance.

Use of Proceeds

The Fund expects that all of the proceeds from the sale of the units, net of amounts the Fund retains to cover ongoing operating and offering expenses, will be invested in the SPhinX(TM) Managed Futures Fund as soon as practicable after receipt.

Is the Fund a Suitable Investment for You?

You should consider investing in the Fund if you are interested in its potential to produce returns that are generally unrelated to those of stocks and bonds and you are prepared to risk the loss of all or a significant portion of your investment.

The Fund is a diversification opportunity for an investment portfolio and is not intended to be a complete investment program.

You should consider an investment in the Fund to be a three-to five-year commitment.

Financial Suitability

To invest, you must, at a minimum, have either: (1) a net worth of at least $150,000, exclusive of home, furnishings and automobiles, or (2) a net worth, similarly calculated, of at least $45,000 and an annual gross income of at least $45,000. A number of states in which the units are offered impose higher suitability standards. These standards are regulatory minimums only, and just because you meet the minimum standard does not necessarily mean the units are a suitable investment for you.

You should not invest more than 10% of your net worth (exclusive of home, furnishings and automobiles) in the Fund.

You should read this prospectus carefully and discuss with your selling agent any questions you have about the Fund before making an investment.

Redemptions

You may redeem your units as of the 15th day (or if the 15th day is not a business day, the 1st business day prior to the 15th) and the last business day of any calendar month. You must submit your written redemption request at least 10 business days prior to the redemption date. You may withdraw a redemption request you have submitted up to the 6th business day prior to the redemption date by contacting your selling agent or the Fund's administrator, BISYS-RK Alternative Investment Services Inc. Redemption requests that remain outstanding on the 6th business day prior to the redemption date may not be withdrawn. For Class 1 Units purchased as of the date of this prospectus, a redemption fee of up to 2% of net asset value per Class 1 Unit applies if you redeem Class 1 Units within 12 months of their original purchase. The amount of the redemption fee will be reduced by 1/24th of 2%, or 0.08333%, on the 15th day of the month and the last business day of each month following the date you purchased the applicable units. Thus, once you have held the units for more than 12 months those units will no longer be subject to a redemption fee. The Class 2 Units are not subject to a redemption fee. There are substantial restrictions on the ability of the Fund to make withdrawals from the SPhinX(TM) Managed Futures Fund that further reduces the Fund's liquidity. As a result, the general partner may not be able to satisfy a timely redemption request until it is permitted to liquidate a portion of the Fund's investment in the SPhinX(TM) Managed Futures Fund.

Fees and Expenses of the Fund

The Fund pays substantial fees and expenses that must be offset by trading gains in order to avoid depletion of the Fund's assets.

Fee	Description
Management Fees	The general partner receives a monthly management fee equal to 0.104167% per month (1.25% annually) of the net assets of the Class 1 Units and the Class 2 Units, subject to waiver under certain circumstances as described in this prospectus. The management fee is payable regardless of whether or not the Fund's investment in the SPhinX(TM) Managed Futures Fund is profitable. Until further notice, the management fee payable to the general partner and the operating and administrative expenses of the Fund have been limited to an aggregate of 0.14167% per month (1.70% annually) with respect to the Class 1 Units and Class 2 Units. To the extent that the monthly management fee and the operating and administrative expenses of the Fund exceed such limits, the general partner has agreed to waive a portion of its management fee. If, after the deduction of the waived management fee, the operating and administrative expenses of the Fund remain above 0.0375% per month (0.45% annually) for either of the Class 1 Units or the Class 2 Units, the general partner will reimburse the Fund for such expenses to bring them within the foregoing limits.

Redemption Fees	You will pay the general partner a redemption fee equal to 2% of net asset value of Class 1 Units redeemed if your redeemed units were purchased within 12 months of the date of their original purchase. The redemption fee will be reduced by 1/24th of 2%, or 0.08333%, on the 15th day of the month and the last business day of each month following the date you purchased the applicable units. Thus, once you have held the units for more than 12 months those units will no longer be subject to a redemption fee. No redemption fee applies to the Class 2 Units.

Fee	Description
Service Fee	With respect to Class 1 Units, the selling agent will receive from the general partner an initial service fee equal to an annual rate of 2.0% of the subscription amount of each subscription for Class 1 Units. The selling agents will be paid the initial service fee in full by the general partner upon the sale of the Class 1 Units in bona fide transactions. After the expiration of the 12 month period following the purchase of Class 1 Units, the Fund will pay the selling agent an ongoing service fee equal to 2.0% annually of the net asset value of each Class 1 Unit sold by the selling agent for ongoing services provided to the Fund and its limited partners.

Pro rata portion of the expenses of the Index SPC	The Fund is required to pay its pro rata portion of the expenses of the SPhinX(TM) Managed Futures Fund, including advisory fees, brokerage commissions and transaction expenses, administrative expenses and operating expenses.

Operating and Administrative Expenses	The Fund pays its own administrative expenses, legal and audit expenses, and other operating and ongoing offering expenses. These are estimated at a monthly rate of 0.0375% (0.45% annually) of the Fund's net asset value.

Break-Even Table

The Break-Even Table below indicates the approximate percentage and dollar returns required for an initial $10,000 investment in the Class 1 Units and the Class 2 Units to equal the amount originally invested 12 months after issuance. The "Break-Even Table," as presented, is an approximation only. Redemption fees are not payable after the 12th month. Accordingly, redemption fees are not included in the Break-Even Table. There are no redemption fees applicable to Class 2 Units.

BREAK-EVEN TABLE

	Class 1 Units		Class 2 Units
	Percentage Return	Dollar Return Required	Percentage Return	Dollar Return Required
Expenses (1)
Management Fee (2)	1.25%	$125	1.25%	$125
Operating Expenses (3)	0.45%	$45	0.45%	$45
Service Fee (4)	2.00%	$200	0.00%	$0
Return required for "Break-Even" on the first anniversary of purchase	3.70%	$370	1.70%	$170

(1)  The break-even analysis assumes that the units have a constant month-end net asset value. See "Charges" at page 36 of this prospectus for an explanation of the expenses included in the "Break-Even Table."

(2)  The Fund pays the general partner a monthly management fee equal to 1.25% per annum of the net assets of the Class 1 Units and Class 2 Units. From this amount the general partner pays the sub-investment manager certain fees. Until further notice, the management fee payable to the general partner and the operating and administrative expenses of each class have been limited to an aggregate of 1.70% per annum of the net assets of the Class 1 Units and the Class 2 Units. To the extent that the monthly management fee payable to the general partner and operating and administrative expenses of either class exceeds the above mentioned limits, the general partner will waive a portion of its management fee. If, after the deduction of the waived management fee, the operating and administrative expenses of either class remain above 0.45% for either of the Class 1 Units or the Class 2 Units, the general partner will reimburse the Fund for such expenses to bring them within the foregoing limits.

(3)  Operating and administrative expenses are paid as incurred. For this Break-Even Table such amounts have been estimated. These expenses include the legal, audit, administrative and other operating and ongoing offering expenses of the Fund. See note (2) above regarding the possible waiver of a portion of the management fee.

(4)  For all Class 1 Units purchased as of the date of this prospectus, the initial service fee will be 2.00% and is paid by the general partner, not the Fund. Beginning in the 13th month after the purchase of the Class 1 Units and for the entire time that you hold the units, the Fund will pay the selling agent an ongoing service fee of 0.1666% monthly (2% annually) of the net asset value per unit. There is no service fee charged with respect to the Class 2 Units.

The objective of the Fund is to seek investment returns that track the S&P Managed Futures Index, before expenses of the Fund. The only fees, which the Fund is subject to, but the S&P Managed Futures Index is not, are reflected above. However, you should be aware that in order for the Fund to make a positive rate of return, its investment in the SPhinX(TM) Managed Futures Fund must make a positive rate of return. In order for the SPhinX(TM) Managed Futures Fund to make a positive rate of return, the SPhinX(TM) Managed Futures Fund must first pay all of the expenses inherent to the S&P Managed Futures Index. These expenses include (1) management fees and incentive fees, if any, paid to the portfolio managers; (2) administration fees and expenses; (3) brokerage commissions and other transaction-related expenses; and (4) organizational expenses, accounting, audit and legal expenses, custodial fees and any extraordinary expenses. The management fees paid to the portfolio managers generally are expected to range from 1% to 2.50% per annum of the assets allocated to the portfolio manager. The incentive fees are generally expected to range from 15% to 25% of net trading profits. These expenses are reflected in the net asset value of the shares of the SPhinX(TM) Managed Futures Fund held by the Fund. Because these expenses are costs of the S&P Managed Futures Index, and as such are reflected in the performance of the SPhinX(TM) Managed Futures Fund, they are not included in the break-even estimate set forth above. The aggregate of the expenses discussed in (1) and (2) above and the management fees and other asset based fees charged by the Fund will not exceed 10% per year of the average net asset value of the units and the weighted average of the incentive fees paid to the portfolio managers will not exceed 25% of net trading profits.

Federal Income Tax Aspects

The Fund will be treated as a partnership for federal income tax purposes. You will be taxed each year on the Fund's income whether or not you redeem any of your units or receive distributions from the Fund. The general partner does not intend to make any distributions. Accordingly, unless you redeem units, you may not have a source of income from the Fund to pay your taxes on your allocated portion of the Fund's income.

40% of any trading profits on U.S. exchange-traded contracts are taxed as short-term capital gains at ordinary income rates, while 60% of any trading profits are taxed as long-term capital gains at a 15% maximum rate for individuals for sales and exchanges occurring after May 5, 2003, and prior to January 1, 2009 (and 20% for sales or exchanges occurring thereafter). The Fund's trading gains from other contracts will be primarily short-term capital gains. This tax treatment applies regardless of how long a limited partner holds units. Interest income is taxed at ordinary income rates.

Losses on the units may be deducted against capital gains. However, capital losses in excess of capital gains may only be deducted against ordinary income to the extent of $3,000 per year. Consequently, you could pay tax on the Fund's interest income even though you have lost money on your units.

The Futures and Forward Markets; Spot and Swap Contracts

Futures contracts are generally traded on exchanges and call for the future delivery of various commodities or cash settlement of certain financial instruments.

Forward currency contracts are traded off-exchange through banks or dealers.

Futures and forward trading is a "zero-sum" risk transfer economic activity. For every gain realized by a futures and forward trader, there is an equal and offsetting loss suffered by another.

Spot contracts are cash market transactions in which the buyer and seller agree to the immediate purchase and sale of a specific commodity, usually with a short settlement period. Swap contracts generally involve an exchange of a stream of payments between contracting parties. Neither spot nor swap contracts are exchange-traded.

S&P MANAGED FUTURES INDEX FUND, LP

ORGANIZATIONAL CHART

The following is an organizational chart that shows the relationships among the various parties involved with this offering. All of the parties are affiliates of Refco Group Ltd., LLC except for PlusFunds Group, Inc. and SPhinX(TM) Managed Futures Fund.

Where You Can Find More Information

The Fund filed its registration statement relating to the units registered with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information. You may read any of the registration statements, or obtain copies by paying prescribed charges, at the SEC's public reference rooms located at 450 Fifth Street, N.W., Room 1024, Washington DC 20549; 233 Broadway, New York, New York 10279; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. For further information on the public reference rooms, please call the SEC at 1-800-SEC-0330. The registration statement is also available to the public from the SEC's web site at "http://www.sec.gov."

THE RISKS YOU FACE

This section includes the principal risks that you will face with an investment in the Fund. You should consider these risks when making your investment decision. You should not invest in the units unless you can afford to lose all of your investment.

You Could Lose Your Entire Investment in the Fund

The Fund pursues its investment objective by investing in the SPhinX(TM) Managed Futures Fund, which allocates its assets among the portfolio managers. The SPhinX(TM) Managed Futures Fund is subject to all of the risks associated with the investment and trading by the portfolio managers. There are some general market conditions in which any given investment strategy is unlikely to be profitable. Neither the Fund, the SPhinX(TM) Managed Futures Fund nor the portfolio managers have any ability to control or predict these market conditions. The investment approach utilized on behalf of the Fund and the SPhinX(TM) Managed Futures Fund may not be successful, and there is no guarantee that the strategies employed by the portfolio managers on behalf of the SPhinX(TM) Managed Futures Fund (and, indirectly, the Fund) will be successful. You could lose all or substantially all of your investment in the Fund.

The Fund Has a Limited Operating History; Past Performance Is Not Indicative of Future Performance

The Fund was formed in May 2003 and has a very limited performance history. The past performance of the Fund and the SPhinX(TM) Managed Futures Fund are not necessarily indicative of future results. The portfolio managers will be selected based in part on their performance history and implementation of a strategy deemed by Standard & Poor's to be representative of managed futures programs in general. The experience of some portfolio managers may be limited. Furthermore, each portfolio manager is free to alter its managed futures strategy as it deems appropriate from time to time. Significant changes in strategy would require a review by Standard & Poor's. Market conditions and trading approaches are continually changing, and a portfolio manager's past successful performance may be largely irrelevant to its prospects for future profitability.

The Fund is Subject to Substantial Fees and Expenses

The Fund is subject to significant fees and expenses. In order for the Fund to be profitable and for the investors to realize any profits, the investment profits realized by the Fund must exceed these fees and expenses. The Fund will pay monthly management fees to the general partner in an amount equal to an annual rate of 1.25% of the net assets of the units, service fees in an amount equal to an annual rate of 2.00% for Class 1 Units, operating and administrative expenses estimated at an annual rate of 0.45% of the Fund's net asset value and the Fund's pro rata share of the fees and expenses of the SPhinX(TM) Managed Futures Fund regardless of the overall profitability of the Fund. Some of the strategies and techniques employed by the portfolio managers may require frequent trades to take place and, as a consequence, portfolio turnover and brokerage commissions may be greater than for other investment entities of similar size. You will sustain losses if the Fund is unable to generate sufficient trading profits to offset its fees and expenses. Please see "Summary-Break-Even Table" and "Charges" for a more complete discussion of the fees to be charged the Fund, on pages 5 and 36 respectively.

The Break-Even Table Does Not Include Expenses Inherent to the S&P Managed Futures Index

The break-even table presented on page 5 only includes the expenses to which the Fund will directly be subject and charged. The expenses that are inherent to the S&P Managed Futures Index are not included in the break-even table. These expenses are reflected in the net asset value of the shares of the SPhinX(TM) Managed Futures Fund held by the Fund and thus in the value of the units.

An Investment in the Fund Is Not Liquid

The units are not a liquid investment. There is no secondary market for the units. You may redeem your units only as of the 15th and last day of each calendar month (if either day is not a business day, you may redeem your units on the prior business day), and you must give the Fund at least 10 business days prior written notice of your intent to redeem. A redemption fee will apply if you redeem your Class 1 Units within 12 months after their original purchase. There are also substantial restrictions on the ability of the Fund to make withdrawals from the SPhinX(TM) Managed Futures Fund that further reduce the Fund's liquidity. Please see "Redemptions-Redemption Procedure" and "Redemptions-Limits on Redemption" beginning on page 40 for a more complete discussion of the redemption terms of the units.

The Fund Will Not Precisely Track the S&P Managed Futures Index

Although the Fund seeks to track the performance of the S&P Managed Futures Index, various factors will cause a deviation between the performance of the Fund and the performance of the S&P Managed Futures Index. These factors include (1) the expenses of the Fund and the SPhinX(TM) Managed Futures Fund, (2) limitations on the Fund's investments resulting from the need to comply with the Fund's investment restrictions or with regulatory or tax law requirements and (3) the need to maintain a portion of the Fund's assets in cash or short-term investments to maintain liquidity to effect redemptions and to pay expenses. The performance of the Fund will not correspond precisely to the performance of the S&P Managed Futures Index. Please see "Investment Program" on page 32 for a more complete discussion of the S&P Managed Futures Index.

Risks Related to Managed Futures Trading

The SPhinX(TM) Managed Futures Fund Is Subject to Market Fluctuations. Managed futures trading involves trading in various commodity interests and financial instruments. The market prices of futures contracts fluctuate rapidly. Prices of futures contracts traded by the portfolio managers are affected generally, among other things, by (1) changing supply and demand relationships, (2) agricultural, trade, fiscal, monetary and exchange control programs and (3) policies of governments, and national and international political and economic events. The profitability of the SPhinX(TM) Managed Futures Fund depends entirely on capitalizing on fluctuations in market prices.

As a Result of Leverage, Small Changes in the Price of the Portfolio Managers' Positions May Result in Substantial Losses. Commodity interest contracts are typically traded on margin. This means that a small amount of capital can be used to invest in contracts of much greater total value. The resulting leverage means that a relatively small change in the market price of a contract can produce a substantial loss. Like other leveraged investments, any purchase or sale of a contract may result in losses in excess of the amount invested in that contract. The portfolio managers may lose more than their initial margin deposits on a trade.

The Portfolio Managers' Trading Is Subject to Execution Risks. Market conditions may make it impossible for the portfolio managers to execute a buy or sell order at the desired price, or to close out an open position. Daily price fluctuation limits are established by the exchanges and approved by the CFTC. When the market price of a contract reaches its daily price fluctuation limit, no trades can be executed at prices outside the limit. The holder of a contract may therefore be locked into an adverse price movement for several days or more and lose considerably more than the initial margin put up to establish the position. Thinly traded or illiquid markets also can make it difficult or impossible to execute trades.

The SPhinX(TM) Managed Futures Fund Is Subject to Counterparty Risks. If the SPhinX(TM) Managed Futures Fund's clearing brokers become bankrupt or insolvent, or otherwise default on their obligations to the SPhinX(TM) Managed Futures Fund, the SPhinX(TM) Managed Futures Fund may not receive all amounts owed to it in respect to its trading, despite the clearinghouse fully discharging all of its obligations. Furthermore, in the event of the bankruptcy of one of the clearing brokers, the SPhinX(TM) Managed Futures Fund could be limited to recovering only a pro rata share of all available funds segregated on behalf of the clearing broker's combined customer accounts, even though property specifically traceable to the SPhinX(TM) Managed Futures Fund (for example, Treasury bills deposited by the SPhinX(TM) Managed Futures Fund with the clearing broker as margin) was held by the clearing broker. In addition, some of the instruments which the SPhinX(TM) Managed Futures Fund may trade are traded in markets such as foreign exchanges or forward contract markets in which performance is the responsibility only of the individual counterparty with whom the trader has entered into a contract and not of an exchange or clearing corporation. The SPhinX(TM) Managed Futures Fund is subject to the risk of the inability or refusal to perform on the part of the counterparties with whom those types of contracts are traded. There are no limitations on the amount of allocated assets a portfolio manager can trade on foreign exchanges or in forward contracts

The SPhinX(TM) Managed Futures Fund's Positions Are Subject to Speculative Limits. The CFTC and domestic exchanges have established speculative position limits on the maximum futures position which any person, or group of persons acting in concert, may hold or control in particular futures contracts or options on futures contracts traded on U.S. commodity exchanges. Under current regulations, other accounts of the portfolio managers are combined with the positions held by the SPhinX(TM) Managed Futures Fund for position limit purposes. This trading could preclude additional trading in these commodities by the portfolio manager for the account of the SPhinX(TM) Managed Futures Fund.

There are No Limits on the Amount of Leverage a Portfolio Manager May Use. There are no limits on the amount of leverage a portfolio manager may use in connection with its trading strategies. However, in determining the constituents of the S&P Managed Futures Index, the S&P Managed Futures Index Committee selects portfolio managers it considers to be representative of managed futures trading strategies. It is estimated that the margin to equity ratio employed by portfolio managers will range from 4:1 to 40:1, although it may at times be higher or lower. If a portfolio manager were to increase its leverage to a higher level than the S&P Managed Futures Index Committee considers to be representative, the S&P Managed Futures Index Committee may elect to remove the portfolio manager from the S&P Managed Futures Index. The removal of a portfolio manager from the S&P Managed Futures Index will result in a termination of such portfolio manager at the SPhinX(TM) Managed Futures Fund level, as well.

Trading On Foreign Exchanges Presents Greater Risk Than Trading On U.S. Exchanges. The portfolio managers may trade contracts on non-U.S. exchanges. Non-U.S. trading often involves risks-including exchange-rate exposure, excessive taxation, possible governmental regulation and lack of regulation-which U.S. trading does not. Some non-U.S. markets, in contrast to U.S. exchanges, are "principals' markets" where performance is the responsibility only of the individual member with whom the trader has entered into a contract and not of any exchange or clearing corporation. In addition, the SPhinX(TM) Managed Futures Fund's rights if a non-U.S. exchange or clearinghouse defaults or declares bankruptcy are likely to be more limited than if a U.S. exchange does the same. There are no limitations on the amount of allocated assets a portfolio manager can trade on foreign exchanges.

The Portfolio Managers May Trade Forward Contracts. Forward contracts are not traded on exchanges and the SPhinX(TM) Managed Futures Fund will not receive the regulatory protections of the exchanges or the CFTC in connection with such trading. As a result, the SPhinX(TM) Managed Futures Fund may incur substantial losses if the banks and dealers acting as principals on forward contracts are unable to perform. In addition, there are no limitations on daily price movements in forward contracts, and speculative position limits do not apply to forward contract trading. Further, there have been periods when participants in forward markets have refused to quote prices for forward contracts or have quoted prices with an unusually wide spread between the price at which they will buy and that at which they will sell. There are no limitations on the amount of allocated assets a portfolio manager can trade in forward contracts.

The Portfolio Managers May Enter into Swap and Similar Transactions. Swap contracts are not traded on exchanges and are not subject to the same type of government regulation as exchange markets. As a result, many of the protections afforded to participants on organized exchanges and in a regulated environment are not available in connection with these transactions. The swap markets are "principals' markets," in which performance with respect to a swap contract is the responsibility only of the counterparty to the contract, and not of any exchange or clearinghouse. As a result, the SPhinX(TM) Managed Futures Fund is subject to the risk of the inability or refusal to perform with respect to swap contracts on the part of the counterparties with which the portfolio managers trade. There are no limitations on daily price movements in swap transactions. Speculative position limits are not applicable to swap transactions, although the counterparties with which the portfolio managers trade may limit the size or duration of positions available to the portfolios managers as a consequence of credit considerations. Participants in the swap markets are not required to make continuous markets in the swap contracts they trade. Participants could refuse to quote prices for swap contracts or quote prices with an unusually wide spread between the price at which they are prepared to buy and the price at which they are prepared to sell.

The Portfolio Managers May Engage in Exchanges of Futures for Physicals. An exchange of futures for physicals is a transaction permitted under the rules of many futures exchanges in which two parties holding futures positions may close out their positions without making an open, competitive trade on the exchange. Generally, the holder of a short futures position buys the physical commodity, while the holder of a long futures position sells the physical commodity. The prices at which these transactions are executed are negotiated between the parties. Regulatory changes, such as limitations on price or types of underlying interests subject to an exchange of futures for physicals, may in the future prevent the portfolio managers from exchanging futures for physicals, which could adversely affect the performance of the SPhinX(TM) Managed Futures Fund.

The SPhinX(TM) Managed Futures Fund May Trade Security Futures Products. The portfolio managers may purchase and sell single stock futures contracts and other security futures products. A single stock future obligates the seller to deliver (and the purchaser to take delivery of) a specified equity security to settle the futures transaction. Other security futures products include "narrow-based" stock index futures contracts (in general, contracts based on the value of nine or fewer securities in a specific market or industry sector, such as energy, health care or banking) and futures contracts based on exchange-traded funds, or ETFs, that are designed to track the value of broader stock market indices (such as the S&P 500 or the NASDAQ 100 Index). Single stock futures and other security futures products are relatively illiquid and trade on a limited number of exchanges. The margin required with respect to single stock futures (usually at least 20% of the face value of the contract) generally is higher than the margin required with respect to other types of futures contracts (in some cases as low as 2% of the face value of the contract). The resulting lower level of leverage available to the portfolio managers with respect to security futures products may adversely affect the SPhinX(TM) Managed Futures Fund's performance. Security futures products are typically traded on electronic trading platforms and are subject to risks related to system access, varying response time, security and system or component failure. In addition, although the SPhinX(TM) Managed Futures Fund's broker will be required to segregate the SPhinX(TM) Managed Futures Fund's trades, positions and funds from those of the broker itself as required by CFTC regulations, the insurance provided to securities customers by the Securities Investor Protection Corporation, or SIPC, may not be applicable to the SPhinX(TM) Managed Futures Fund's security futures positions.

Systematic Strategies Do Not Consider Fundamental Types of Data and Do Not Have the Benefit of Discretionary Decision Making. Most of the SPhinX(TM) Managed Futures Fund's assets will be allocated to portfolio managers that rely on technical, systematic strategies that do not take into account factors external to the market itself (although certain of these strategies may have minor discretionary elements incorporated into their systematic strategy). The widespread use of technical trading systems frequently results in numerous managers attempting to execute similar trades at or about the same time, altering trading patterns and affecting market liquidity. Furthermore, the profit potential of trend-following systems may be diminished by the changing character of the markets, which may make historical price data (on which technical programs are based) only marginally relevant to future market patterns. Systematic strategies are developed on the basis of a statistical analysis of market prices. Consequently, any factor external to the market itself that dominates prices that a discretionary decision maker may take into account may cause major losses for a systematic strategy. For example, a pending political or economic event may be very likely to cause a major price movement, but a systematic strategy may continue to maintain positions indicated by its trading method that might incur major losses if the event proved to be adverse.

Increased Competition Among Trend-Following Traders Could Reduce the SPhinX(TM) Managed Futures Fund's Profitability. A substantial number of commodity trading advisors use technical trading systems, particularly trend-following systems, like some of the portfolio managers' systems. As the amount of money under the management of such systems increases, competition for the same positions increases, making the positions more costly and more difficult to acquire.

The General Partner Does Not Currently Operate Any Other Public Funds

While the general partner currently operates a private fund and has in the past operated public funds, the general partner does not currently operate any public funds other than the Fund.

The Fund Is Dependent Upon Third Parties

The Fund does not control the SPhinX(TM) Managed Futures Fund, PlusFunds or any portfolio manager, and has no role in the choice of portfolio managers, any portfolio manager's choice of investments or any other investment decisions of the SPhinX(TM) Managed Futures Fund. The Fund is dependent upon the expertise and abilities of the portfolio managers who have investment discretion over assets allocated to them. There can be no assurance that the services of PlusFunds or of a portfolio manager will be available for any length of time, or that the SPhinX(TM) Managed Futures Fund will remain available for investment by the Fund.

The Fund Has Limited Access to Information Regarding the SPhinX(TM) Managed Futures Fund and the Portfolio Managers

The Fund is dependent on PlusFunds and the SPhinX(TM) Managed Futures Fund's independent administrator to provide it with periodic reports and other information. The Fund may not be provided with detailed information regarding the precise investments made by a portfolio manager because some of this information may be considered proprietary or otherwise confidential. This lack of access to information may make it more difficult for the Fund to evaluate the SPhinX(TM) Managed Futures Fund and the portfolio managers and to value the assets of the Fund.

The SPhinX(TM) Managed Futures Fund May Not Be Able to Access All Portfolio Managers

The Fund's ability to track the S&P Managed Futures Index is dependent upon the SPhinX(TM) Managed Futures Fund's ability to make the requisite allocations to all of the portfolio managers that are included in the S&P Managed Futures Index. To the extent the SPhinX(TM) Managed Futures Fund is not able to make an allocation to a portfolio manager, the performance of the Fund will not track the performance of the S&P Managed Futures Index, before fees and expenses of the Fund.

The Fund Must Rely on the SPhinX(TM) Managed Futures Fund When Calculating Net Asset Value

The net asset values received by the Fund as determined by the SPhinX(TM) Managed Futures Fund may be subject to revision through monthly financial reports of the SPhinX(TM) Managed Futures Fund. As a result, revisions to the Fund's gain and loss calculations may occur. Any revisions not deemed material in the sole discretion of the general partner will not result in an adjustment to prior subscription or redemption prices for the Fund. Moreover, in some cases, the Fund will have little ability to assess the accuracy of the valuations of its investment in the SPhinX(TM) Managed Futures Fund that are received from PlusFunds or from the SPhinX(TM) Managed Futures Fund or its administrator. There are no market quotations available to use in valuing the Fund's investments in the SPhinX(TM) Managed Futures Fund. As a result, these investments will be valued at their fair values as determined in accordance with procedures adopted in good faith by the general partner. These valuations may not in all cases accurately reflect the values of the Fund's investments in the SPhinX(TM) Managed Futures Fund. These inaccuracies may adversely affect the Fund or investors who purchase or redeem units.

The Fund May Lose the Standard & Poor's License

Standard & Poor's has granted a license to PlusFunds to use various trademarks, and also discloses the weightings and constituents represented in the S&P Managed Futures Index to PlusFunds. PlusFunds has sublicensed some of these rights to Refco Group Ltd., LLC and its affiliates, referred to in this prospectus as the Refco Group. Upon the occurrence of certain events, the license agreement between PlusFunds and Standard & Poor's or the sublicense agreement between PlusFunds and the Refco Group may be terminated. In the event of a termination, the Fund may be unable to continue to utilize the trademarks and continued operation of the Fund may become impractical or impossible because we will not be able to replicate the weightings and constituents of the S&P Managed Futures Index.

The sublicense agreement will be terminated if the Fund ceases to invest in the SPhinX(TM) Managed Futures Fund or the license agreement between Standard & Poor's and PlusFunds is terminated. In addition, both the sublicense agreement and the license agreement may be terminated in the event of: (i) a material breach by either party; (ii) Standard & Poor's ceasing to publish the S&P Managed Futures Index; (iii) material damage to the reputation of a party as a result of continued performance under the agreement; (iv) legislative or regulatory changes that negatively affect Standard & Poor's ability to license its trade names or trademarks or the licensee's ability to promote its products; (v) material litigation or regulatory proceedings regarding the Fund, the SPhinX(TM) Managed Futures Fund or the S&P Managed Futures Index is threatened or commenced; and (vi) certain changes in control of the licensee.

Incentive-Based Compensation May Affect Portfolio Managers' Trading

The portfolio managers are entitled to compensation based upon net trading gain in the value of the assets they manage. Incentive-based arrangements may give them incentives to engage in transactions that are more risky or speculative than they might otherwise make because speculative investments might result in higher profits in which the portfolio manager would participate, resulting in higher incentive fees to them. On the other hand, such investments might result in larger losses to the SPhinX(TM) Managed Futures Fund. The portfolio managers will not return an incentive fee for a period in which there is net trading gain if, in a subsequent period, the investments under their management suffer a net trading loss. In addition, because the incentive fee for each portfolio manager is based solely on its performance, and not the overall performance of the SPhinX(TM) Managed Futures Fund, the Fund may indirectly pay an incentive fee to one or more portfolio managers during periods when the SPhinX(TM) Managed Futures Fund, and thus the Fund, are not profitable on an overall basis.

The Fund Does Not Anticipate Making Distributions

The general partner does not intend to make distributions to the limited partners but intends to re-invest substantially all of the Fund's income and gains for the foreseeable future. You will be liable to pay taxes on your allocable share of the Fund's taxable income. You may need to pay this tax liability out of your other resources or redemptions from the Fund.

Possible Effect of Redemptions on the Value of the Units

Substantial redemptions of units could require the Fund and the SPhinX(TM) Managed Futures Fund to liquidate investments more rapidly than otherwise desirable in order to raise the necessary cash to fund the redemptions and, at the same time, achieve a market position appropriately reflecting a smaller equity base. This could make it more difficult to recover losses or generate profits. Illiquidity in the markets could make it difficult to liquidate positions on favorable terms, and may result in losses.

Special Notice in Event of 50% Decline in Net Assets; Limitation on Redemption Payments

The general partner will send notice to limited partners whenever the Fund experiences a decline in net asset value per unit of either the Class 1 Units or the Class 2 Units as of the close of business on any business day to less than 50% of the net asset value per unit on the last redemption date. The right of a limited partner to receive a redemption payment, including in connection with this special notice, depends on the Fund's ability to obtain the necessary funds by redeeming its investment in the SPhinX(TM) Managed Futures Fund. Redemptions of interests in the SPhinX(TM) Managed Futures Fund by the Fund as of any particular redemption date cannot exceed 20% of the Fund's investment in the SPhinX(TM) Managed Futures Fund as of that date unless the SPhinX(TM) Managed Futures Fund has received at least 15 business days' notice prior to a redemption date. It is unlikely that the Fund would be capable of providing sufficient prior notice to the SPhinX(TM) Managed Futures Fund in connection with a redemption date immediately following a 50% decline in net assets. As a result, to the extent any redemptions on a redemption date exceed 20% of the Fund's investment in the SPhinX(TM) Managed Futures Fund, the Fund's ability to make redemption payments may be delayed. The Fund will make redemption payments to redeeming limited partners on a pro rata basis in the event the Fund's ability to make redemption payments is delayed. In addition, the net asset value per unit of either class of the Fund may decline further in the event that the SPhinX(TM) Managed Futures Fund is not able to liquidate positions on favorable terms. Please see "Redemptions; Net Asset Value-Redemption Procedure" and "Redemptions; Net Asset Value-Limits on Redemption" beginning on page 40 for a more complete discussion of the redemption terms of the units.

The General Partner Has the Ability to Suspend Redemption Rights which Will Impact Your Ability to Redeem Your Units

Under certain circumstances, the general partner may suspend your right to redeem all or some of your units. This may occur if the general partner determines that a market disruption makes it impossible or impracticable to value the units or liquidate Fund assets or if the SPhinX(TM) Managed Futures Fund has suspended redemptions. If redemption rights are suspended, the units subject to the redemption request will not be redeemed and will continue to be subject to market and other risks. The SPhinX(TM) Managed Futures Fund may suspend the Fund's redemption rights for similar reasons with similar consequences. Please see

"Redemptions; Net Asset Value-Redemption Procedure" and "Redemptions; Net Asset Value-Limits on Redemption" beginning on page 40 respectively for a more complete discussion of the redemption terms of the units.

The Fund's Status As a Partnership

The general partner has been advised by its counsel that under current federal income tax laws and regulations the Fund will be classified as a partnership and not as an association taxable as a corporation. In addition, the general partner has been advised by its counsel that under current federal income tax laws the Fund will not be classified as a so-called publicly traded partnership. This advice is not binding upon the IRS. If the Fund were taxed as a corporation for federal income tax purposes, income or loss of the Fund would not be passed through to the limited partners, and the Fund would be subject to tax on its income at the rates of tax applicable to corporations without any deductions for distributions to the investors. In addition, all or a portion of distributions made to limited partners could be taxable to the limited partners as dividends. Please see "Federal Income Tax Aspects-The Fund's Partnership Tax Status" on page 46 for more information regarding the Fund's tax status.

You Will Be Taxed Each Year On Your Share of Fund Profits

You will be taxed on your share of Fund income or gain each year, whether or not you redeem units or receive distributions from the Fund. Because a substantial portion of the SPhinX(TM) Managed Futures Fund's open positions are "marked-to-market" at the end of each year, some of your tax liability will be based on unrealized gains which the Fund may, in fact, never realize. 40% of any trading profits on U.S. exchange-traded contracts are taxed as short-term capital gains at ordinary income rates, while 60% of any trading profits are taxed as long-term capital gains at a 15% maximum rate for individuals. These rates apply regardless of how long the SPhinX(TM) Managed Futures Fund holds a contract, or an investor holds his or her units.

Over time, the compounding effects of the annual taxation of the Fund's income are material to the economic consequences of investing in the Fund. For example, a 10% compound annual rate of return over five years would result in an initial $10,000 investment compounding to $16,105. However, after factoring in a 30% tax rate each year, the result would be $14,025. Please see "Federal Income Tax Aspects-Taxation of Limited Partners on Profits and Losses of the Fund," "Federal Income Tax Aspects-Gain or Loss on Section 1256 Contracts and Non-Section 1256 Contracts" and "Federal Income Tax Aspects-Tax on Capital Gains and Losses" beginning on page 46 for more information.

You Will Be Taxed On the Fund's Interest Income Even If the Fund Suffers Trading Losses

Losses on the Fund's trading are almost exclusively capital losses. Non-corporate investors may use net capital losses to offset up to $3,000 of ordinary income each year. So, for example, if your share of the Fund's trading loss was $10,000 in a given fiscal year and your share of interest income was $5,000, you would incur a net loss in the net asset value of your units equal to $5,000, but would nevertheless recognize taxable income of $2,000. Please see "Federal Income Tax Aspects-Tax on Capital Gains and Losses" on page 47 for more information.

Limitations On the Deductibility of Investment Advisory Fees

The general partner does not intend to treat the operating expenses of the Fund as "investment advisory fees" for federal income tax purposes. The general partner believes that this is the position adopted by virtually all United States futures fund sponsors. However, were the operating expenses of the Fund characterized as investment advisory fees, non-corporate taxpayers would be subject to substantial restrictions on the deductibility of those expenses, would pay increased taxes in respect of an investment in the Fund and may actually recognize taxable income despite having incurred a financial loss. Please see "Federal Income Tax Aspects-Limited Deduction for Certain Expenses" on page 48 for more information.

The IRS Could Audit Both the Fund, the SPhinX(TM) Managed Futures Fund portfolios and the Individual Limited Partners

The IRS could audit both the Fund's tax returns and the tax returns of the SPhinX(TM) Managed Futures Fund portfolios. If either audit resulted in an adjustment, all limited partners may be required to pay additional taxes, interest, and penalties. Please see "Federal Income Tax Aspects-IRS Audits of the Fund and its Limited Partners" on page 48 for more information.

The Fund Does Not Have Some Statutory Registrations

Pursuant to an exemption from registration, the Fund has not registered as an investment company or a "mutual fund," which would subject the Fund to extensive regulation by the SEC, under the Investment Company Act of 1940, as amended. Therefore, you do not have the protection provided by such legislation, which, among other things, (1) requires that an investment company's board of directors, including a majority of disinterested directors, approve certain of its activities and contractual relationships and (2) prohibits an investment company from engaging in some transactions with its affiliates. Further, to the extent registration under or compliance with these laws is required, the Fund may incur significant burdens and expenses in connection therewith.

The general partner is not registered as an investment adviser under the Investment Advisers Act of 1940 or any similar state law. However, the general partner is registered as a commodity pool operator and a commodity trading advisor and is subject to regulation as such by the CFTC and the NFA.

INVESTMENT FACTORS

Although there can be no assurance that the portfolio managers will trade successfully on behalf of the SPhinX(TM) Managed Futures Fund or that the Fund will avoid substantial losses, if the Fund is successful, an investment in the Fund offers investors the following potential advantages.

The General Partner

The general partner has experience and familiarity with the managed futures industry, which provides the general partner with a basis to monitor the SPhinX(TM) Managed Futures Fund as well as administer the Fund. The general partner's principals have over 100 years of combined experience in the investment field. As of May 31, 2005, the general partner had approximately $90 million under management.

The S&P Managed Futures Index

The S&P Managed Futures Index is designed to offer an investable benchmark comprising programs traded by commodity trading advisors selected by Standard & Poor's as broadly representative of systematic trading strategies. An investable benchmark refers to a standard for performance comparison that is available to investors as an investment itself. By investing in the Fund, you will have access to a broad cross-section of systematic managed futures strategies through a single investment.

Investment Diversification

If you are not prepared to spend substantial time trading in the futures and forward markets, you may nevertheless participate in these markets through investing in the Fund. In connection with an investment in the Fund, however, you should read and understand this prospectus completely, monitor the net asset value of any units you purchase and review any reports provided to you by the Fund. An investment in the Fund can provide valuable diversification to a traditional portfolio of stocks and bonds. The general partner believes that the profit potential of the Fund does not depend upon favorable general economic conditions and that the Fund is just as likely to be profitable or unprofitable during periods of declining stock and bond markets as at any other time.

Allocating a small portion of your investment portfolio to a managed futures investment, such as the Fund, can potentially enhance the overall performance of your portfolio. Modern portfolio theory suggests that a diverse portfolio with positively performing assets that have little or no correlation with each other should have higher returns and lower risk, as measured by variability of returns, than a less diversified portfolio.

Historically, managed futures investments have had very little correlation to the stock and bond markets, which means that the performance of managed futures likely has no relationship to the performance of stocks and bonds.

Market Diversification

The SPhinX(TM) Managed Futures Fund will trade in 40 to 60 or more markets, though not necessarily in all markets at all times.

Diversification of an investor's assets in the SPhinX(TM) Managed Futures Fund permits investors to participate in markets that would otherwise not be included in their portfolios, thereby both potentially diversifying risk and increasing profit opportunities.

The markets that the SPhinX(TM) Managed Futures Fund trades in may change from time to time.

Opportunity to Profit in Rising as well as in Declining Markets

The Fund may realize positive or negative returns in both rising and declining markets as futures positions may be established on either the long or the short side of a market. Unlike short selling in the securities markets, selling short in futures in anticipation of a drop in price can be accomplished without additional restrictions or special margin requirements. However, leverage may be used in selling short in futures contracts, and the magnitude of gain or loss may not be less than selling short in the securities markets.

It is potentially advantageous for investors to own investments that can appreciate during a period of generally declining prices, financial disruption or economic instability. Investors must realize, however, that the Fund is not specifically designed to appreciate in declining markets. Rather, it is designed to substantially track the S&P Managed Futures Index, before expenses of the Fund. The Fund will only increase in value if the portfolio managers' trading systems identify market trends and are able to trade those trends profitably.

Small Minimum Investment; Smaller Minimum Additional Investment

The portfolio managers typically manage individual accounts only of substantial size-$1,000,000 or more. You may gain access to the portfolio managers for a minimum investment of $10,000 ($3,000 for an individual retirement account). You may make additional investments in the units with a minimum investment of $2,500.

Limited Liability

If you open an individual futures account, you will be generally liable for all losses incurred in the account, and may lose substantially more than you committed to the account. However, as an investor in the Fund, you cannot lose more than your investment plus undistributed profits.

Administrative Convenience

The general partner is responsible for all aspects of the Fund's operation. You will receive monthly unaudited statements and annual audited financial reports as well as information necessary for you to complete your federal income tax returns. The approximate daily net asset value per unit will be available on the Refco website (http://www.refco.com/rai) as well as other Internet sites or by calling representatives of the general partner at 866-822-4373.

PERFORMANCE OF THE FUND-CLASS 1 UNITS

S&P MANAGED FUTURES INDEX FUND, LP
CLASS 1 UNITS

March 15, 2004 through May 31, 2005

Name of Pool: S&P Managed Futures Index Fund, LP

Type of Pool: Publicly Offered

Inception of Trading: March 15, 2004

Aggregate Class 1 Gross Subscriptions: $43,715,718

Current Class 1 Net Asset Value: $38,915,642 (as of May 31, 2005)

Largest Class 1 Monthly Draw-down*: (8.72)% (in April 2004)

Worst Class 1 Peak-to-Valley Draw-down**: (19.69)% (from March 15, 2004 through August 2004)

	Class 1 Units Rates of Return (Computed on a Compounded Monthly Basis)
Month	2004	2005
January		(6.75)%
February		(0.44)%
March	(1.90)%	(0.13)%
April	(8.72)%	(6.91)%
May	(2.24)%	2.02%
June	(5.28)%
July	(2.14)%
August	(1.03)%
September	3.57%
October	5.12%
November	4.96%
December	(1.54)%
Year	(9.64)%	(11.94)%

 *"Largest Monthly Drawdown" is the largest negative monthly rate of return experienced by a pool.

**"Worst Peak-to-Valley Drawdown" is the greatest percentage decline in net asset value of a pool experienced by the pool without such net asset value being subsequently equaled or exceeded. For example, if the value of a pool unit dropped by 1% in each of January and February, rose 1% in March and dropped again by 2% in April, a "Peak-to-Valley Drawdown" would still be continuing at the end of April in the amount of approximately (3)%, whereas if the value of the pool unit had risen by approximately 2% or more in March, the drawdown would have ended as of the end of February at the (2)% level.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PERFORMANCE OF THE FUND-CLASS 2 UNITS

S&P MANAGED FUTURES INDEX FUND, LP
CLASS 2 UNITS

March 15, 2004 through May 31, 2005

Name of Pool: S&P Managed Futures Index Fund, LP

Type of Pool: Publicly Offered

Inception of Trading: March 15, 2004

Aggregate Class 2 Gross Subscriptions: $11,598,085

Current Class 2 Net Asset Value: $8,627,658 (as of May 31, 2005)

Largest Class 2 Monthly Draw-down*: (8.72)% (in April 2004)

Worst Class 2 Peak-to-Valley Draw-down**: (19.17)% (from March 15, 2004 through August 2004)

	Class 2 Units Rates of Return (Computed on a Compounded Monthly Basis)
Month	2004	2005
January		(6.59)%
February		(0.28)%
March	(1.74)%	(0.04)%
April	(8.72)%	(6.75)%
May	(2.24)%	2.19%
June	(5.14)%
July	(1.97)%
August	(0.86)%
September	3.75%
October	5.30%
November	5.14%
December	(1.38)%
Year	(8.44)%	(11.20)%

 *"Largest Monthly Drawdown" is the largest negative monthly rate of return experienced by a pool.

**"Worst Peak-to-Valley Drawdown" is the greatest percentage decline in net asset value of a pool experienced by the pool without such net asset value being subsequently equaled or exceeded. For example, if the value of a pool unit dropped by 1% in each of January and February, rose 1% in March and dropped again by 2% in April, a "Peak-to-Valley Drawdown" would still be continuing at the end of April in the amount of approximately (3)%, whereas if the value of the pool unit had risen by approximately 2% or more in March, the drawdown would have ended as of the end of February at the (2)% level.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SELECTED FINANCIAL DATA
AND SELECTED QUARTERLY FINANCIAL DATA

Selected Financial Data
	Three Months Ended March 31, 2005 (unaudited)	Period from March 15, 2004 (commencement of trading operations) to December 31, 2004
OPERATING EXPENSES
Management Fees
Class 1	$376,845	$647,543
Class 2	43,994	85,936
Administration Fee
Class 1	45,349	178,767
Class 2	10,389	48,924
Professional Fees	38,751	135,079
Other Expenses	4,734	29,433
Total Expenses	520,062	1,125,682
Waiver of Management Fees by general partner	(10,208)	(125,017)
NET INVESTMENT LOSS	$(509,854)	$(1,000,665)
DECREASE IN EQUITY IN SPHINX(TM) MANAGED FUTURES FUND	$(2,747,443)	$(2,639,838)
NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS	$(3,257,297)	$(1,639,173)
Aggregate Net Asset Value	$46,621,999	$42,723,742
Net Asset Value Per Unit:
Class 1	$837.87	$903.62
Class 2	$853.25	$915.61
Decrease in Net Asset Value per
Class 1 Unit	$(65.75)	$(96.38)
Class 2 Unit	$(62.36)	$(84.39)

On or about July 1st, 2005, Class A and Class B Units of Limited Partnership Interests became known as Class 1 and Class 2 respectively.

Selected Quarterly Financial Data (Unaudited)
Quarter Ended June 30, 2004	Quarter Ended September 30, 2004	Quarter Ended December 31, 2004	Quarter Ended March 31, 2005
Net Investment Loss $(209,304)	$(297,420)	$(456,305)	$(509,854)
Increase (Decrease) in Equity in SPhinX Managed Futures Fund $(1,525,491)	$738,101	$3,484,989	$(2,747,443)
Net Increase (Decrease) in Net Assets Resulting From Operations $(1,734,795)	$440,681	$3,028,467	$(3,257,297)
Aggregate Net Asset Value $16,946,234	$32,532,656	$42,723,742	$46,621,999
Net Asset Value per
Class 1 Unit $829.17	$831.79	$903.62	$837.87
Class 2 Unit $831.79	$838.61	$915.61	$853.25

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Capital Resources

The Fund is designed to raise additional capital only through the sale of the units, pursuant to the continuous offering of the units and does not intend to raise any capital through borrowing. The general partner does not plan to invest the Fund's assets directly other than in the stated investment objective, but the general partner may invest funds temporarily in U.S. government obligations, money market accounts, or other short-term interest-bearing accounts. Additionally, the general partner may borrow money on an unsecured or secured basis for cash management purposes, and will pay interest on such activities.

Liquidity

An investment in the Fund is not liquid as there is no secondary market for the units. The units may be redeemed on the 15th day of the month or the last business day of the calendar month by providing at least 10 business days prior notice. In addition, there are also substantial restrictions on the ability of the Fund to make withdrawals from the SPhinX(TM) Managed Futures Fund that further reduces the liquidity of the Fund's assets.

While the Fund does not invest directly in futures contracts, it possesses indirect liquidity risk through its investment in the SPhinX(TM) Managed Futures Fund as described in this prospectus. Most United States' futures exchanges limit fluctuations in some futures and options contract prices during a single day by regulations referred to as daily price fluctuation limits or daily limits. During a single trading day, no trades may be executed at prices beyond the daily limit. Once the price of a contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated. Futures prices have occasionally moved to the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the investment manager of the SPhinX(TM) Managed Futures Fund from promptly liquidating unfavorable positions and subject the SPhinX(TM) Managed Futures Fund to substantial losses that could exceed the margin initially committed to those trades. In addition, even if futures or options prices do not move to the daily limit, the SPhinX(TM) Managed Futures Fund may not be able to execute trades at favorable prices, if little trading in the contracts is taking place. Other than these limitations described above, the SPhinX(TM) Managed Futures Fund's assets are expected to be highly liquid.

Off-Balance Sheet Arrangements

The Fund does not have any off-balance sheet arrangements.

Results of Operations

The Fund commenced operations on March 15, 2004 and has a limited performance history. Class 1 had a return of -9.64%, net of fees and expenses, from the inception of trading to December 31, 2004, and -11.94%, net of fees and expenses, for the 5 months ended May 31, 2005. Class 2 also commenced operations on March 15, 2004 and had a return of -8.44%, net of fees and expenses, from the inception of trading to December 31, 2004, and returned -11.20%, net of fees and expenses, for the 5 months ended May 31, 2005. The results of the Fund, excluding Fund level expenses, are directly correlated to that of the SPhinX(TM) Managed Futures Fund. A discussion of the Fund's results appears below.

For the Period March 15, 2004 (Commencement of Operations) through December 31, 2004

The Class 1 Units returned -9.64% in 2004. The Class 2 Units returned -8.44% in 2004.

Most of the losses in 2004 stemmed from the dramatic reversal in pre-existing trends that portfolio managers were exploiting leading up to the end of 2003. In March and April 2004, long-term trends in government bonds, currencies, and stock indices, which are markets widely traded by portfolio managers, reversed on the news of the United States economic rebound and, as a result, positions designed to profit from these trends reversed sharply and without warning, causing a decline in returns. In April, the Fund's net asset value declined 9% as a result of these factors.

During the following 4 months, global financial markets went into a sideways pattern as market participants attempted to shelter assets from the general uncertainty surrounding an uncertain economic recovery given rapid inflation in oil prices, increasing interest rates, and friction in the Middle East. As a result, Fund losses increased as markets reversed back and forth in a classic whipsawing market in which portfolio managers generally perform poorly. During this period, the Fund's net asset value declined approximately 11%.

During the latter portion of the year, from September through December, aggressive trends re-emerged from which the Fund profited with an aggressive demand-driven rally in crude oil, a collapse in the value of the United States dollar following the November 2004 presidential election, and a deflationary rally in government bonds. All three of these themes provided extensive persistent profit generating opportunities, with the Fund itself returning nearly 15% from September through November.

Most of this return originated from profits taken in foreign exchange, financial, energy, and precious metal markets. Other markets, such as agriculture and soft commodities presented few quality trending opportunities during 2003, and thus had relatively flat or slightly negative contributions to portfolio returns during the year because they were not heavily traded.

Three months ended March 31, 2005

Of the 14 managers in the S&P Managed Futures Index, 1 manager had positive returns, with underlying managers' returns ranging from a negative 13.93% to a positive 4.71%. Based on the individual returns of the 14 managers, the average return of the S&P Managed Futures Index was a negative 6.10%. After posting its seventh consecutive year of positive returns, the S&P Managed Futures Index began the 1st quarter of 2005 with a loss of 6.30% in January as market participants reversed their views on the viability of the United States economy and aggressively bid up the value of the United States dollar versus other currencies. As background to the reversal, the United States dollar collapsed after the presidential elections in November 2004, with the consensus view holding that budget deficits, trade deficits, and trade flows would remain in poor condition for the foreseeable future, thus making the United States economy and its currency appear less inviting as investments. The value of United States bonds declined slightly for the period ending March 31, 2005, as the long end of global yield curves steepened in February at least partially on account of testimony before Congress by Alan Greenspan, Chairman of the Federal Reserve Board, regarding business activity level. However, going into the end of the 1st quarter of 2005, the increase in the United States deficit, which was the second largest in history, helped push bond prices even lower to a level of 10930. Although volatile, metals rallied through the end of the quarter, helped by a recovery in copper and silver, which are approaching recent highs based on a tighter industry supply outlook and a weakening United States dollar. Additionally, energy prices continued to move higher throughout the 1st quarter of 2005 as temperatures in the Northeastern area of the United States remained low in January and February and the prospect that the Organization of the Petroleum Exporting Countries would endorse production cuts appeared more likely. As a result, crude oil moved from intra-month lows near $42 at the beginning of January to end March slightly over the $56 level. Mid-way through January, United States equity markets led global equity indices higher on increased news of profitability, increased manufacturing orders, and upwardly revised gross domestic product numbers for the fourth quarter of 2004 in the United States. However, throughout February and March, unrelenting energy prices and lower than expected earning reports put downside pressure on the equity markets.

Based on the above markets activity, the S&P Managed Futures Index took losses in equities, primarily the S&P 500 and the NASDAQ 100 and nearly broke even in metals (gold and silver). Profits were the result of short positions in global bonds and interest rate markets. Additionally, the S&P Managed Futures Index profited in a variety of commodity markets such as the grains (soybeans, wheat, corn) and the softs (coffee, cocoa, sugar) and also but to a lesser extent from long positions in the energy sector, including unleaded gasoline, heating oil and crude oil

Critical Accounting Policies-Valuation of the SPhinX(TM) Managed Futures Fund's positions

The general partner believes that the accounting policies that will be most critical to the Fund's financial condition and results of operations relate to the valuation of the SPhinX(TM) Managed Futures Fund's investment positions. The majority of the SPhinX(TM) Managed Futures Fund's investment positions will be exchange-traded futures contracts, which will be valued daily at settlement prices published by the exchanges. The SPhinX(TM) Managed Futures Fund's spot and forward foreign currency contracts will also be valued at published daily settlement prices or at dealers' quotes. Swap contracts generally will be valued by reference to published settlement prices or dealers' quotes in related markets or other measures of fair value deemed appropriate by the general partner. The general partner does not believe that the SPhinX(TM) Managed Futures Fund will trade swaps to a significant degree. Thus, the general partner expects that under normal circumstances substantially all of the SPhinX(TM) Managed Futures Fund's assets, and as a result the Fund's assets, will be valued by objective measures and on a timely basis.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Introduction

The Fund does not control the SPhinX(TM) Managed Futures Fund, PlusFunds or any portfolio manager, and has no role in the choice of portfolio managers, any portfolio manager's choice of investments or any other investment decisions of the SPhinX(TM) Managed Futures Fund. The Fund is dependent upon the expertise and abilities of PlusFunds in implementing the S&P Managed Futures Index strategy as well as the portfolio managers who have investment discretion over the assets allocated to them. There can be no assurance that the services of PlusFunds or of a portfolio manager will be available for any length of time, or that the SPhinX(TM) Managed Futures Fund will remain available for investment by the Fund.

The Fund is dependent on PlusFunds and the SPhinX(TM) Managed Futures Fund's independent administrator to provide it with periodic reports and other information. The Fund may not be provided with detailed information regarding the precise investments made by a portfolio manager because some of this information may be considered proprietary and otherwise confidential. This lack of access to information may make it more difficult for the Fund to evaluate the SPhinX(TM) Managed Futures Fund and the portfolio managers and to make a judgment regarding the fair value of the assets of the Fund.

The Fund is designed to invest in the SPhinX(TM) Managed Futures Fund, a speculative commodity pool. The market sensitive instruments indirectly held by it are acquired for speculative trading purposes, and all or a substantial amount of the Fund's assets are indirectly subject to the risk of trading loss.

Market movements result in frequent changes in the fair market value of the SPhinX(TM) Managed Futures Fund's open positions and, consequently, in its earnings and cash flow. The SPhinX(TM) Managed Futures Fund's market risk is influenced by a wide variety of factors, including the level and volatility of exchange rates, interest rates, equity price levels, the market value of financial instruments and contracts, market prices for base and precious metals, energy complexes and other commodities, the diversification effects among the SPhinX(TM) Managed Futures Fund's open positions and the liquidity of the markets in which it trades.

Frequently, the SPhinX(TM) Managed Futures Fund rapidly acquires and liquidates both long and short positions in a wide range of different markets. Consequently, it is not possible to predict how a particular future market scenario will affect performance. The SPhinX(TM) Managed Futures Fund's current trading advisors all employ trend-following strategies that rely on sustained movements in price. Erratic, choppy, and sideways trading markets and sharp reversals in movements can materially and adversely affect the SPhinX(TM) Managed Futures Fund's performance results. The SPhinX(TM) Managed Futures Fund's past performance is not necessarily indicative of its future results.

Quantitative Market Risk

The following quantitative disclosures regarding the Fund's exposure to market risk contain "forward-looking statements" within the meaning of the safe harbor from civil liability provided for in the Private Securities Litigation Reform Act of 1995 (as set forth in Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor, except for any statement of historical fact.

The Fund's approximate risk exposure in the various market sectors traded by its trading advisors is quantified below in terms of value at risk. Value at risk is a quantitative technique used to estimate the likelihood that a portfolio's losses will exceed a certain amount over a given time frame and is alternately expressed in percentage or currency terms. The results of this technique should be viewed as estimations because future results will differ from predicted values due to changing market conditions that cannot be forecasted with complete accuracy.

Value at Risk By Market Sectors

The following tables indicate the value at risk associated with the Fund's open positions by market category as of March 31, 2005, and December 31, 2004. As of March 31, 2005, the Fund's net assets were $45,170,341. The results below illustrate the estimated value at risk over a 10-business day period at a 99% level of confidence. "Value at Risk" is expressed in United States dollars and "VaR%" is expressed as a percentage of Fund net assets.

  As of March 31, 2005

Market Sector	Value at Risk	VaR (%)
Interest Rate	$1,286,422	4.83%
Equity Index	1,033,399	3.88%
Currency	1,052,043	3.95%
Raw Commodity	1,598,040	6.00%
TOTAL	$4,969,904	18.66%

  As of December 31, 2004

Market Sector	Value at Risk	VaR (%)
Interest Rate	$986,441	2.31%
Equity Index	877,821	2.05%
Currency	1,181,512	2.77%
Raw Commodity	423,394	0.99%
TOTAL	$3,469,168	8.12%

Qualitative Market Risk

Trading Risk

The following qualitative disclosures regarding the Fund's exposure to market risk contain "forward-looking statements" within the meaning of the safe harbor from civil liability provided for in the Private Securities Litigation Reform Act of 1995 (as set forth in Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). All qualitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor, except for any statement of historical fact and the descriptions of how the Fund manages its primary market risk exposures

The Fund invests substantially all of its assets into the SPhinX(TM) Managed Futures Fund. The following are guidelines to the primary trading risk exposures of the SPhinX(TM) Managed Futures Fund by market sector.

Interest Rates

Interest rate risk is one of the principal market exposures of the SPhinX(TM) Managed Futures Fund. Interest rate movements directly affect the price of interest rate futures positions held and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact profitability. The primary interest rate exposure is to interest rate fluctuations in the United States and the other G-7 countries. However, the SPhinX(TM) Managed Futures Fund also takes futures positions on the government debt of smaller nations.

Currencies

Exchange rate risk is a significant market exposure of the SPhinX(TM) Managed Futures Fund. The SPhinX(TM) Managed Futures Fund's currency exposure is to exchange rate fluctuations, primarily fluctuations that disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political and general economic conditions. The SPhinX(TM) Managed Futures Fund trades in a large number of currencies, including cross-rates, which are positions between two currencies other than the U.S. dollar.

Energy

The SPhinX(TM) Managed Futures Fund also has energy market exposure to gas and oil price movements, which often have short-term volatility swings resulting from political developments in the Middle East and, in the long-term, are subject to the forces of global supply and demand.

Stock Indices

The SPhinX(TM) Managed Futures Fund's primary equity exposure is to equity price risk in the G-7 countries as well as other smaller jurisdictions. The SPhinX(TM) Managed Futures Fund is primarily exposed to the risk of adverse price trends or static markets in the major indices of the United States, Europe and Japan.

Metals

The SPhinX(TM) Managed Futures Fund's metals market exposure is to fluctuations in the price of both precious metals, including gold and silver, as well as base metals including aluminum, copper, nickel and zinc. Some metals, such as gold, are used as surrogate stores of value, in place of hard currency, and thus have an associated currency or interest rate risk associated with them relative to their price in a specific currency. Other metals, such as silver, platinum, copper, and steel, have substantial industrial applications, and may be subject to forces affecting industrial production and demand.

Agricultural

The SPhinX(TM) Managed Futures Fund may also invest in raw commodities and will thus have exposure to agricultural price movements, which are often directly affected by severe or unexpected weather conditions or by political events in countries that comprise significant sources of commodity supply.

Other Trading Risks

As a result of leverage, small changes in the price of the portfolio managers' positions may result in substantial losses to the Fund. Commodity interest contracts are typically traded on margin. This means that a small amount of capital can be used to invest in contracts of much greater total value. The resulting leverage means that a relatively small change in the market price of a contract can produce a substantial loss. Like other leveraged investments, any purchase or sale of a contract may result in losses in excess of the amount invested in that contract. The portfolio managers may lose more than their initial margin deposits on a trade.

The portfolio managers' trading will be subject to execution risks. Market conditions may make it impossible for the portfolio managers to execute a buy or sell order at the desired price, or to close out an open position. Daily price fluctuation limits are established by the exchanges and approved by the CFTC. When the market price of a contract reaches its daily price fluctuation limit, no trades can be executed at prices outside the limit. The holder of a contract may therefore be locked into an adverse price movement for several days or more and lose considerably more than the initial margin put up to establish the position. Thinly traded or illiquid markets also can make it difficult or impossible to execute trades.

Non-Trading Risk Exposure

The Fund must rely on the SPhinX(TM) Managed Futures Fund when calculating its net asset value. The net asset values received by the Fund from the SPhinX(TM) Managed Futures Fund may be subject to revision through monthly financial reports of the SPhinX(TM) Managed Futures Fund. As a result, revisions to the Fund's gain and loss calculations may occur. Any revisions not deemed material in the sole discretion of the general partner will not result in an adjustment to prior subscription or redemption prices for the Fund. Moreover, in some cases, the Fund will have little ability to assess the accuracy of the valuations of its investment in the SPhinX(TM) Managed Futures Fund that are received from PlusFunds or from the SPhinX(TM) Managed Futures Fund or its administrator. There are no market quotations available to use in valuing the Fund's investments in the SPhinX(TM) Managed Futures Fund. As a result, these investments will be valued at their fair values as determined in accordance with procedures adopted in good faith by the general partner. These valuations may not in all cases accurately reflect the values of the Fund's investments in the SPhinX(TM) Managed Futures Fund. These inaccuracies may adversely affect the Fund or investors who purchase or redeem Units.

The Fund's ability to track the S&P Managed Futures Index is dependent upon PlusFunds' ability to make the requisite allocations to all of the portfolio managers that are included in the S&P Managed Futures Index. To the extent that PlusFunds is not able to make an allocation to a portfolio manager, the performance of the Fund will not track the performance of the S&P Managed Futures Index, before fees of the Fund.

The Fund invests substantially all of its assets in the SPhinX(TM) Managed Futures Fund and is subject to the risks of the SPhinX(TM) Managed Futures Fund as follows:

•  The SPhinX(TM) Managed Futures Fund is subject to counterparty risks. If the SPhinX(TM) Managed Futures Fund's clearing broker becomes bankrupt or insolvent, or otherwise defaults on its obligations to the SPhinX(TM) Managed Futures Fund, the SPhinX(TM) Managed Futures Fund may not receive all amounts owed to it in respect to its trading, despite the clearinghouse fully discharging all of its obligations. Furthermore, in the event of the bankruptcy of the clearing broker, the SPhinX(TM) Managed Futures Fund could be limited to recovering only a pro rata share of all available funds segregated on behalf of the clearing broker's combined customer accounts, even though property specifically traceable to the SPhinX(TM) Managed Futures Fund (for example, United States Treasury bills deposited by the SPhinX(TM) Managed Futures Fund with the clearing broker as margin) was held by the clearing broker. In addition, some of the instruments which the SPhinX(TM) Managed Futures Fund may trade are traded in markets such as foreign exchanges or forward contract markets in which performance is the responsibility only of the individual counterparty with whom the trader has entered into a contract and not of an exchange or clearing corporation. The SPhinX(TM) Managed Futures Fund will be subject to the risk of the inability or refusal to perform on the part of the counterparties with whom those types of contracts are traded. There are no limitations on the amount of allocated assets a portfolio manager can trade on foreign exchanges or in forward contracts

•  The SPhinX(TM) Managed Futures Fund's positions are subject to speculative limits. The CFTC and domestic exchanges have established speculative position limits on the maximum futures position which any person, or group of persons acting in concert, may hold or control in particular futures contracts or options on futures contracts traded on United States commodity exchange. Under current regulations, other accounts of the portfolio managers are combined with the positions held by the SPhinX(TM) Managed Futures Fund for position limit purposes. This trading could preclude additional trading in these commodities by the portfolio managers for the account of the SPhinX(TM) Managed Futures Fund.

•  Systematic strategies do not consider fundamental types of data and do not have the benefit of discretionary decision making. Most of the SPhinX(TM) Managed Futures Fund's assets will be allocated to portfolio managers that rely on technical, systematic strategies that do not take into account factors external to the market itself (although certain of these strategies may have minor discretionary elements incorporated into their systematic strategy). The widespread use of technical trading systems frequently results in numerous portfolio managers attempting to execute similar trades at or about the same time, altering trading patterns and affecting market liquidity. Furthermore, the profit potential of trend-following systems may be diminished by the changing character of the markets, which may make historical price data (on which technical programs are based) only marginally relevant to future market patterns. Systematic strategies are developed on the basis of a statistical analysis of market prices. Consequently, any factor external to the market itself that dominates prices that a discretionary decision maker may take into account may cause major losses for a systematic strategy. For example, a pending political or economic event may be very likely to cause a major price movement, but a systematic strategy may continue to maintain positions indicated by its trading method that might incur major losses if the event proved to be adverse.

Managing Risk Exposure

The S&P Managed Futures Index Committee is charged with overseeing the methodology and operations of the S&P Managed Futures Index and has primary responsibility for the S&P Managed Futures Index's strategy classifications, composition and methodology. Implicit to the SPhinX(TM) Managed Futures Fund's construction is consideration of the quality and effectiveness of risk awareness and volatility monitoring on the part of the commodity trading advisors selected for membership in the S&P Managed Futures Index. In addition, numerical analysis of each portfolio manager's historical returns with respect to performance in aggregate as well as in discrete periods of various market cycles is made as part of the due diligence process for consideration of membership in the S&P Managed Futures Index.

PlusFunds, the investment manager of the SPhinX(TM) Managed Futures Fund and the sub-investment manager of the Fund, is a Delaware corporation organized on March 25, 2002. It has been registered with the CFTC as a commodity pool operator since July 1, 2002, and as a commodity trading advisor since March 14, 2003, and is a member of the National Futures Association. PlusFunds monitors the day-to-day performance of the SPhinX(TM) Managed Futures Fund's underlying portfolio managers on a T+1 basis using daily pricing information verified by independent sources. PlusFunds screens managers for potential anomalies, such as excessive leverage, abnormal changes in positions, transaction mis-pricing, fraudulent behavior as well as deviation from investment style. On a weekly basis, PlusFunds performs an analysis of portfolio exposure across securities, sectors, regions and asset allocation along with value at risk, and incremental risk analysis. PlusFunds selects the portfolio funds generally to track the S&P Managed Futures Index, but there may be differences specifically if there is a change in S&P Managed Futures Index composition.

THE GENERAL PARTNER

RefcoFund Holdings, LLC is a Delaware limited liability company which was organized on January 21, 1999. RefcoFund Holdings is the successor entity after a merger with RefcoFund Holdings Corporation. RefcoFund Holdings Corporation was incorporated in Delaware on May 16, 1981 under the name ContiFund Management Corporation. As of May 31, 2005, the general partner was managing approximately $90 million in client assets.

RefcoFund Holdings, LLC is the futures asset management subsidiary of Refco Group Ltd., LLC, which is the parent company of a network of global firms providing financial services to a broad range of predominantly institutional clients on a world-wide basis. The core of these activities consists of the brokerage and clearing of financial and commodity futures and options contracts on global regulated markets. The general partner administers, monitors and structures money management products for investors and manages futures funds. The general partner currently manages futures trading products in Asia, Europe, Canada and the United States.

The general partner has been registered with the CFTC as a commodity pool operator since October 14, 1981, as a commodity trading advisor since September 21, 1993, and is a member of NFA. The registration of the general partner with the CFTC is not an indication that the CFTC has recommended or approved either the general partner or the Fund.

The general partner has made and is required to maintain a cash general partnership investment in the Fund equal to the greater of $25,000 or 1% of the total contributions of all limited partners to the Fund. The general partner may make withdrawals of any investment in excess of this amount. However, the general partner has no intent or commitments to fund cash flow deficits, if any, or provide other direct or indirect financial assistance to the Fund. Other than the required contribution, it is not anticipated that the general partner or its affiliated entities will make any other investments in the Fund. The general partner is responsible for allocating the Fund's assets to the SPhinX(TM) Managed Futures Fund.

Neither the general partner nor any of its principals have been subject to any administrative, civil or criminal action, whether pending, on appeal or concluded, within the preceding five years, that the general partner would deem material for purposes of Part 4 of the Regulations of the CFTC. The officers and directors of the general partner may, from time to time, trade futures, forwards, and options for their own proprietary accounts. The records of trading in such accounts will not be made available to you for inspection.

Background and Management

Phillip R. Bennett, age 56, has been a Manager of the general partner since its inception in 1999. Mr. Bennett has served as President of Refco Group Ltd since March 1999 and Chief Executive Officer since May 1985. He has also served as the President of Refco Capital LLC since September 1981. Mr. Bennett has also been a Manager of Refco Alternative Investments, LLC since its inception in October 1999. Mr. Bennett is also registered or has been registered with the CFTC as a principal of the following Refco affiliates or other registrants for the periods indicated: Baronson Worldwide Futures LLC (February 2002 to March 2003); FLA Asset Management LLC (July 1997 to date); Forstmann Leff Associates LLC (July 1997 to date); Forstmann Leff International LLC (January 1998 to February 2001); FuturesNow LLC (March 1999 to June 1999); Haut Commodities LLC (September 1999 to date); Lind Waldock & Company LLC (February 2000 to September 2001); Lind Waldock Financial Partners LLC (February 2000 to date); Refco, LLC (December 1985 to date); and RefcoFund Management LLC (April 2000 to date). Mr. Bennett received his M.A. in Geography from Cambridge University in 1970.

Richard C. Butt, age 49, has been President of the general partner since November 2003. Mr. Butt has also served as a Senior Vice-President of Refco Alternative Investments, LLC since October 2003. His duties include the development of various hedge fund and structured note products, as well as the fund administration, operations and accounting for various products offered by the alternative investment division within Refco. From January 2002 to October 2003, Mr. Butt served as Executive Vice President of Global Distribution Strategies Inc., a global financial products distribution company. From April 2000 to December 2001, Mr. Butt worked for Orbitex Financial Services Group, a global financial services firm. From July 1998 to April 2000, he worked as an independent consultant. From May 1996 to June 1998, Mr. Butt was a Managing Director with Forum Financial Group, a third party administrator of mutual funds and other financial products. From December 1994 to May 1996, he was a Director with KPMG Peat Marwick LLP in their financial services consulting practice. Mr. Butt is a certified public accountant and holds a A.B. in Management Science from Duke University.

Joseph Murphy, age 44, has been a Manager of the general partner since October 1999. In addition, Mr. Murphy has also served as a Manager of Refco Alternative Investments, LLC since October 1999, and, since March 1999, has served as the President of Refco, LLC, one of the largest institutional and retail brokers in the world. He is also the Executive Vice President of Refco Group Ltd., LLC.. Mr. Murphy is also registered or has been registered with the CFTC as a principal of the following Refco affiliates or other registrants for the periods indicated: Baronson Worldwide Futures LLC (February 2002 to March 2003); FLA Asset Management LLC (April 2000 to date); Forstmann Leff Associates LLC (March 2000 to date); Forstmann Leff International LLC (April 2000 to February 2001); FuturesNow LLC (November 1999 to May 2001); Haut Commodities LLC (April 2000 to date); Lind Waldock & Company LLC (February 2000 to September 2001); Lind Waldock Financial Partners LLC (February 2000 to date); Refco Trading Services (December 2003 to date); and RefcoFund Management LLC (April 2000 to date). Prior to joining Refco, Mr. Murphy was employed by Chase Manhattan Bank from August 1988 to May 1995 and served as the Executive Managing Director at HSBC Futures from June 1995 to March 1999. Mr. Murphy received his Bachelor of Science from Providence College. Mr. Murphy's professional affiliations include serving as Vice-Chairman of the Board for the Futures Industry Association, Vice-Chairman of the Board of Trade Clearing Corporation, a director of the NFA, and a member of the Advisory Board for NQLX.

Philip Silverman, age 51, has served as Secretary of the general partner since June 1996. In addition, Mr. Silverman has served as Manager and Secretary of Refco Alternative Investments, LLC since October 1999. Mr. Silverman has also served as Secretary of Refco Group Ltd., LLC since June 1997, and as Secretary of RefcoFund Management LLC since June 1996. Mr. Silverman has also served as Vice President and Secretary of Forstmann-Leff International Associates, LLC since May 1997, as Secretary of Forstmann Leff International, LLC since May 1997 and as a Manager of Forstmann-Leff Associates, LLC since June 1997. Mr. Silverman received his B.B.A. in Marketing/Accounting from Baruch College in 1976 and his MBA in Accounting from Long Island University in 1980. Mr. Silverman is a certified public accountant.

Security Ownership of Certain Beneficial Owners and Management

As of the date of this prospectus, the Fund does not know of any person who beneficially owns more than 5% of the units outstanding. As of May 31, 2005, 12.264 Class 2 Units were owned or held by the officers of the general partner, and the general partner held 606.103 Class 2 Units.

Performance

The table of performance information set forth below is for the 10 other pools operated by the general partner. All 10 of these pools are multi-advisor pools. These pools differ materially from the Fund in that the Fund's objective is to track the performance of the S&P Managed Futures Index, before expenses of the Fund.

Additionally, and unlike the Fund, interest income may constitute a significant portion of the 10 multi-advisor pools total income and may generate profits. The Fund itself will not earn more than a de minimis amount of interest income as it invests substantially all of its assets in the SPhinX(TM) Managed Futures Fund, although the performance of the SPhinX(TM) Managed Futures Fund may be affected by the interest income it earns on its assets.

In the table of performance information set forth below, "current net asset value" for each pool was determined on a monthly basis based on the mark-to-market value of the pool's assets less its liabilities in accordance with generally accepted accounting principles in the United States. Mercury MTC (Cayman) Limited and Venus MTC (Cayman) limited are designated as "principal protected," which pursuant to CFTC rules means a pool commonly referred to as a "guaranteed pool" that is designed to limit the loss of the initial investments of its participants. In these pools, the parent of the general partner has guaranteed that investors of these funds would recover substantially all of their capital invested upon partial or full redemption of principal to the extent that the pools were carried by Refco, LLC.

The general partner performed the same administrative duties for each of the commodity pools it operates. The general partner as fund manager selects different commodity trading advisors with varying strategies to trade each pool's funds. Frequently, many of the funds utilize the same commodity trading advisors even though the fund has a different set of objectives.

There is no assurance that a combination of advisors, programs or market factors that produced positive results in the past will do so in the future.

Name of Pool:	Refco Global Financial Futures Trust (Thales Bermuda LP)	Capricorn Trading Co. Limited	Mercury MTC (Cayman) Limited	Venus MTC (Cayman) Limited	Selective Financial Portfolio Limited
Type of Pool:	Privately Offered	Privately Offered	Privately Offered/ Principal Protected	Privately Offered/ Principal Protected	Privately Offered
Inception of Trading:	April 8, 1998	February 9, 1998	April 1, 1992	April 1, 1993	Sept. 1, 1998
Date of Liquidation (if applicable)	Nov 30, 2003	Nov 30, 2003	April 30, 2000	June 30, 2000	June 30, 2003
Aggregate Gross Subscription:	$8,592,697	$6,940,746	$27,623,781	$43,260,813	$7,035,769
Current Net Asset Value as of April 30, 2005:	$0	$0	$0	$0	$0
Worst Monthly Drawdown*:	(8.00)% (4/00)	(5.07)% (9/02)	(4.54)% (1/00)	(5.03)% (4/00)	(4.55)% (9/00)
Worst Peak to-Valley Drawdown**:	(22.14)% (7/99-11/01)	(11.51)% (5/99-04/03)	(9.39)% (1/99-5/99)	(7.83)% (2/99-6/99)	(21.56)% (5/99-06/03)
2005 Year to Date Rate of Return:	-	-	-	-	-
2004 Compound Rate of Return:	-	-	-	-	-
2003 Compound Rate of Return:	(1.44)%	16.36%	-	-	2.93%
2002 Compound Rate of Return:	6.99%	(2.48)%	-	-	(5.66)%
2001 Compound Rate of Return:	(4.66)%	(0.02)%	-	-	(0.15)%
2000 Compound Rate of Return:	(10.03)%	(3.57)%	0.02%	(4.49)%	(2.52)%

 *"Worst Monthly Drawdown" is the largest negative monthly rate of return experienced by the pool.

**"Worst Peak-to-Valley Drawdown" is the greatest percentage decline in net asset value experienced by the pool without such net asset value being subsequently equaled or exceeded. For example, if the value of a pool unit dropped by 1% in each of January and February, rose 1% in March and dropped again by 2% in April, a "Peak-to-Valley Drawdown" would be still continuing at the end of April in the amount of approximately (3)%, whereas if the value of the pool unit has risen by approximately 2% or more in March, the drawdown would have ended as of the end of February at the (2)% level.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of Pool:	Northern Star Hedge Fund I	The Admiral Futures Fund, Ltd.	Clark Street Futures Fund	Dearborn Street Futures Fund
Type of Pool:	Privately Offered	Publicly Offered	Publicly Offered	Publicly Offered
Inception of Trading:	January 1, 1999	June 18, 1981	August 18, 1983	August 18, 1983
Date of Liquidation (if applicable)	Not Applicable	October 31, 2003	October 31, 2002	October 31, 2001
Aggregate Gross Subscription:	$43,676,694	$1,388,881	$2,806,266	$1,101,645
Current Net Asset Value as of April 30, 2005:	$44,695,452	$0	$0	$0
Worst Monthly Drawdown*:	(5.23)% (4/00)	(14.51)% (3/00)	(20.34)% (11/01)	(15.49)% (2/01)
Worst Peak to-Valley Drawdown**:	(28.70)% (4/99-4/03)	(34.18)% (3/00-11/00)	(32.82)% (3/00-5/00)	63.32% (3/99-9/01)
2005 Year to Date Rate of Return:	(0.66)%	-	-	-
2004 Compound Rate of Return:	(4.29)%	-	-	-
2003 Compound Rate of Return:	3.37%	-	-	-
2002 Compound Rate of Return:	(0.52)%	-	45.27%	-
2001 Compound Rate of Return:	(8.82)%	(3.58)%	(15.04)%	(23.79)%
2000 Compound Rate of Return:	(9.86)%	18.88%	16.67%	(22.57)%

 *"Worst Monthly Drawdown" is the largest negative monthly rate of return experienced by the pool.

**"Worst Peak-to-Valley Drawdown" is the greatest percentage decline in net asset value experienced by the pool without such net asset value being subsequently equaled or exceeded. For example, if the value of a pool unit dropped by 1% in each of January and February, rose 1% in March and dropped again by 2% in April, a "Peak-to-Valley Drawdown" would be still continuing at the end of April in the amount of approximately (3)%, whereas if the value of the pool unit has risen by approximately 2% or more in March, the drawdown would have ended as of the end of February at the (2)% level.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

THE SUB-INVESTMENT MANAGER

PlusFunds is a Delaware corporation which was organized on March 25, 2002.

PlusFunds has been registered with the CFTC as a commodity pool operator since July 1, 2002, as a commodity trading advisor since March 14, 2003, and is a member of NFA. The registration of PlusFunds with the CFTC is not an indication that the CFTC has recommended or approved PlusFunds to serve as a sub-investment advisor. Chris Rose is responsible for allocating the SPhinX(TM) Managed Futures Fund's assets among the portfolios.

The principals of PlusFunds do not presently anticipate making any investment in the Fund.

Neither PlusFunds nor any of its principals have been subject to any administrative, civil or criminal action, whether pending, on appeal or concluded, within the preceding five years, that PlusFunds would deem material for purposes of Part 4 of the Regulations of the CFTC. The officers and directors of PlusFunds may, from time to time, trade futures, forwards, and options for their own proprietary accounts. The records of trading in such accounts will not be made available to you for inspection.

Background and Management

Christopher Sugrue, is the Chairman and Co-founder of PlusFunds. Mr. Sugrue has served as the Chairman of PlusFunds since December 1998. Mr. Sugrue has been active in the private equity and hedge fund market since January 1993 both as an investor and advisor to various organizations in the alternative investments arena. From January 1993 to December 1998 Mr. Sugrue was a Senior Vice President of Refco Group Ltd, working directly for the Chairman and Principals of the firm. Mr. Sugrue has also been registered with the CFTC as an associated person of the following Refco affiliates for the periods presented: Refco, LLC (July 1995 to June 2002) and RefcoFund Holdings, LLC (November 1997 to May 2000). Mr. Sugrue graduated from the College at the University of Chicago and also holds a Masters Degree from the University of Chicago in Politics and Economics.

Diego Winegardner, is the Vice Chairman and Co-founder of PlusFunds. Mr. Winegardner has served as the Vice Chairman of PlusFunds since 2002. Since September 1991, Mr. Winegardner has been involved in all facets of the alternative investment management process including manager research, due diligence, portfolio construction and ongoing monitoring of related investments. From September 1996 until the formation of PlusFunds in April 1998, Mr. Winegardner founded and served as President of Sagax Capital Management, Inc. At Sagax, Mr. Winegardner launched a fund of funds investment partnership that managed assets in alternative investments for high net worth clients as well as providing consulting services to institutions investing in hedge funds. From November 1992 until August 1996, Mr. Winegardner served as Managing Director of Alternative Investments for The Winegardner Companies, a private family office. From January 1993 to October 1995, Mr. Winegardner was an Associated Person of Bolton Financial Services, LLC. Mr. Winegardner began his career working for Bearbull SA Geneva, Switzerland. He is a graduate of Cornell University.

Paul Aaronson is the Chief Executive Officer of PlusFunds, a position he has held since April 2005. Mr. Aaronson has 22 years experience in the financial services industry. Before joining PlusFunds, Mr. Aaronson was the executive managing director responsible for Standard & Poor's Portfolio Services Group. This group includes Standard & Poor's Index Services, which is responsible for the development, calculation, dissemination, and licensing of Standard & Poor's global indices, and Portfolio Advisors, S&P's investment advisory group. Prior to joining Standard & Poor's, Mr. Aaronson was co-founder and managing director of Windrush Asset Management, LLC, a hedge fund manager in New Canaan, Connecticut. Before establishing Windrush, he was a principal in the Equity Derivatives group at Morgan Stanley in New York and London, where he was the global product manager of international equity index basket products and exchange traded funds. Mr. Aaronson was instrumental in developing the first exchange traded funds focused on international equities. In 1988 he joined the Equity Derivatives group from Morgan Stanley's in-house legal department in London, where he was vice president and counsel to Morgan Stanley's European businesses. Mr. Aaronson began his career in 1983 as a securities lawyer with the law firm of Sullivan & Cromwell in New York City. Mr. Aaronson graduated from Middlebury College and also holds a Doctorate of Jurisprudence from Yale Law School.

Chris Aliprandi is the Chief Financial Officer of PlusFunds, a position he has held since July 2002. Mr. Aliprandi has 20 years of accounting and finance experience in the financial services and software industries. Prior to joining PlusFunds, Mr. Aliprandi was the Chief Financial Officer of Kinexus Corporation from March 2000 to March 2002, a software start-up that was sold to a public company in February 2002. From April 2002 to June 2002, Mr. Aliprandi acted as an independent consultant. Prior to that, from January 1997 to March 2000, Mr. Aliprandi was a Partner at Cantor Fitzgerald L.P. and served as the New York Controller. Prior to joining Cantor Fitzgerald L.P., Mr. Aliprandi was a Vice President at Bankers Trust Co. from January 1995 to January 1997. He also served as a Vice President at Morgan Stanley and Co. from July 1986 to January 1995. Prior to that, Mr. Aliprandi was an audit senior at Price Waterhouse and Company from July 1983 to July 1986. Mr. Aliprandi is a certified public accountant and has a B.S. in Accounting from the University of Delaware.

Chris Rose is the Chief Operating Officer of PlusFunds, a position he has held since January 2000. Mr. Rose has over 18 years experience in the Capital Markets industry. Prior to joining PlusFunds in January 2000, Mr. Rose was a Senior Manager at Ernst & Young from May 1999 to December 1999 specializing in electronic commerce in the Capital Markets arena. Prior to Ernst and Young, Mr. Rose held a variety of strategic technology management positions at J.P. Morgan from November 1990 to June 1994, Goldman Sachs from June 1994 to May 1997 and Merrill Lynch from May 1997 to May 1999, focusing primarily on global technology for the Institutional and High Net Worth Sales forces. Mr. Rose is a graduate of Oxford University where he obtained a Masters degree in Engineering.

Performance

In addition to serving as the sub-investment manager to the Fund, PlusFunds also serves as the investment manager or commodity pool operator for privately offered limited partnerships and as the sponsor of other offshore investment vehicles. The performance results of the SPhinX(TM) Managed Futures Fund and the privately offered limited partnerships and offshore investment vehicles that PlusFunds serves are not being presented pursuant to relief under CFTC Regulation 4.7.

INVESTMENT PROGRAM

The Fund's investment objective is to seek investment returns that substantially track the S&P Managed Futures Index, before expenses of the Fund. Standard & Poor's has long been recognized as a global provider of equity indices. In October 2002, Standard & Poor's launched the Standard & Poor's Hedge Fund Index. In January 2003, Standard & Poor's launched the S&P Managed Futures Index, which is an expansion of the managed futures subset of the Standard & Poor's Hedge Fund Index. Standard & Poor's is responsible for calculating the S&P Managed Futures Index and publishes S&P Managed Futures Index values on the Standard & Poor's website in the S&P Indices section, located at: www.standardandpoors.com. The S&P Managed Futures Index is rebalanced annually or as required by Standard & Poor's. The addition or deletion of S&P Managed Futures Index constituents is at the sole discretion of the S&P Managed Futures Index Committee.

The S&P Managed Futures Index is designed to offer an investable benchmark (a standard for performance comparison that is available to investors as an investment itself) comprising programs traded by commodity trading advisors selected by Standard & Poor's as broadly representative of systematic trading strategies. As the preponderance of managed futures trading strategies are systematic, with only a limited number following a discretionary approach, Standard & Poor's has selected only systematic strategies for the S&P Managed Futures Index (although certain of these strategies may have minor discretionary elements incorporated into their systematic strategy). Systematic strategies tend to take positions based on computer-generated models to identify trades, determine the size of positions and precisely time trades. Unlike discretionary strategies, systematic strategies do not take into account factors external to the market itself. For purposes of the description of the S&P Managed Futures Index, the commodity trading advisors and their programs selected for the S&P Managed Futures Index are referred to as constituents or portfolio managers.

The general partner pursues the Fund's investment objective by allocating the Fund's assets to the SPhinX(TM) Managed Futures Fund. The SPhinX(TM) Managed Futures Fund, which is managed by PlusFunds, allocates its assets to portfolio managers that generally employ a broad range of systematic trading strategies in the futures markets. Other markets, such as the interbank foreign exchange market, may be used as well. The SPhinX(TM) Managed Futures Fund is designed to track the S&P Managed Futures Index, and thus to provide investors with exposure to a broad cross-section of systematic managed futures strategies through a single investment. Investors will have access to a variety of managed futures strategies without being subject to high minimum requirements that might otherwise be imposed. The Fund provides investors with access to professionally selected managers who are considered by Standard & Poor's to be representative of systematic managed futures trading strategies. These managers may not be otherwise available to investors. The Fund will not invest in the S&P Managed Futures Index, nor will the return of the Fund exactly track the performance of the S&P Managed Futures Index. See "The Risk You Face-The Fund will not Precisely Track the Index" on page 9 to learn more about the risks facing investors in the Fund. As constituent allocations change from time to time in the S&P Managed Futures Index as a result of Standard & Poor's changes in S&P Managed Futures Index composition, the SPhinX(TM) Managed Futures Fund likewise intends to adjust its allocations to reflect the S&P Managed Futures Index composition.

The S&P Managed Futures Index is designed as a benchmark of the performance of various systematic managed futures trading strategies. Managed futures trading advisors trade in financial and commodity markets around the world. Typical investment and trading instruments used by trading advisors include futures contracts, forward contracts, options on futures contracts, swaps and other derivative products, and physical commodities. Trading advisors that follow a systematic approach tend to take positions based on computer-generated models to identify trades, determine the size of positions and precisely time trades. The trading advisors represented in the S&P Managed Futures Index follow systematic trading approaches, employing mainly technical trend-following and pattern recognition trading methods. There are no limits on the amount of leverage a trading advisor may use in connection with its trading strategies. See "The Risk You Face-Risk Related to Managed Futures" on page 9 for more information about risks related to managed futures.

The portfolio managers included in the S&P Managed Futures Index are selected based on, among other things, Standard & Poor's analysis of:

•  the portfolio manager's trading strategy;

•  risk/return characteristics;

•  volatility levels;

•  performance during various time periods and market cycles; and

•  the structure of the portfolio manager's portfolio and the types of instruments held.

Other factors include: (1) the portfolio manager's reputation, experience and training; (2) the portfolio manager's articulation of, and adherence to, the portfolio manager's stated investment philosophy; (3) the quality and stability of the portfolio manager's organization, including internal and external professional staff; and (4) the presence and deemed effectiveness of the portfolio manager's risk management discipline. Portfolio managers are generally required to have two to three years of performance history to qualify for inclusion in the S&P Managed Futures Index, and minimum assets under management of $75 million using the relevant trading strategy.

The process of constructing the S&P Managed Futures Index begins by identifying a set of candidate portfolio managers for potential membership by the S&P Managed Futures Index Committee. These candidates include portfolio managers of programs that actively report data to certain public databases, as well as other portfolio managers. From the set of the candidates, those portfolio managers whose structure, behavior and/or history is, in the opinion of the S&P Managed Futures Index Committee, inconsistent with the institutional constraints, requirements and the guidelines discussed elsewhere are eliminated. A portfolio manager's methodology is analyzed for its adherence to its stated strategy and its relevance to the S&P Managed Futures Index. Historical returns for these programs are collected from the portfolio managers. The returns are subject to a number of screens in order to identify a subset of portfolio managers that would satisfy the selection criteria of the S&P Managed Futures Index Committee. In addition to qualitative information such as portfolio manager self-classification and the portfolio manager's description of investment approaches, the S&P Managed Futures Index Committee employs advanced statistical methods in an effort to identify those portfolio managers that are most representative of systematic managed futures strategies. Portfolio managers that do not satisfy the minimum correlation criteria are generally not considered. Statistical analysis techniques are used to group portfolio managers and to check for internal consistency with the required criteria.

The S&P Managed Futures Index Committee is charged with overseeing the methodology and operations of the S&P Managed Futures Index and has primary responsibility for the S&P Managed Futures Index's strategy classifications, composition and methodology. The S&P Managed Futures Index Committee is also responsible for ensuring that the S&P Managed Futures Index maintains the standards outlined above. The S&P Managed Futures Index Committee is controlled by representatives, including the Chairperson, from Standard & Poor's, but may include industry experts from outside Standard & Poor's.

The S&P Managed Futures Index is not managed in an effort to achieve specific investment returns or with regard to the interests of the Fund, the SPhinX(TM) Managed Futures Fund or their investors. The constituents of the S&P Managed Futures Index, a more detailed description of the S&P Managed Futures Index structure, methodology, definitions and practices prepared by Standard & Poor's, as well as the results for the S&P Managed Futures Index, are available on the S&P Indices area of the Standard & Poor's website located at: www.standardandpoors.com. The contents of that website are not incorporated by reference into this prospectus.

The SPhinX(TM) Managed Futures Fund

The SPhinX(TM) Managed Futures Fund was organized in July 2002 as a Cayman Islands exempted segregated portfolio company and operates pursuant to Part XIV of the Companies Law (2002 Revisions).

Since the SPhinX(TM) Managed Futures Fund is designed to achieve returns that substantially track the S&P Managed Futures Index, portfolio managers generally are selected based on such portfolio manager's representation in the S&P Managed Futures Index. Allocations among the SPhinX(TM) Managed Futures Fund's portfolio managers are generally made according to a weighting scheme that is designed to replicate the weighting scheme applied by Standard & Poor's in respect to the S&P Managed Futures Index. See "Risk Factors-The SPhinX(TM) Managed Futures Fund may not be able to access all Portfolio Managers" on page 12 of this prospectus. As of the date of this prospectus, the portfolio managers of the S&P Managed Futures Index (and the trading programs they use) are:

•  Aspect Capital Limited (Aspect Diversified Program);

•  Beach Capital Management Limited (Beach Discretionary Programme);

•  Campbell & Company, Inc. (Financial, Metals & Energy Large Portfolio);

•  Chesapeake Capital Corporation (The Diversified Program);

•  Drury Capital Inc. (Diversified Trend-Following Program);

•  Dunn Capital Management, Inc. (Dunn Combined Financial);

•  Eclipse Capital Management, Inc. (Global Monetary Program);

•  Graham Capital Management, L.P. (Global Diversified Program);

•  Hyman Beck & Company, Inc. (The Global Portfolio);

•  John W. Henry & Company, Inc. (Global Financial & Energy Portfolio);

•  Millburn Ridgefield Corporation (Diversified Portfolio);

•  Rotella Capital Management, Inc. (The Polaris Program);

•  Willowbridge Associates Inc. (Argo Trading System); and

•  Winton Capital Management Ltd. (Diversified Program).

The portfolio managers of the S&P Managed Futures Index, and their strategies, are subject to change.

The SPhinX(TM) Managed Futures Fund will adhere to the following investment restrictions, some of which have more application to securities trading rather than futures trading:

•  No more than 20% of the value of the assets allocated to a particular portfolio manager may be lent to or invested in the securities of any one issuer or may be exposed to the creditworthiness or solvency of any one counterparty;

•  No more than 40% of the value of the assets allocated to a particular portfolio manager may be invested in any other fund or may be allocated to any other portfolio manager to manage on a discretionary basis, provided that the other fund or manager operates on the principle of risk spreading;

•  No more than 20% of the value of the gross assets of the SPhinX(TM) Managed Futures Fund may be invested in other funds whose principal investment objective includes investing in other funds;

•  The portfolios traded by the portfolio managers on behalf of the SPhinX(TM) Managed Futures Fund may not take legal or management control of any issuer or any of its underlying assets; and

•  The portfolio managers must observe the general principle of diversification of risk in their derivatives trading.

Except where specified to the contrary, the above restrictions apply as of the date of the relevant transaction or commitment to invest. Changes in the investments of the SPhinX(TM) Managed Futures Fund will not have to be effected merely because any of the limits contained in such restrictions would be breached as a result of any appreciation or depreciation in value, or by reason of the receipt of any right, bonus or benefit in the nature of capital or of any scheme or arrangement for amalgamation, reconstruction or exchange or by reason of any other action affecting every holder of the relevant investment. However, no additional securities in a restricted group will be acquired until PlusFunds or the portfolio manager is again in compliance with the above stated restriction following a breach of such restriction. In the event that any of the investment restrictions are inadvertently breached, PlusFunds will take reasonable steps to rectify the breach.

The general partner does not intend to invest the Fund's assets directly other than in the SPhinX(TM) Managed Futures Fund, except that the general partner may invest funds temporarily in U.S. government obligations, money market accounts or other short-term interest-bearing accounts. The Fund will not borrow money for the purposes of making investments in the SPhinX(TM) Managed Futures Fund. The Fund may borrow money on a secured or unsecured basis from banks for cash management purposes, and will pay interest on such borrowed monies. There is no internal limit on the amount of money that the Fund may borrow for such purposes.

Refco, LLC, an affiliate of the general partner and of the selling agent, acts as futures broker for the SPhinX(TM) Managed Futures Fund and in such capacity provides execution, clearing and margin services in connection with futures and commodities trading activities. Neither Refco, LLC nor any of its principals have been subject to any administrative, civil or criminal action, whether pending, on appeal or concluded, within the preceding five years, that Refco, LLC would deem material for purposes of Part 4 of the Regulations of the CFTC. Refco Capital Markets, also an affiliate of the general partner and the selling agent, acts as the dealer for the SPhinX(TM) Managed Futures Fund for currency trading.

Neither the Fund nor the SPhinX(TM) Managed Futures Fund are sponsored, endorsed, sold or promoted by Standard & Poor's. Standard & Poor's makes no representation or warranty, express or implied, to investors in the Fund regarding the advisability of investing in managed futures generally or in the Fund particularly or the ability of the S&P Managed Futures Index to track the market performance of managed futures. Standard & Poor's only relationship to PlusFunds and the Refco Group is the licensing of the various trademarks and trade names of Standard & Poor's and of the S&P Managed Futures Index. The S&P Managed Futures Index is determined, composed and calculated by Standard & Poor's without regard to PlusFunds, the Refco Group, the Fund or the SPhinX(TM) Managed Futures Fund. Standard & Poor's has no obligation to take the needs of PlusFunds, the Refco Group, investors in the Fund or the SPhinX(TM) Managed Futures Fund into consideration in determining, composing or calculating the S&P Managed Futures Index. Standard & Poor's is not responsible for, and has not participated in, the determination of the timing of, prices at or quantities of interests in the Fund or the SPhinX(TM) Managed Futures Fund to be issued. Standard & Poor's has no obligation or liability in connection with the administration, marketing or trading of the Fund or the SPhinX(TM) Managed Futures Fund.

STANDARD & POOR'S DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P MANAGED FUTURES INDEX OR ANY DATA INCLUDED THEREIN AND STANDARD & POOR'S WILL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. STANDARD & POOR'S MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED FROM THE USE OF THE S&P MANAGED FUTURES INDEX OR ANY DATA INCLUDED THEREIN. STANDARD & POOR'S MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P MANAGED FUTURES INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STANDARD & POOR'S HAVE LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE FUND'S INVESTMENT STRATEGIES INVOLVE SUBSTANTIAL RISK. THERE CAN BE NO ASSURANCE THAT THE INVESTMENT OBJECTIVE OF THE FUND WILL BE ACHIEVED, OR THAT THE FUND WILL HAVE ANY PROFITS OR WILL NOT EXPERIENCE SUBSTANTIAL LOSSES.

USE OF PROCEEDS

The general partner expects that all of the proceeds from the sale of the units, net of amounts the Fund retains to cover ongoing offering and operating expenses, will be invested in the SPhinX(TM) Managed Futures Fund as soon as practicable after the receipt of such proceeds by the Fund.

The Fund will not lend any of its assets to any person or entity other than through permitted securities investments, like repurchase agreements. The general partner will not commingle the property of the Fund with the property of any other person or entity in violation of law.

CHARGES

The general partner believes that you should consider the charges to which the Fund is subject when making your investment decision.

Recipient	Nature of Payment	Amount of Payment
General Partner	Management Fee	The Fund will pay the general partner a monthly management fee equal to 0.104167% of the Fund's Class 1 Units' and Class 2 Units' net assets as of the end of each month (1.25% annually). From this amount the general partner will pay the sub-investment manager its fee. The fee is payable regardless of whether or not the Fund's investment in the SPhinX(TM) Managed Futures Fund is profitable. Until further notice, the management fee and the operating and administrative expenses associated with each of the Class 1 Units and the Class 2 Units have been limited to an aggregate of 1.70% annually. To the extent that the monthly management fee and operating and administrative expenses of either class exceed 1.70%, the general partner will waive a portion of its management fee. If, after the deduction of the waived management fee, the operating and administrative expenses of either class remain above 0.45% annually, the general partner will reimburse the appropriate class for such expenses to bring them within the foregoing limits.

Recipient	Nature of Payment	Amount of Payment
Selling Agents	Servicing Fee	With respect to the Class 1 Units, the selling agents will receive, from the general partner, an initial service fee equal to 2.0% annually of the subscription amount of each subscription for Class 1 Units. The selling agents will be paid the initial service fee in full by the general partner upon the sale of the Class 1 Units. After the expiration of 12 months following the purchase of Class 1 Units, the Fund will pay the selling agent selling such Class 1 Units an ongoing service fee equal to 2.0% annually of the net asset value of each Class 1 Unit sold by the selling agent for ongoing services provided to the Fund and its limited partners. For Class 1 Units purchased prior to July 1, 2005, the selling agent was paid an initial service fee equal to 2.9% annually. After the expiration of 12 months following the purchase of Class 1 Units, the ongoing service fee with respect to Class 1 Units purchased before July 1, 2005 will be reduced to 2.0% annually.

General Partner	Redemption Fees	A redemption fee of up to 2% of the net asset value per Class 1 Unit applies to Class 1 Units that you purchase as of the date of this prospectus, if you redeem your Class 1 Units within 12 months of their original purchase. The redemption fee will be reduced by 1/24th of 2%, or 0.08333%, on the 15th day of the month and the last business day of each month following the date you purchased the applicable units. Thus, once you have held the units for more than 12 months these units will no longer be subject to a redemption fee. If you purchased Class 1 Units prior to the date of this prospectus, you will continue to pay a 3% redemption fee if you redeem those units within 12 months of their original purchase. The Class 2 Units are not subject to any redemption fees.

Recipient	Nature of Payment	Amount of Payment
SPhinX(TM) Managed Futures Fund	Pro rata portion of the expenses of the SPhinX(TM) Managed Futures Fund	As a limited partner in the SPhinX(TM) Managed Futures Fund, the Fund pays its pro rata share of the fees and expenses of the SPhinX(TM) Managed Futures Fund, which include (1) management fees and incentive fees, if any, paid to the portfolio managers; (2) administration fees and expenses; (3) brokerage commissions and other transaction-related expenses; and (4) organizational expenses, accounting, audit and legal expenses, custodial fees and any extraordinary expenses. The management fees paid to the portfolio managers generally are expected to range from 1% to 2.50% per annum of the assets allocated to the portfolio manager. Each portfolio manager also receives an annual incentive fee based on the net trading profit of the assets allocated to the portfolio manager. The incentive fees are generally expected to range from 15% to 25% of net trading profit. The weighted average of the incentive fees paid to the portfolio managers may not exceed 25% of net trading profit.

Third Parties	Operating and Administrative Expenses	The Fund's operating and administrative expenses are paid as they are incurred. These expenses include legal, audit, administrative, ongoing offering and other routine expenses of the Fund. These costs are estimated at an annual rate of 0.45% of the Fund's net asset value. See the discussion of Management Fee above regarding the possible waiver of the Management Fee when the operating and administrative expenses exceed 0.45% of the Class' net asset value.

Management Fee

The Fund pays the general partner a monthly management fee equal to 0.104167% of the Fund's Class 1 and I units' net assets as of the end of each month (a 1.25% annual rate). The management fee is calculated and payable as of the last business day of each month. The management fee is calculated without reduction of net assets for any distributions or redemptions accrued or payable as of the date the fees are calculated. The management fee is payable whether or not the Fund's investment in the SPhinX(TM) Managed Futures Fund is profitable.

From its management fee, the general partner pays PlusFunds a sub-investment management fee.

Until further notice, the monthly management fee payable to the general partner and the monthly operating and administrative expenses of the Fund have been limited to an aggregate of 0.14167% (a 1.70% annual rate) in respect of the Class 1 and I Units. To the extent that the monthly management fee payable to the general partner and operating and administrative expenses of the of either class exceed above mentioned limits, the general partner will waive a portion of its management fee of 0.14167% (1.25 annually) with respect to the Class 1 or I Units. If, after the deduction of the waived management fee, the operating and administrative expenses of either class remain above 0.0375% monthly (0.45% annually) for either the Class 1 or I Units, the general partner will reimburse the respective class for such expenses to bring them within the foregoing limits.

Sub-Investment Management Fee. The general partner has entered into a sub-investment management agreement with PlusFunds, the investment manager of the SPhinX(TM) Managed Futures Fund, to obtain information and assistance from PlusFunds to facilitate the management of the Fund. Pursuant to the sub-investment management agreement, PlusFunds provides the Fund with (1) the information necessary for its investors to prepare any required tax filings and (2) daily indicative and monthly finalized net asset values for the units, including month to date and year to date performance. The general partner compensates PlusFunds directly from the management fee it receives from the Fund.

Selling Agent Compensation.

The general partner pays the selling agents an initial service fee equal to 2% of the subscription amount of Class 1 Units. Thereafter the Fund pays an ongoing service fee beginning in the 13th month following the purchase of Class 1 Units equal to 0.167% of the Class 1 Units' month-end net assets (a 2.00% annual rate). For Class 1 Units purchased prior to July 1, 2005, the selling agent was paid an initial service fee equal to 2.9% annually. Beginning in the 13th month following the purchase of Class 1 Units, the ongoing service fee with respect to Class 1 Units purchased before July 1, 2005 will be reduced to 2.0% annually. The Class 2 Units are not subject to any initial or ongoing service fees.

Redemption Fees

If you purchase Class 1 Units as of the date of this prospectus, a redemption fee of up to 2% of the net asset value per Class 1 Unit will apply if you redeem Class 1 Units within 12 months of their original purchase. The redemption fee will be reduced by 1/24th or 0.8333% on the 15th day of the month and last business day of each month following the date you purchased the applicable units. Thus, once you have held the units for more than 12 months these units will no longer be subject to a redemption fee. Any Class 1 Unit purchased prior to the date of this prospectus will continue to be subject to a redemption fee equal to 3% for the first 12 months after the purchase of that Class 1 Unit. The redemption fee will be paid to the general partner. The Class 2 units are not subject to redemption fees.

Fund's Pro Rata Share of the Fees and Expenses of the SPhinX(TM) Managed Futures Fund

The objective of the Fund is to seek investment returns that track the S&P Managed Futures Index, before expenses of the Fund. The only fees to which the Fund is subject but the S&P Managed Futures Index is not are discussed above and in "Operating and Administrative Expenses" and "Extraordinary Expenses" below. However, you should be aware that in order for the Fund to make a positive rate of return, its investment in the SPhinX(TM) Managed Futures Fund must make a positive rate of return. In order for the SPhinX(TM) Managed Futures Fund to make a positive rate of return, the SPhinX(TM) Managed Futures Fund must first pay all of the expenses inherent to the S&P Managed Futures Index. These expenses include (1) management fees and incentive fees, if any, paid to the portfolio managers; (2) administration fees; (3) brokerage commissions and other transaction-related expenses; and (4) organizational expenses, accounting, audit and legal expenses, and any extraordinary expenses. On April 7, 2004 the general partner of the Fund announced that the aggregate of the expenses discussed in clauses (1) and (2) above and the management fees and other asset based fees charged by the Fund are not to exceed 10% per year of the average net asset value of the units.

The management fees paid to the portfolio managers generally are expected to range from 1% to 2.50% per annum of the assets that they manage and are payable monthly as of the last day of each month. Each portfolio manager may also receive an annual incentive fee based on the net trading gain of the assets that it manages. The incentive fees are determined as of December 31 each year and on redemptions from the SPhinX(TM) Managed Futures Fund other than as of December 31, and are generally expected to range from 15% to 25% of net trading profit. The weighted average of the incentive fees paid to the portfolio managers may not exceed 25% of net trading profit. Net trading profit is equal to the change in unrealized profit or loss (net of all accrued brokerage costs) during the period, plus the realized profit or loss on positions closed during the period (net of all brokerage costs), less any accrued interest on uninvested cash, minus expenses for the period (excluding incentive fee, management fee and applicable administration fee), less the period-to-period loss carryforward, if any.

Operating and Administrative Expenses

The Fund pays its own ordinary expenses as incurred. These expenses include administrative fees, ongoing offering expenses, legal, audit and other routine expenses of the Fund and are estimated to be equal to an annual rate of 0.45% of the Fund's net assets. It is estimated that the amount of legal and audit fees charged to the Fund during the year ending December 31, 2005 will be approximately $110,000.

Extraordinary Expenses

The Fund is responsible for any extraordinary charges (e.g., litigation expenses) incidental to its operation.

Caps on Fees

The Fund expects to pay the fees outlined above. The limited partnership agreement and/or guidelines of state securities regulators, however, limit the fees that may be paid by the Fund.

Aggregate annual fees and expenses based on the Fund's net assets may not exceed 6% of net assets per year (1/2 of 1% per month). This cap includes management fees and customary and routine administrative expenses of the Fund but does not include legal and accounting expenses or extraordinary expenses.

Organizational and offering expenses, compensation for sales of units and redemption fees may not exceed 15% of aggregate subscriptions to the Fund.

In addition, the limited partnership agreement prohibits the payment of management fees to any person who receives brokerage commissions on transactions for the Fund, as well as the payment by any broker of rebates or give-ups to any advisor. This provision does not affect the payment of the fees and expenses described above.

On April 7, 2004, the general partner of the Fund announced that the aggregate of (i) the SPhinX(TM) Managed Futures Fund's management fees and incentive fees, if any, paid to the portfolio managers, (ii) the SPhinX(TM) Managed Futures Fund's administration fees and expenses and (iii) the Fund's management fees and other asset based fees charged by the Fund will not exceed 10% per year of the average net asset value of the units and the weighted average of the incentive fees paid to the portfolio managers will not exceed 25% of net trading gain.

Until further notice, the management fee payable to the general partner and the operating and administrative expenses of the Fund have been limited to a monthly aggregate of 0.14167% (1.70% annually) in respect of the Class 1 and I Units. To the extent that the monthly management fee payable to the general partner and operating and administrative expenses of the Fund exceed the above mentioned limits, the general partner will waive a portion of its monthly management fee of 0.104167% (1.25% annually) with respect to the Class 1 or B Units. If, after the deduction of the waived management fee, the monthly expenses of the either class remain above 0.0375% (0.45% annually), the general partner will reimburse the appropriate class for such expenses to bring them within the foregoing limits.

REDEMPTIONS; NET ASSET VALUE

Redemption Procedure

The Fund is intended as a medium- to long-term investment, which the general partner construes to mean at least a three-to five-year period. However, you may redeem your units as of the 15th day of the month and the last business day of any calendar month, subject to the restrictions and qualifications set forth herein. If the 15th day of the month is not a business day, then the 1st business day prior to the 15th day of the month will be the redemption day. You must give at least 10 business days' prior written notice to the general partner of your intent to redeem, except as provided below. You may withdraw a redemption request you have submitted for any calendar month up to the 6th business day prior to the redemption date by contacting your selling agent or the Fund's administrator, BISYS-RK Alternative Investment Services Inc. Redemption requests that remain outstanding on the 6th business day prior to the redemption date may not be withdrawn.

The general partner may declare additional redemption dates upon notice to the limited partners. The general partner will send notices to limited partners whenever the Fund experiences a decline in net asset value per unit of either class as of the close of business on any business day to less than 50% of the net asset value per unit as of the last redemption date. The general partner may not be able to make timely payments with respect to redemptions due to the Fund's inability to liquidate its investment in the SPhinX(TM) Managed Futures Fund on a timely basis. As described below, redemptions of interests in the SPhinX(TM) Managed Futures Fund by the Fund as of any particular redemption date cannot exceed 20% of the Fund's investment in the SPhinX(TM) Managed Futures Fund as of that date unless the SPhinX(TM) Managed Futures Fund has received at least 15 business days' notice prior to a redemption date. It is unlikely that the Fund will deliver the required prior notice to the SPhinX(TM) Managed Futures Fund in connection with a redemption date immediately following a 50% decline in net asset value of the units. The Fund will make redemption payments to redeeming limited partners on a pro rata basis in the event the Fund's ability to make redemption payments is delayed.

A redemption fee of up to 2% of net asset value per Class 1 Unit applies if you redeem Class 1 Units within 12 months of their original purchase. The redemption fee charged will begin at 2% of the net asset value of the Class 1 Unit being redeemed. The redemption fee will be reduced by 1/24th, or 0.8333%, on the 15th day of the month and last business day of each month following the date you purchased the applicable units. Thus, once you have held the units for more than 12 months these units will no longer be subject to a redemption fee. Any Class 1 Unit purchased prior to the date of this prospectus will continue to be subject to a redemption fee equal to 3% for the first 12 months after the purchase of that Class 1 Unit. For purposes of determining the existence of an early redemption fee, redemptions will be made on a first-in, first-out basis. After the 12th month following purchase of a Class 1 Unit, no redemption fees apply. The Class 2 Units are not subject to redemption fees.

You may redeem any or all of your units, but the Fund has the right to cause you to redeem all of your units if the net asset value of your units remaining after a requested redemption is less than $1,000.

A form of Request for Redemption is attached as an exhibit to this prospectus.

Subject to the qualifications described in "Limits on Redemptions" below, all requests for redemption will be honored and payment will be made within 10 business days of the redemption date. The general partner will make arrangements with selling agents who request to pay redemptions by crediting limited partners' customer securities accounts with the selling agents.

Units purchased by the general partner, other than units representing its required investment in the Fund, may be redeemed on the same terms as any other units.

The general partner may require you to redeem all or a portion of your units if the general partner believes it is desirable for the protection of the Fund, such as to prevent the Fund from being deemed to hold "plan assets" under the provisions of the Employee Retirement Income Security Act of 1974, or in the event the general partner determines that an investor in the Fund has violated applicable anti-money laundering regulations or laws.

Limits on Redemption

If, in the general partner's judgment, a market disruption results in the closing of financial markets in the United States or abroad, and it is impossible or impracticable to value the units or liquidate Fund assets, or if the SPhinX(TM) Managed Futures Fund suspends redemptions, redemptions may be suspended or payment of redemption proceeds may be delayed. In addition, the right of a limited partner to receive a redemption payment further depends on the Fund's ability to obtain the necessary funds by redeeming its investment in the SPhinX(TM) Managed Futures Fund, which is subject to certain limits. Under these limits, redemptions of interests in the SPhinX(TM) Managed Futures Fund by the Fund as of any particular redemption date cannot exceed 20% of the Fund's investment in the SPhinX(TM) Managed Futures Fund as of that date unless the SPhinX(TM) Managed Futures Fund has received at least 15 business days' notice prior to a redemption date. The Fund will make redemption payments to redeeming limited partners on a pro rata basis in the event the Fund's ability to make redemption payments is delayed. The general partner will notify the limited partners in writing if redemptions are suspended.

Net Asset Value

Net assets means the total assets, less total liabilities, of the Fund determined on the basis of generally accepted accounting principles. Net assets shall include any unrealized profits or losses on open positions, and any fee or expense accruing to the Fund. The net asset values received by the Fund from the SPhinX(TM) Managed Futures Fund may be subject to revision by the SPhinX(TM) Managed Futures Fund. As a result, revisions to the Fund's gain and loss calculations may occur. Any revisions not deemed material in the sole discretion of the general partner will not result in an adjustment to prior subscription or redemption prices for the Fund.

CONFLICTS OF INTEREST

General

The general partner has not established any formal procedures to resolve the conflicts of interest described below. You will be dependent on the good faith of, and the legal and fiduciary obligations imposed on, the parties involved with such conflicts to resolve them equitably. Although the general partner will attempt to monitor and resolve these and any other conflict in good faith, they may result in losses for the Fund.

The General Partner

The selling agent is an affiliate of the general partner and one of the managers of the general partner is also a manager of the selling agent. This may be deemed a conflict of interest in that the selling agreement between general partner and the selling agent was not negotiated at arm's length, and the Fund is less likely to terminate the selling agent than would otherwise be the case if the selling agent were not an affiliate of the general partner.

The general partner has a conflict between its role as a general partner in limiting expenses and the benefits it will receive from the different fees and compensation paid to it (which fees and compensation were not established at arm's length).

The general partner, in its sole discretion, determines whether any distributions will be made. To the extent that profits are retained by the Fund rather than distributed, net assets and, therefore the amount of fees paid to the general partner and its affiliate, the selling agent, will increase.

The Selling Agents

The selling agents receive substantial selling commissions on the sale of units. Consequently, the selling agents have a conflict of interest in advising their clients whether to invest in the units.

The selling agents receive trailing commissions based on the Class 1 Units sold by them that remain outstanding longer than 12 months. Consequently, the selling agents have a disincentive to advise clients to redeem their Class 1 Units even when doing so may be in clients' best interests.

Other Business Activities, Proprietary Trading and Trading for Other Accounts

Subject to their fiduciary obligations to the Fund, the general partner, PlusFunds and each of their respective employees or affiliates may conduct any other business, including any business within the investment industry. Without limiting the generality of the foregoing, the general partner, PlusFunds and their respective employees or affiliates may act as adviser or investment manager for others, may manage funds or capital for others, may have, make and maintain investments in their own names or through other entities, may serve as a consultant, partner or stockholder of one or more investment funds, partnerships, securities firms or advisory firms and may act as a director, officer and/or employee of any corporation, a trustee of any trust, an executor or administrator of any estate or an administrative official of any other business entity. For reasons of confidentiality, you will not be allowed to inspect the trading records of the general partner, PlusFunds and their respective employees, affiliates and customers.

Moreover, the general partner and PlusFunds will not be required to give the Fund or the SPhinX(TM) Managed Futures Fund preference with respect to any investment opportunity, refrain from any other activity or disgorge any profit from any activity or to devote all or any specific amount of their respective time and effort to the Fund or the SPhinX(TM) Managed Futures Fund and their affairs.

Furthermore, the general partner and PlusFunds will transact business independently of the Fund and the SPhinX(TM) Managed Futures Fund and may purchase and sell, for their own accounts or for other accounts under their management, some of the vehicles or instruments in which the Fund invests directly or indirectly. These activities, and other aspects of the relationship between the general partner, PlusFunds and their respective employees and affiliates, on the one hand, and the Fund and the SPhinX(TM) Managed Futures Fund, on the other hand, could create conflicts of interest between any such person and the Fund or the SPhinX(TM) Managed Futures Fund.

The general partner and its employees and affiliates may establish additional investment funds with the same objective and strategy as the Fund, in which event the general partner will allocate investments among the Fund and additional investment funds on whatever basis it considers appropriate or desirable.

Fiduciary Duty and Remedies

The general partner has a fiduciary responsibility for the safekeeping and use of all funds and assets of the Fund, whether or not in its immediate possession or control, and the general partner will not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Fund. No limited partner may contract away the fiduciary obligation owed to the limited partners by the general partner under common law.

In evaluating the foregoing conflicts of interest, a prospective investor should be aware that the general partner has a responsibility to the limited partners to exercise good faith and fairness in all dealings affecting the Fund. If you believe that the general partner has violated its fiduciary duty to the limited partners, you may seek legal relief individually or on behalf of the Fund under applicable laws to recover damages from or require an accounting by the general partner. The limited partnership agreement of the Fund is governed by Delaware law and any breach of the general partner's fiduciary duty under the limited partnership agreement will generally be governed by Delaware law. The limited partnership agreement does not limit fiduciary obligations under Delaware or common law. The general partner may, however, assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to the general partner have been disclosed to you in the prospectus.

The duties of PlusFunds as sub-investment manager are set forth in an agreement with the general partner. In that agreement PlusFunds agrees to indemnify the general partner, the Fund and their respective affiliates from any and all losses and claims arising out of, relating to or otherwise in connection with: (1) the breach of any representation, warranty or covenant made by PlusFunds in that agreement or in the investment management agreement between PlusFunds and the SPhinX(TM) Managed Futures Fund or (2) fraud, bad faith, misconduct, negligence or violation of law by PlusFunds or its officers, directors, agents and employees.

The duties of the selling agent to the Fund are set forth in the selling agreement among the Fund, the general partner and the selling agent. In that agreement the selling agent agrees that it will use its best efforts to find eligible persons to purchase the units. The selling agent agrees that it will comply fully with all applicable laws and regulations, and the rules, policy statements and interpretations of the National Association of Securities Dealers, the SEC, the CFTC, state securities administrators and any other regulatory or self-regulatory body in connection with offering and sale of the units. The selling agreement does not include any provisions pursuant to which the Fund agrees to indemnify the selling agent or the selling agent agrees to indemnify the Fund. All agreements regarding indemnification are between the general partner and the selling agent.

The Fund will not have a direct relationship with the portfolio managers and the portfolio managers will not be in a direct fiduciary relationship with the Fund. The Fund, however, will be an investor in the SPhinX(TM) Managed Futures Fund and will have all of the rights of an investor in the SPhinX(TM) Managed Futures Fund.

THE FUND'S AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

The following summary briefly describes the material terms of the amended and restated limited partnership agreement. You should carefully review the amended and restated limited partnership agreement attached hereto as Exhibit A and consult with your own advisors concerning the implications to you of investing in a Delaware limited partnership, such as the Fund.

Principal Office; Location of Records

The Fund is organized under the Delaware Revised Uniform Limited Partnership Act. The Fund is administered by the general partner. The address of both the Fund and the general partner is One World Financial Center, 200 Liberty Street, New York, New York 10281, and the telephone number is (212) 693-7000. The records of the Fund, including a list of the limited partners and their addresses, are located at the foregoing address, and available for inspection and copying by limited partners as provided in the partnership agreement. The list of the limited partners and their addresses will also be mailed to a requesting limited partner upon payment, in advance, of the reasonable cost of reproduction and mailing as provided in the partnership agreement.

Management of Fund Affairs; Voting by Limited Partners

You will not take any part in the management or control and will have no voice in the operations of the Fund or its business.

The partnership agreement may be amended by the general partner and limited partners owning more than 50% of the outstanding units. The general partner may amend the partnership agreement without the approval of the limited partners in order to (1) clarify inaccuracies or ambiguities, (2) make changes required by any federal or state agency or by law, (3) effect the intent of the allocation provisions of the partnership agreement, (4) qualify or maintain the qualification of the Fund in any state, (5) make changes to protect the Fund's partnership status for federal income tax purposes and to prevent the Fund from being treated as an investment company or the Fund's assets from being considered plan assets for ERISA purposes or (6) make other changes the general partner deems advisable so long as they are not adverse to limited partners.

Although the Fund will not hold any regular, or annual, meetings of the limited partners, upon receipt of a written proposal signed by the owners of at least 10% of the outstanding units that a meeting be called, the general partner will call a meeting of the Fund. At the meeting, limited partners owning a majority of the outstanding units may vote to:

•  amend the Partnership Agreement without the consent of the general partner, provided, that the consent of the general partner is required for any amendment that modifies the compensation or distributions to which the general partner is entitled or that affects the general partner's duties;

•  dissolve the Fund;

•  remove and replace the general partner;

•  admit a new general partner in the event the current general partner withdraws; and

•  terminate any contract with the general partner or its affiliates without penalty upon 60 days notice.

Possible Repayment of Distributions Received by Limited Partners; Indemnification of the Fund by Limited Partners

The units are limited liability investments which means that you may not lose more than the amount you invest plus any profits recognized on your investment. However, you could be required, as a matter of bankruptcy law, to return to the Fund's estate any distribution which you received at a time when the Fund was in fact insolvent or in violation of the Partnership Agreement. In addition, although the general partner is not aware of this provision ever having been invoked in the case of any public futures fund, the limited partners agreed in the Partnership Agreement to indemnify the Fund for any harm suffered by it as a result of limited partners' actions, obligations or liabilities unrelated to the business of the Fund.

Prohibited Activities

The Partnership Agreement provides that:

•  the assets of the Fund will not be commingled with the assets of any other person (deposit of funds with a commodity broker, clearinghouse or forward dealer, or investing assets in the SPhinX(TM) Managed Futures Fund or any other collective investment vehicle will not be deemed to constitute "commingling" for these purposes);

•  the Fund will make no loans to any person;

•  the general partner will make no loans to the Fund;

•  the Fund will not employ the trading technique commonly known as "pyramiding," which means using unrealized profit on existing positions as margin for the purchase or sale of additional positions in the same or related commodities. Pyramiding does not include the general partner taking into account the Fund's open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Fund;

•  no person may receive, directly or indirectly, any advisory, management or incentive fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which the Fund participates, for investment advice or management who shares or participates in any commodity brokerage commissions paid by the Fund;

•  no broker may pay, directly or indirectly, rebates or give-ups to any portfolio manager or to the general partner or any of their respective affiliates, and such prohibitions may not be circumvented by any reciprocal business arrangements;

•  neither the general partner nor any affiliate of the general partner will directly or indirectly pay or award any commissions or other compensation to any person engaged to sell units or to give investment advice to a potential limited partner; provided, that neither the general partner nor any affiliate of the general partner is prohibited from paying to a registered broker-dealer or other properly licensed person normal sales commissions for selling units;

•  the maximum period covered by any contract entered into by the Fund will not exceed one year (although such contracts may be automatically renewable for successive one-year periods until terminated);

•  any agreements between the Fund and the general partner or any of its affiliates will be terminable by the Fund upon no more than 60 days' written notice;

•  no material change in the basic investment policies or structure of the Fund will be made without the approval of limited partners owning units representing more than fifty percent (50%) of the total outstanding units owned by limited partners as of a record date established for a vote thereon.

Indemnification and Standard of Liability

The general partner and some of its affiliates may not be liable to the Fund or any limited partner for errors in judgment or other acts or omissions not amounting to misconduct or negligence as a consequence of the indemnification and exculpatory provisions provided in the Partnership Agreement. As a result, you may have more limited rights of action than you would absent those provisions.

The general partner and its affiliates will not have any liability to the Fund or to any limited partner for any loss suffered by the Fund which arises out of any action or inaction of the general partner or any affiliate if the general partner or its affiliates, in good faith, determined that such course of conduct was in the best interests of the Fund, the general partner or its affiliates were performing services for the Fund and such course of conduct did not constitute negligence or misconduct.

The Fund has agreed to indemnify the general partner and its affiliates against claims, losses or liabilities based on their conduct relating to the Fund, provided that the general partner or its affiliates, in good faith, determined the course of action was in the best interests of the Fund, the general partner or its affiliates were performing services for the Fund and the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct.

The Partnership Agreement provides that the general partner, its affiliates and any person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

Transfers of Units Restricted

Subject to compliance with applicable securities laws, you may assign your units upon 15 days prior written notice to the Fund and the general partner. No assignment will be effective in respect of the Fund or the general partner until the first business day of the month following the month in which the notice is received. An assignee may become a substituted limited partner only with the consent of the general partner (which consent will be withheld only in the event that the Fund has received an opinion of counsel that such transfer could give rise to negative legal or tax consequences) and upon execution and delivery of an instrument of transfer in form and substance satisfactory to the general partner.

There are no certificates for the units. Transfers of units are reflected on the books and records of the Fund. Transferors and transferees of units will each receive notification from the general partner to the effect that such transfers have been duly reflected as notified to the general partner.

Reports to Limited Partners

The general partner will provide you with monthly and annual reports in compliance with CFTC requirements. The general partner will also distribute the tax information related to the Fund necessary for the preparation of your annual federal income tax returns.

The general partner will notify all limited partners within seven business days of the occurrence of any of the following:

•  any decline in the net asset value per unit to less than 50% of such net asset value as of the previous month-end valuation date; and

•  any other material change affecting the compensation of any party.

Any such notifications shall include a description of your voting and redemption rights.

Dissolution and Termination of the Fund

The Fund will be terminated and dissolved upon the first to occur of:

•  limited partners owning more than 50% of the outstanding units vote to dissolve the Fund;

•  the general partner ceases to be general partner and no new general partner is appointed; or

•  the continued existence of the Fund becomes unlawful.

FEDERAL INCOME TAX ASPECTS

The following summarizes certain material U.S. federal income tax consequences to individual investors in the Fund. The Fund has obtained an opinion of Alston & Bird LLP, counsel to the general partner, that the summary below, to the extent it constitutes matters of law or legal consequences, correctly describes certain material U.S. federal income tax consequences as of the date hereof to the Fund and to a U.S. individual who invests in the Fund. The summary is based on the Internal Revenue Code of 1986 as amended, treasury regulations (including proposed treasury regulations) issued thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect, Alston & Bird LLP's opinion is subject to certain conditions stated therein and represents only its legal judgment and does not bind the IRS or the courts. No ruling has been or will be sought from the Internal Revenue Service as to any matters discussed below. Certain tax consequences discussed below may vary in their application to each limited partner depending on that limited partner's particular circumstances, and the summary below therefore is not intended to be a substitute for professional tax advice.

You should consult with your own professional tax advisor concerning the U.S. federal, state and local and foreign tax consequences of investing in the Fund.

Investment in SPhinX(TM) Managed Futures Fund

The Fund invests in the SPhinX(TM) Managed Futures Fund which holds various positions in securities, commodities and financial futures. The Fund has been informed that, for U.S. federal income tax purposes the SPhinX(TM) Managed Futures Fund consists of multiple portfolios that have elected to be treated as partnerships. Accordingly, in the summary of certain tax consequences to limited partners, references to the Fund generally should be read to include also references to the SPhinX(TM) Managed Futures Fund and its portfolios. In general, the Fund will be allocated its distributive share of items of income, gain, loss, deduction and credit with respect to such partnerships (the SPhinX(TM) Managed Futures Fund portfolios) in which it invests, and the limited partners in turn will be allocated their share of such items. The character of such items to the limited partners generally will be the same as if such item were realized directly by the Fund, but elections and determinations available to the partnership in which the Fund invests may affect the timing and/or character of income realized by the Fund and in turn realized by the limited partners. For example, if a partnership (an SPhinX(TM) Managed Futures Fund portfolio) in which the Fund invests holds foreign currency positions subject to Section 988, the gain or loss on such positions will be ordinary income or loss to the limited partners unless that partnership has made an election under Section 988 to treat the gain or loss as capital gain or loss. Also, if an partnership in which the Fund invests borrows to finance positions (including purchasing securities on margin), this will cause part or all of the income from such positions allocable to a limited partner which is a tax-exempt organization to be unrelated business taxable income in the same manner as if the Fund borrowed to finance such positions directly. In addition, the Fund will report its expenses from an underlying partnership (an SPhinX(TM) Managed Futures Fund portfolio) as Section 162 or Section 212 deductions or otherwise consistent with the manner in which such partnership reports such expenses. The status of the SPhinX(TM) Managed Futures Fund portfolios as partnerships for United Stated federal income tax purposes depends on their satisfying certain conditions, e.g., the conditions set forth below under "The Fund's Partnership Tax Status." The Fund expects that the SPhinX(TM) Managed Futures Fund portfolios will satisfy such conditions, but cannot assure this.

The Fund's Partnership Tax Status

In the opinion of Alston & Bird LLP, the Fund will be treated as a partnership and will not be treated as a "publicly traded partnership" for United States federal income tax purposes, assuming that the Fund does not elect to be taxed as a corporation and that substantially all of the gross income of the Fund in each of its taxable years will constitute "qualifying income" within the meaning of Section 7704(d) of the Internal Revenue Code of 1986, as amended, referred to as the Code. Accordingly, the Fund will not pay any federal income tax.

Taxation of Limited Partners on Profits and Losses of the Fund

Each limited partner (other than foreign limited partners, discussed below, and tax-exempt investors) must pay tax on his share of the Fund's annual income and gains, if any, even if the Fund does not make any cash distributions.

The Fund generally allocates the Fund's gains and losses equally to each Unit. However, a limited partner who redeems any units will be allocated his share of the Fund's gains and losses in order that the amount of cash a limited partner receives for a redeemed Unit will generally equal the limited partner's adjusted tax basis in the redeemed Unit. A limited partner's adjusted tax basis in a redeemed Unit generally equals the amount paid for the Unit, increased by income or gains allocated to the Unit and decreased (but not below zero) by distributions, deductions and loses allocated to the Unit. These allocations are intended to make the limited partner's tax allocations as of the redemption generally equal to the limited partner's economic allocations. However, there can be no assurance that the IRS will not challenge such allocations.

Fund Losses by Limited Partners

A limited partner may deduct Fund losses only to the extent of his adjusted tax basis in his units. However, a limited partner subject to "at-risk" limitations (generally, non-corporate taxpayers and closely held corporations) can only deduct losses to the extent the limited partner is "at-risk." The "at-risk" amount is similar to adjusted tax basis, except that it does not include any amount borrowed on a nonrecourse basis or from someone with an interest in the Fund.

"Passive-Activity Loss Rules" and its Effect on the Treatment of Income and Loss

The trading activities of the Fund are not a "passive activity." Accordingly, a limited partner can deduct Fund losses from taxable income (subject to some limitations, such as the limitation on deductibility of capital losses, discussed below). However, a limited partner cannot offset losses from "passive activities" against Fund gains.

Cash Distributions and Unit Redemptions

A limited partner who receives cash from the Fund, either through a distribution or a partial redemption, will not pay tax on that cash until his adjusted tax basis in the units is reduced to zero. A limited partner who receives cash upon the complete redemption of units will recognize gain or loss for federal income tax purposes. The gain or loss will generally equal the difference between the amount of cash received and the limited partner's adjusted tax basis from his units.

Gain or Loss of Section 1256 Contracts and non-Section 1256 Contracts

The Code provides specific rules for "Section 1256 Contracts." Section 1256 contracts include certain futures and forward contracts as well as some stock index option contracts traded on United States exchanges. For tax purposes, Section 1256 contracts that remain open at year end are marked-to-market and treated as if the position were closed at year end. The gain or loss Section 1256 contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss regardless of how long the position was open.

Non-Section 1256 contracts include Section 988 transactions, i.e., transactions in which the amount paid or received is denominated by reference to a foreign currency. In general, gain or loss on Section 988 transactions is characterized as ordinary income or loss. However, the Fund plans to make an election to treat gain or loss on Non-Section 1256 contracts, some foreign currency forward contracts and non-equity options on foreign currencies, as capital gain or loss.

Tax on Capital Gains and Losses

A non-corporate limited partner's long-term gains-net gain on capital assets held more than one year and 60% of the gain on Section 1256 contracts-are taxed at a maximum rate of 15% for sales or exchanges occurring after May 5, 2003 and prior to January 1, 2009 (and 20% for sales or exchanges occurring thereafter). Short-term capital gains-net gain on capital assets held one year or less and 40% of the gain on Section 1256 contracts-are subject to tax at the same rates as ordinary income.

Individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, if the Fund were to suffer significant losses, a limited partner could still be required to pay taxes on his share of the Fund's interest income. Capital losses of individuals generally may not be carried back to offset capital gains in prior years, but can be carried forward indefinitely.

An individual taxpayer, however, can carry back net capital losses on Section 1256 contracts three years to offset earlier gains on Section 1256 contracts. To the extent the taxpayer cannot offset past Section 1256 contract gains, he can carry forward such losses indefinitely as losses on Section 1256 contracts.

Limited Deduction for Certain Expenses

Individual taxpayers are subject to material limitations on their ability to deduct investment advisory expenses and other expenses of producing income. The general partner does not believe that the operating expenses of the Fund are investment advisory expenses. As a result, the general partner intends to treat the operating expenses as ordinary business deductions, or income allocations not subject to the material deductibility limitations that apply to investment advisory expenses. However, the IRS could take a different position. The IRS could contend that the operating expenses of the Fund should be recharacterized as investment advisory expenses or, alternatively, capitalized. If these items were treated as investment advisory expenses or were capitalized, individual taxpayers would have additional tax liability, and if recharacterized as investment advisory fees, would be subject to limited deductibility. See also"-Syndication Expenses," below.

Interest Expenses

Interest received by the fund is taxed as ordinary income. Net capital losses can offset ordinary income only to the extent of $3,000 per year. See "-Tax on Capital Gains and Losses above.

Syndication Expenses

Neither the Fund nor any limited partner is entitled to any deduction for syndication expenses (i.e., expenses incurred in issuing and marketing the Fund), nor can these expenses be amortized by the Fund or any limited partner even though the payment of such expenses reduces net asset value.

The general partner has paid or will pay all organization and initial offering costs from its own funds and will not be reimbursed by the Fund. However, the IRS could take the position that a portion of the fees paid by the Fund to the general partner constitutes non-deductible syndication expenses.

Investment Interest Deductibility Limitations

Individual taxpayers can deduct "investment interest"-interest on indebtedness allocable to property held for investment-only to the extent that it does not exceed net investment income. Net investment income does not include some net capital gains. A taxpayer can elect to include some net capital gain in investment income if he forgoes the benefit of the reduced capital gains rate. A taxpayer may also elect to treat qualified dividend income as investment income if he forgoes the benefit to the reduced capital gains rate on the qualified dividends.

IRS Audits of the Fund and its Limited Partners

The IRS audits Fund-related items at the Fund level rather than at the limited partner level. The general partner acts as "tax matters partner" with the authority to determine the Fund's response to an audit. If an audit results in an adjustment, all limited partners may be required to pay additional taxes, interest, and penalties. Each SPhinX(TM) Managed Futures Fund portfolio is also subject to audit by the IRS. If the audit of an SPhinX(TM) Managed Futures Fund portfolio results in an adjustment, the Fund will pass through the effects of that adjustment to all limited partners. Because the Fund will only be an investor in the SPhinX(TM) Managed Futures Fund portfolios, it will not have the right to contest such adjustments.

Treasury Regulation Section 1.6011-4 provides that if a taxpayer is involved in a "reportable transaction," then the taxpayer must file an IRS Form 8886 "Reportable Transaction Disclosure Statement" and attach it to the taxpayer's Federal income tax return for each taxable year for which the taxpayer's Federal income tax liability is affected by the taxpayer's participation in the transaction. The definition of a reportable transaction in the regulations includes a transaction resulting in, or that is reasonably expected to result in, a loss (unreduced by any gains) under Section 165 of at least $2 million in any single year or $4 million in any combination of two taxable years for a partnership such as the Fund or $50,000 in any single year for individuals or trusts, whether the loss flows through from a partnership, if the loss arises with respect to a Section 988 transaction (as defined in Section 988(c)(1) relating to foreign currency transactions), These rules apply to transactions entered into, or interests acquired therein, on or after February 28, 2003. Pursuant to Revenue Procedure 2004-66, the Service generally excepts from this rule the positions in which the Fund expects it normally will be indirectly investing in, e.g., Section 1256 contracts and assets with a "cost" tax basis. If an election has not been made to treat currency gains and losses as capital gains and losses, ordinary currency losses are not excepted from the reporting rules, nor are assets which have been part of a straddle under 1092(c), excluding a mixed straddle under Treasury Regulation Section 1.1092(b)-4T. The Fund believes that the limited partners should not be subject to these reporting rules, but that no assurance can be made in this respect because the inapplicability of the rule depends on the investments and elections made by the SPhinX(TM) Managed Futures Fund and its portfolios. Treasury Regulations Section 1.6011-4 also includes within the definition of a reportable transaction those transactions which have a significant book-tax-difference. This reporting requirement applies to SEC registered funds, and to non-SEC registered funds with gross United States assets of $250 million or more. Revenue Procedure 2004-67 excepts from these rules items resulting solely from (1) the use of a mark-to-market method of accounting for book purposes but not tax purposes, (2) the use of a mark-to-market method of accounting for tax purposes but not for book purposes or (3) in the case of a taxpayer who used mark-to-market accounting for both book purposes and tax purposes, the use of different methodologies for book purposes and tax purposes. It is expected that the investments made by the Fund will satisfy this exception, but no assurance can be given in this matter as the matters relevant to the exceptions are determined at the SPhinX(TM) Managed Futures Fund level.

The American Jobs Creation Act of 2004 established a requirement that a "material advisor" also had to file Form 8886 Reportable Transaction Disclosure Statement and maintain a list of all investors in any reportable transaction. A material advisor in general is any person who actively manages, promotes or implements any reportable transaction. The general partner is likely to meet the definition of a material advisor and would be required to file Form 8886 and maintain a list of investors if the Fund, directly or through the SPhinX(TM) Managed Futures Fund, enters into a transaction which the general partner knows or reasonably expects will be a reportable transaction of the type described in the previous paragraph. Such list would have to be made available to the Service upon request. The Fund does not expect to have to file Form 8886 or maintain such a list because, as stated in the prior paragraph, it does not expect these will be reportable transactions, but as further stated in the prior paragraph, no assurance can be given that this will be the case.

Taxation of Foreign Investors

A limited partner who is a non-resident alien individual, foreign corporation, foreign partnership, foreign fund or foreign estate generally is not subject to taxation by the United States on capital gains from commodity trading, provided that the foreign limited partner (in the case of an individual) does not spend more than 182 days in the United States during his taxable year, and provided further, that the foreign limited partner is not engaged in a trade or business within the United States during a taxable year to which income, gain or loss of the Fund is treated as "effectively connected." An investment in the Fund should not, by itself, cause a foreign limited partner to be engaged in a trade or business within the United States for the foregoing purposes. In the event that the Fund was found to be engaged in a United States trade or business, a foreign limited partner would be required to file a United States federal income tax return for such year and pay tax at full United States rates. In the case of a foreign limited partner which is a foreign corporation, an additional 30% "branch profits" tax might be imposed. Furthermore, in such event the Fund would be required to withhold taxes from the income or gain allocable to such a limited partner under Code Section 1446.

Portfolio interest income (other than so-called "contingent interest") allocable to a foreign limited partner is likewise not subject to United States federal income tax withholding, provided that the foreign limited partner is not engaged in a trade or business within the United States and provided the Fund with an IRS Form W-8BEN or other applicable form. Similarly, a foreign limited partner's allocable share of interest on U.S. bank deposits, certificates of deposit and discount obligations with maturities (from original issue) of 183 days or less is not subject to United States federal income tax withholding. Generally, other interest from United States sources paid to the Fund and allocable to foreign limited partners will be subject to United States federal income tax withholding at a statutory rate of 30% (subject to applicable treaty reductions).

Tax-Exempt U.S. Limited Partners

Tax-exempt U.S. limited partners generally will not be required to pay tax on their share of income or gains of the Fund, so long as the limited partner does not use borrowed funds in connection with its purchase of units. If an SPhinX(TM) Managed Futures Fund portfolio borrows funds to acquire a financial position, this will cause part or all of the income from such positions that is allocable to a limited partner that is a tax-exempt organization to be unrelated business taxable income.

State and Other Taxes

In addition to the federal income tax consequences described above, the Fund and the limited partners may be subject to various state and other taxes.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS BEFORE DECIDING WHETHER TO INVEST.

PURCHASES BY EMPLOYEE BENEFIT PLANS

General

The following section is a summary of the material consequences under the Employee Retirement Income Security Act of 1974, as amended, and the Code, which a fiduciary of an "employee benefit plan" as defined in ERISA or of a "plan" as defined in Section 4975 of the Code (and including for this purpose, any entity deemed to hold plan assets) should consider before deciding to invest any of such plan's assets in the Fund.

ERISA and Section 4975 of the Code together impose restrictions on plans or accounts of various types which provide retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. These plans and accounts include, but are not limited to, corporate pension and profit sharing plans, "simplified employee pension plans," KEOGH plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans as well as entities deemed to hold the assets of these plans and accounts, but generally do not include any plan maintained by a church or by a state or local government (however, government plans may be subject to rules similar to ERISA and the Code).

In addition, ERISA requires that each plan fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund plays in the Plan's overall investment portfolio. Therefore, fiduciaries of ERISA plans, before deciding to invest in the Fund, must be satisfied that:

•  an investment in the Fund is consistent with their fiduciary obligations under ERISA;

•  an investment in the Fund is a prudent investment for the Plan in accordance with Section 404(a)(1)(B) of ERISA;

•  an investment in the Fund complies with the requirements under Section 404((a)(1)(C) of ERISA that Plan investments be diversified so as to minimize the risk of large losses;

•  an investment in the Fund is made in accordance with the documents and instruments governing the Plan, including the Plan's investment policy, and in accordance with the terms of the Fund; and

•  an investment in the Fund will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

"Plan Assets"

The purchase of units by a Plan raises the issue of whether that purchase will cause, for purposes of Title I of ERISA and subject to Section 4975 of the Code, the underlying assets of the Fund to be considered to constitute assets of such Plan. A regulation issued under ERISA contains rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered assets of such Plan for purposes of ERISA and Section 4975 of the Code (i.e., "plan assets"). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including an exception applicable if the equity interest purchased is a "publicly-offered security." A publicly-offered security is a security that is:

•  freely transferable;

•  part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another by the conclusion of the offering; and

•  either is (a) part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, if the class of securities of which the security is a part is registered under the Securities Exchange Act of 1934 within 120 days, or such later time as may be allowed by the Securities and Exchange Commission, after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred.

The units are expected to qualify as a "publicly-offered security" pursuant to the foregoing rules.

Ineligible Purchasers

Units may not be purchased with the assets of a Plan if the general partner, the Fund, any selling agent, any clearing broker or any of their respective affiliates or any of their respective agents or employees: (1) has investment discretion with respect to the investment of the assets of such Plan to be invested in the units; (2) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the Plan assets and that the advice will be based on the particular investment needs of the Plan; or (3) is an employer maintaining or contributing to the Plan, except as is otherwise permissible under ERISA and Section 4975 of the Code. A party that is described in clause (1) or (2) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

Acceptance of subscriptions on behalf of plans is in no respect a representation by the Fund, the general partner, any selling agent or any other party related to the Fund that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any particular plan. The person with investment discretion should consult with his or her financial and legal advisors as to the propriety of an investment in the Fund in light of the circumstances of the particular plan and current tax law.

PLAN OF DISTRIBUTION

Subscription Procedure

The units are being offered on a "best efforts" basis without any firm underwriting commitment through selling agents including, but not limited to, Refco Securities, LLC. You may purchase units at net asset value as of the 1st and 16th day of each calendar month. If the day is not a business day, you may purchase units on the next business day. The minimum initial investment is $10,000 for new investors; $3,000 for an individual retirement account. In order for an individual retirement account to purchase units, the assets of the account must be held by a third-party custodian, such as your broker. Additional subscriptions by existing limited partners are permitted with a $2,500 minimum. Units are sold in fractions calculated up to four decimal places.

In order to purchase units, you must complete, sign and deliver to a selling agent the Subscription Agreement and Power of Attorney Signature Page which accompanies this prospectus, together with a check for the amount of your subscription. If you have already purchased units and want to purchase additional units, you may complete, sign and deliver the Notice of Subscription for Additional Units that accompanies this Prospectus instead of the Subscription Agreement and Power of Attorney Page. Checks should be made payable to "S&P MANAGED FUTURES INDEX FUND, LP." Subscription proceeds will be deposited in the Fund's bank account. Instead of delivering a check you may wire transfer the amount of your subscription according to the wire transfer instructions attached to the Subscription Agreement.

Clients of some selling agents may make subscription payments by authorizing the selling agents to debit their customer securities account for the amount of the subscription. When a subscriber authorizes a debit, the subscriber will be required to have the amount of his or her subscription payment on deposit in his or her account on a settlement date specified by the selling agent. The selling agent will debit the account and transmit the debited funds directly to the Fund's bank account via check or wire transfer made payable to "S&P MANAGED FUTURES INDEX FUND, LP." The settlement date specified by the selling agents shall be no later than three business days following notification by the general partner of the acceptance of an investor's subscription and no later than the termination of the monthly offering period.

The general partner and the selling agents will make every reasonable effort to determine that the purchase of units is a suitable and appropriate investment for each prospective limited partner in the Fund through information received on the Subscription Agreement. You must submit these documents at least 6 business days before the 1st or 16th day of the calendar month in which you wish to subscribe, along with cleared funds to purchase the units at least 3 business days in advance.

No sale of units will be completed until at least 5 business days after the prospective investor has received a copy of the prospectus. The Fund's administrator, on behalf of the Fund, will send each investor confirmation of his or her purchase.

The Fund will retain the interest earned on subscriptions held in its bank account pending investment in the Fund.

There are no fees applicable to subscriptions held pending investment in the Fund.

Subscriptions, if rejected, will be returned to investors, together with any interest accrued thereon, promptly following the end of the month in which the subscription was rejected or sooner if practicable.

Subscriptions are final and binding on a subscriber as of the close of business on the fifth business day following the subscriber's receipt of a final prospectus.

Anti-Money Laundering Disclosures

In order to comply with laws and regulations aimed at the prevention of money laundering and prohibiting transactions with certain countries, organizations and individuals, the Fund may request such information as it reasonably believes is necessary to verify the identity of an investor or a prospective investor and to determine whether an investor is permitted to be an investor in the Fund under these laws and regulations. In the event of delay or failure by an investor or a prospective investor to produce any information required by the Fund for these purposes, the Fund may require mandatory redemption of the investor's units, and may refuse to accept the subscription of a prospective investor. Likewise, after reviewing the information provided, it is possible that the Fund may determine to redeem an investor's units or refuse to accept a prospective investor's subscription. In certain circumstances, the Fund may be required to provide information about investors to regulatory authorities and to take any further action as may be required. Neither the Fund nor the general partner will be liable for any loss or injury to an investor or prospective investor that may occur as a result of disclosing such information or refusing or redeeming units.

The Selling Agents

Refco Securities, LLC has been selected as a selling agent for the Fund and may utilize additional selling agents from time to time at no additional cost to the Fund.

The general partner has selected the selling agents to assist in the making of offers and sales of units and provide customary ongoing services provided to the Fund and its limited partners for commodities related brokerage services. Such ongoing services may include, without limitation, advising limited partners of the net asset value of the units they own, responding to limited partners' inquiries about monthly statements and annual reports and tax information provided to them, advising limited partners whether to make additional capital contributions to the Fund or to redeem their units, assisting with redemptions of units, providing information to limited partners with respect to futures and forward market conditions and providing further services which may be requested by limited partners. Any selling agent that will receive any ongoing service fees with respect to units sold by it must be duly registered with the NFA as a futures commission merchant or introducing broker. Any associated person of such a selling agent must be registered with the NFA as an associated person having taken the Series 3 and/or Series 31 Commodity Brokerage Exam or having been "grandfathered" as an associated person qualified to do commodities brokerage.

Class 1-Initial Service Fee

With respect to the Class 1 Units, as compensation, the general part will pay the selling agents an initial service fee equal to 2.0% per annum of the subscription amount of each subscription for Class 1 Units. The maximum amount of compensation paid to an NASD member as an initial service fee may not exceed 10.0%

(plus an additional 0.5% for bona fide due diligence expenses) of the subscription amount. The initial service fee for the first year after the sale of the units will be pre-paid by the general partner for bona fide transactions in an amount equal to 2.0% of the amount contributed. The prepaid initial service fee will be amortized monthly at an annual rate of 2.0% of the average daily net asset value of the Class 1 Units. The initial net asset value of your investment in units will not be reduced by the prepayment of the initial service fee to the selling agents by the general partner. Since the general partner is prepaying the initial service fee for the first year and is being reimbursed therefor by the Fund monthly in arrears based upon a corresponding percentage of net asset value, it bears the risk and the upside potential of any mismatch between the amount of the initial service fee prepaid and the amount of the reimbursement thereof as a result of variations in net asset value. For Class 1 Units purchased prior to July 1, 2005, the selling agent was paid an initial service fee equal to 2.9% annually.

The Class 2 Units are not subject to an initial service fee.

Class 1-Ongoing Service Fee

After the expiration of 12 months following the purchase of Class 1 Units, the Fund will pay the selling agents selling Class 1 Units an ongoing service fee of 2.0% annually of the net asset value of each Class 1 Unit sold by them on an ongoing basis for ongoing services provided to the Fund and its limited partners. The ongoing service fee is compensation which remains payable with respect to the units subject to payment thereof for as long as such units are outstanding.

Class 2 Units are not subject to an ongoing service fee.

The general partner will not directly or indirectly pay or award any commissions or other compensation relating to the sale of units to any person engaged to sell units or to provide advice to a limited partner if it is aware that the person does not have the proper licenses.

The general partner has agreed to indemnify the selling agents against certain liabilities that the selling agents may incur in connection with the offering and sale of the units, including liabilities under the Securities Act of 1933 and the Commodity Exchange Act.

The selling agents will determine the suitability of prospective limited partners in the Fund, pursuant to Rule 2810 of the NASD, based upon information contained in the Subscription Agreement and documents furnished to the selling agents by their customers in opening accounts.

REFCOFUND HOLDINGS, LLC PRIVACY POLICY

Your Privacy Is Our Priority

The general partner is committed to safeguarding the personal information that you provide us. This Privacy Policy describes how we handle and protect personal information we collect about individuals who apply for or receive our products and services. The provisions of this notice apply to former customers as well as our current customers.

Why and How We Collect Personal Information

When you submit a subscription, we collect personal information about you for business purposes, such as processing your requests and transactions, informing you about products and services that may be of interest to you and providing customer service. The personal information we collect about you includes:

•  information you provide to us on subscription documents, applications and other forms, such as your name, address, date of birth, social security number, occupation, assets and income;

•  information about your transactions with us and with our affiliates;

•  information we receive from consumer reporting agencies, such as your credit history and creditworthiness, and other entities not affiliated with us; and

•  information you provide to us to verify your identity, such as a passport, or received from other entities not affiliated with us.

How We Protect Personal Information

We limit access to your personal information to those employees who need to know in order to conduct our business, service your account and help you accomplish your financial objectives, such as providing you with a broad range of products and services. Our employees are required to maintain and protect the confidentiality of your personal information and must follow established procedures to do so. We maintain physical, electronic and procedural safeguards to protect your personal information. We do not rent or sell your name or personal information to anyone.

Sharing Information With Our Affiliates

We may share personal information described above with our affiliates for business purposes, such as servicing customer accounts and informing customers about new products and services, and as permitted by applicable law. Our affiliates are companies controlled or owned by us, or companies controlling or under common control with our parent company (Refco Group Ltd., LLC) and us, and include financial service companies, such as dealers, other brokers, futures commission merchants and advisers.

The information we share with affiliates for marketing purposes may include the information described above, such as name, address and Refco account information, but will not include other credit information, such as credit history appearing on a consumer credit report or net worth and income information appearing on applications for our products and services.

Disclosure to Non-Affiliated Third Parties

In order to support the financial products and services we provide to you, we may share the personal information described above with third-party service providers and joint marketers not affiliated with us, including:

•  financial service institutions (e.g., advisers, dealers, brokers, trust companies and banks) with whom we have joint marketing agreements, such as agreements to market financial services or products that we jointly offer, endorse or sponsor; and

•  companies under contract to perform services for us or on our behalf, such as vendors that prepare and mail statements and transaction confirmations or provide data processing, computer software maintenance and development, transaction processing and marketing services.

These companies acting on our behalf are required to keep your personal information confidential.

Also, we may disclose personal information to non-affiliated companies and regulatory authorities as permitted or required by applicable law. For example, we may disclose personal information to cooperate with regulatory authorities and law enforcement agencies to comply with subpoenas or other official requests, and as necessary to protect our rights or property. Except as described in this privacy policy, we will not use your personal information for any other purpose unless we describe how such information will be used at the time you disclose it to us or we obtain your permission to do so.

Accessing and Revising Your Personal Information

We endeavor to keep our customer files complete and accurate. We will give you reasonable access to the information we have about you. Most of this information is contained in account statements that you receive from us and applications that you submit to obtain our products and services. We encourage you to review this information and notify us if you believe any information should be corrected or updated. If you have a question or concern about your personal information or this privacy notice, please contact us or your Selling Agent.

This policy applies to the general partner and each investment vehicle to which the general partner or any of its affiliates serves as the general partner, investment manager or the investment advisor.

EXPERTS

The RefcoFund Holdings, LLC Statement of Financial Condition as of April 30, 2005 included in this prospectus has been audited by Grant Thornton LLP, independent registered public accountants, as stated in their report with respect thereto, and is included herein in reliance upon the authority of said firm as experts in accounting and auditing.

The financial statements of S&P Managed Futures Index Fund, LP as of December 31, 2004, included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

The Fund filed its registration statement relating to the units registered with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information. You may read any of the registration statements, or obtain copies by paying prescribed charged, at the SEC's public reference rooms located at 450 Fifth Street, N.W., Room 1024, Washington DC 20549; 233 Broadway, New York, New York 10279; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. For further information on the public reference rooms, please call the SEC at 1-800-SEC-0330. The registration statement is also available to the public from the SEC's web site at "http://www.sec.gov."

REPORTS

CFTC Rules require that this prospectus be accompanied by summary financial information, which may be a recent monthly report of the Fund, current within 60 calendar days.

The general partner is required to provide all investors with monthly statements of account and with an annual report containing financial statements certified by an independent public accountant.

PART TWO
STATEMENT OF ADDITIONAL INFORMATION

S&P MANAGED FUTURES INDEX FUND, LP

June [__], 2005

This prospectus is in two parts-a disclosure document and a
statement of additional information. These parts are bound together and may not be distributed separately.

THE FUTURES AND FORWARD MARKETS

Futures and Forward Contracts

Futures contracts in the United States are generally traded on exchanges and call for the future delivery of various commodities. These contractual obligations may be satisfied either by taking or making physical delivery or by making an offsetting sale or purchase of a futures contract on the same exchange.

Forward currency contracts are agreements to make or accept delivery of a currency and are traded off-exchange through banks or dealers. In these instances, the bank or dealer generally acts as principal in the transaction and charges "bid-ask" spreads. These contractual obligations are generally satisfied by making an offsetting agreement.

Unlike an investment in bonds where some consistency of yield is expected or in stocks where participation in economic growth is expected, futures and forward trading is a "zero-sum" risk transfer economic activity. For every gain realized by one futures and forward trader, there is an equal and offsetting loss suffered by another.

Hedgers and Speculators

The two broad classifications of persons who trade futures and forward contracts are "hedgers" and "speculators." Hedging is designed to minimize the losses that may occur because of price changes, for example, between the time a merchandiser contracts to sell a commodity and the time of delivery. The futures and forward markets enable the hedger to shift the risk of price changes to the speculator. The speculator risks capital with the hope of making profits from such changes. Speculators, such as the Fund, rarely take delivery of the physical commodity but rather close out their futures positions through offsetting futures contracts.

Exchanges; Position and Daily Limits; Margins

Commodity exchanges in the United States generally have an associated clearinghouse. Once trades made between members of an exchange have been cleared, each clearing broker looks only to the clearinghouse for all payments in respect of such broker's open positions. The clearinghouse "guarantee" of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Federal legislation adopted in December 2000 has made possible a variety of new futures and derivative exchanges and clearing organizations that will be subject to less CFTC oversight than the commodities exchanges on which the SPhinX(TM) Managed Futures Fund anticipates trading in the United States. Additionally, this legislation permits a variety of highly qualified persons to trade contracts for future delivery on various non-agricultural commodities among themselves off-exchange. The General Partner currently expects that substantially all of the SPhinX(TM) Managed Futures Fund's futures trading in the United States will be conducted on exchanges subject to the full oversight of the CFTC. However, it is not now possible to determine what impact the existence of these new exchanges will have on the SPhinX(TM) Managed Futures Fund's trading activities.

The SPhinX(TM) Managed Futures Fund will trade on a number of foreign commodity exchanges. Foreign commodity exchanges differ in certain respects from their United States counterparts and are not regulated by any United States agency.

The CFTC and the United States exchanges have established "speculative position limits" on the maximum positions that the portfolio managers may hold or control in futures contracts on some, but not all, commodities. For example, the CFTC limits the number of contracts each portfolio manager can control in corn to 5,500 in a single delivery month and the Chicago Mercantile Exchange limits the number of S&P 500 Index contracts each portfolio manager can control to 20,000; however, Treasury bonds traded on the Chicago Board of Trade are not subject to position limits.

United States exchanges limit the maximum price change in some, but not all, futures contracts during any single trading day. Once the "daily limit" has been reached, it becomes very difficult to execute trades in the same direction the market has moved. That is, if a market is "limit up," it is difficult, if not impossible, to buy, but very easy to sell. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or temporarily eliminate liquidity. For example, the Chicago Board of Trade imposes a daily price change limitation of $0.20 on corn futures but imposes no daily limit on Treasury bond futures. The Chicago Mercantile Exchange coordinates trading halts in the S&P 500 index futures with trading halts of the stocks underlying the index and imposes trading pauses or halts at moves of 5%, 10%, 15% and 20% in the value of that index.

When a position is established, "initial margin" is deposited. On most exchanges, at the close of each trading day "variation margin," representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader's account. If "variation margin" payments cause a trader's "initial margin" to fall below "maintenance margin" levels, a "margin call" is made, requiring the trader to deposit additional margin or have his position closed out.

Investing in Managed Futures

  There are many options to choose from when constructing an investment portfolio. At one time, an asset allocation approach that included Managed Futures was familiar mainly to sophisticated institutions and some wealthy investors. Managed Futures seemed mysterious and inaccessible to the rest of the investment world. In recent years, however, studies have shown that the inclusion of Managed Futures in an investment program may help to diversify portfolios while producing returns with low correlations to other asset classes, especially stocks and bonds.

  Refco Securities, LLC ("REFCO"), a global leader in futures trading, has designed this brochure to help you better understand:

  • Managed Futures as an alternative asset class

  • Potential benefits of integrating a portion of your portfolio to Managed Futures

  • How Standard and Poor's designed the S&P Managed Futures Index (S&P MFI)

  • Why to invest in a Fund that tracks the S&P MFI

  REFCO has provided this publication for educational purposes only. All major indices are footnoted and described on the back cover. If you have any specific questions about the S&P MFI or are interested in investing in vehicles which track its performance, please contact REFCO at + 1.212.693.7047.

   What are Managed Futures?

   Managed Futures is an investment strategy directed by Commodity Trading Advisors (CTAs) or professional money managers who typically trade and manage long and short market positions in financial futures, foreign currency markets, and commodities. CTAs have the potential to profit in a variety of economic environments and in rising or falling markets.

   Futures Markets and Sectors

   The futures markets include, but are not limited to:

North American Interest Rates

Canadian Bank Bills

Canadian 10 Year Bond Eurodollar

Treasury 5 Year Notes

Treasury 10 Year Notes

Treasury 30 Year Notes

European Interest Rates

Euroswiss

German 2 Year Schatz

German 5 Year Bobl

Short Sterling

UK 10 Year Long Gilt

Asia/Pacific Rates

Australian Bank Bills

Australian 3 Year Bond

Australian 10 Year Bond

Currencies

Australian Dollar

British Pound

Canadian Dollar

Euro

Japanese Yen

Mexican Peso

New Zealand Dollar

South African Rand

South Korean Won

Swiss Franc

Thai Baht

Stock Indices

CAC–40 (France)

DAX (Germany)

DJ Euro Stoxx 50 Index

Dow Jones Industrial Avg

FTSE (UK)

Ibex (Spain)

NASDAQ 100

S&P 500

Metals

Aluminum

Copper

Gold

Lead

Nickel

Platinum

Silver

Zinc

Energy

Crude Oil

Energy Products

Gas Oil

Heating Oil

Natural Gas

Unleaded Gasoline

Livestock

Lean Hogs

Live Cattle

Pork Bellies

Grains/Oilseed

Canola

Corn

Oats

Soybeans

Soybean Meal

Wheat

Softs

Cocoa

Coffee

Cotton

Orange Juice

Sugar

Trends in the Futures Markets

Managed Futures own and profit from trends in global futures markets. While stock prices are driven by earnings and bond prices are driven by interest rates, Managed Futures are driven by trends in price.

CTAs Profit from Trending Markets

Equity Trend:
S&P 500 Futures Contract*

Historically, CTAs have performed well when equities are suffering significant declines, yet have performed positively when equity markets are rising.

Oil Trend:
Crude Oil Futures Contract*

China's need for external commodities to support its rapidly growing economy continues to affect prices globally.

Currency Trend:
Euro Currency Futures Contract*

U.S. budget deficits tend to cause the USD to fall or weaken against other currencies.

Interest Rate Trend:
30 Year Bond Futures Contract*

During periods of increasing or uncertain interest rate environments, CTAs have capitalized on price movements in global markets.

*Continuous

Source: Bloomberg

Potential Benefits

  Managed Futures vs. Traditional Asset Classes

  In the hypothetical case below, if you invested $10,000 in each of the three separate asset classes – stocks, bonds and Managed Futures over time, the value of your initial investment in Managed Futures would have been worth approximately 78% more than your investment in stocks and 60% more than your investment in bonds.

  * For illustrative purposes only. The illustration does not represent the performance of an investment in the S&P Managed Futures Index Fund, LP.

  Data: January 1998 through December 2004. For the S&P MFI, performance is hypothetical from January 1998 through December 2002. Performance is actual from January 2003 through December 2004.

  Past performance is not indicative of future results.

  Managed Futures Performance Potential

  Managed Futures are especially interesting because they have historically offered positive returns when equity markets are down.

  * For illustrative purposes only. The illustration does not represent the performance of an investment in the S&P Managed Futures Index Fund, LP.

  Data: January 1998 through December 2004. For the S&P MFI, performance is hypothetical from January 1998 through December 2002. Performance is actual from January 2003 through December 2004.

  Past performance is not indicative of future results.

Potential Benefits

Managed Futures as Part of an Asset Allocation

Managed Futures have usually reduced volatility and added positive returns in a traditional portfolio. In the hypothetical example below, we display the performance and risk improvement when adding a 5% and 10% allocation of Managed Futures to a traditional investment portfolio consisting of stocks and bonds.

As you can see, if you added Managed Futures to your overall asset allocation, you would have achieved greater returns with reduced volatility.

Data: January 1998 through December 2004. Stocks are measured by the S&P 500 Index and Bonds are measured by the Lehman Aggregate Bond Index. For the S&P MFI, performance is hypothetical from January 1998 through December 2002. Performance is actual from January 2003 through December 2004.

Past performance is not indicative of future results

Non-Correlation to Traditional Asset Classes

Another attribute of Managed Futures is that this asset class is not typically correlated to traditional asset classes. Historically, Managed Futures have shown the ability to perform independently of other asset classes and, therefore, can be a valuable addition to a portfolio.

Correlation is a measure of the degree to which the values of different investment types move in the same direction. A correlation value near 1.0 implies a high correlation; values near or at zero indicate little or no correlation, indicating the two investment types perform independently from one another.

Data: January 1998 through December 2004. Stocks are measured by the S&P 500 Index and Bonds are measured by the Lehman Aggregate Bond Index. For the S&P MFI, performance is hypothetical from January 1998 through December 2002. Performance is actual from January 2003 through December 2004.

Past performance is not indicative of future results

Why Standard & Poor's

In response to the need for a more representative and formal measurement of Managed Futures programs, Standard & Poor's launched the S&P MFI in January 2003. The S&P MFI is a standardized and investable benchmark that is representative of the Managed Futures industry as a whole. Each program in the S&P MFI are equally weighted to enhance the diversification and minimize the risks of trading futures directly or investing with any single CTA. Some key benefits of the S&P MFI include:

  •  Representative: 14 programs are screened from a universe of over 250 systematic Managed Futures strategies across the volatility spectrum

  •  Consistency: Rigorous quantitative and qualitative selection criteria and due diligence processes are applied to the programs before inclusion in the S&P MFI, and on an ongoing basis, in order to minimize single manager risk

  •  Investability: A minimum capacity of $100 million is guaranteed by each CTA.

  •  Structure: Each program in the S&P MFI is priced independently by a 3rd party administrator

  •  Transparency: Methodology, daily index values, constituent list, announcement of changes and return summaries are publicly available by visiting www.standardandpoors.com

  •  Market Acceptance: Approximately $430 million has been invested from pensions, endowments, family offices and individual investors worldwide since launch of the index.

  The S&P MFI facilitates the measurement of performance and risk in Managed Futures and continues Standard & Poor's long established record as a world leader in indexing.

Construction Methodology

CTA program universe (1400)

STEP 1: Identify institutional quality CTAs (250)

STEP 2: Select CTA programs meeting quantitative criteria (45)

STEP 3: Conduct qualitative review of CTAs (20)

STEP 4: S&P MFI Committee selects CTA program for S&P MFI (14)

Why Should You Invest in a Fund that Tracks the
S&P Managed Futures Index?

• Increased portfolio diversification when held in combination with stocks and bonds

• Ability to reduce volatility in a diversified investment portfolio

• Easy access to commodity and currency markets

• Opportunity to enhance returns in any economic or market environment

• Potential to preserve capital during periods of negative market performance

• Historically not correlated to stocks

• Professional money management offered through multiple CTAs

• Long-established expertise of Standard & Poor's as a developer of major market indices

• Access to daily publication of S&P MFI performance

Finalized Returns of the S&P MFI

	Jan %	Feb %	Mar %	Apr %	May %	Jun %	July %	Aug %	Sep %	Oct %	Nov %	Dec %	Year %
Actual Performance
2004	1.58	8.20	(1.32)	(8.06)	(1.62)	(4.70)	(1.71)	(0.58)	3.94	5.56	5.39	–1.14	4.45
2003	6.96	6.93	(7.62)	0.78	6.43	(5.27)	(2.77)	1.24	(2.25)	0.63	0.02	4.72	8.89
Hypothetical Performance
2002	(1.25)	3.76	0.39	(2.72)	3.11	10.73	6.72	3.97	5.70	(6.62)	(3.68)	7.41	20.03
2001	0.54	0.84	7.27	(7.30)	1.48	(1.87)	(1.45)	3.92	7.13	5.80	(10.32)	1.14	5.70
2000	0.03	(1.38)	(1.83)	(1.42)	0.33	(2.14)	(3.38)	5.02	(4.07)	2.13	9.64	13.45	15.92
1999	(3.73)	3.67	(1.30)	5.37	(2.57)	4.74	(1.01)	0.48	0.97	(6.84)	4.32	2.83	6.29
1998	2.16	(0.26)	2.95	(5.55)	3.34	(0.87)	(0.99)	11.74	6.21	0.42	(2.51)	4.13	21.58

Source: Standard & Poor's.

Data: January 1998 through December 2004. For the S&P MFI, performance is hypothetical from January 1998 through December 2002. Performance is actual from January 2003 through December 2004.

Past performance is not indicative of future results. Performance does not reflect the deduction of fees or charges that may be associated with an investment in the S&P Managed futures Index Fund, LP or any managed futures based product. Such fees and charges have not been deducted from the performance in this table.

Benchmark Descriptions

The S&P Managed Futures Index (S&P MFI) is an investable index designed to be representative of investments in managed futures hedge funds/programs. Specifically, the index aims to track systematic managers employing mainly technical trend-following and pattern-recognition trading methodologies. The returns provided are net of all CTA related fees but gross of all fees and expenses applicable in an investment relating to this index.

The S&P 500 Index is comprised of a broad and diverse group of stocks most of which are traded on the NYSE. Generally, these are the U.S. stocks with the largest market capitalizations and, as a group, they represent approximately 80% of the total market capitalization of all publicly traded U.S. stocks.

The Lehman Brothers Aggregate Bond Index represents securities that are U.S. domestic, taxable, and dollar denominated. It covers the U.S. investment grade fixed rate bond market, with index components for government and corporate securities, mortgage pass-through securities, and asset-backed securities.

U.S. Treasury Bills are negotiable debt obligations issued by the U.S. government and backed by its full faith and credit. They mature in one year or less from their issue date.

"Standard & Poor's,®" "S&P®" and "S&P Managed Futures Index" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by REFCO. S&P index-based products are not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no recommendation concerning the advisability of investing in these products. All products must be licensed for use by Standard & Poor's.

REFCO used reliable methods to obtain its information for this publication and believes it is accurate, however the information cannot be guaranteed for correctness, accuracy, reliability or profit. The information is subject to updating, verification and may be subject to amendment. REFCO does not make any guarantees of the performance of the benchmarks illustrated within.

Refco Securities, LLC
Member NASD/SIPC
www.refco.com
Alternatives@refco.com

Investment Commentary

May 2005

S&P Managed Futures Index Fund, LP

Dear Investor,

The S&P Managed Futures Index Fund, LP - Class A returned 2.021% in May 2005 and -11.939% on a year to date basis.

The S&P Managed Futures Index Fund, LP - Class B returned 2.189% in May 2005 and -11.200% on a year to date basis.

Comparative Analysis1

Portfolio Risk/Return Summary (based on inception 3/16/04)

Date		S&P Managed Futures Index Fund, LP- Class A	S&P Managed Futures Index Fund, LP - Class B	S&P Hedge Fund Index	S&P 500 Index	Salomon Brothers Global Bond Index	Currency Subindex - MFSB / CISDM	DJAIG Commodity Index
Jan '05		-6.746%	-6.590%	-0.468%	-2.438%	-1.479%	-1.720%	0.838%
Feb '05		-0.443%	-0.276%	0.856%	2.105%	0.146%	-0.312%	6.852%
Mar '05		-0.126%	0.040%	-0.025%	-1.771%	-1.336%	0.283%	3.324%
Apr '05		-6.909%	-6.752%	-1.403%	-1.897%	1.487%	-1.316%	-6.048%
May '05		2.021%	2.189%	0.292%	3.182%	-2.021%	1.356%	-1.026%
QTD		-5.028%	-4.710%	-1.116%	1.225%	-0.564%	0.022%	-7.013%
2004		-9.638%	-8.439%	2.181%	11.227%	10.594%	-1.378%	-1.814%
2005	YTD	-11.939%	-11.200%	-0.762%	-0.950%	-3.203%	-1.727%	3.521%
Inception to Date Return*		-20.426%	-18.694%	1.403%	10.170%	7.052%	-3.081%	1.643%

*  cumulative

1  Performance information of the S&P Managed Futures Index Fund, LP is net of fees and expenses.

BENCHMARK DESCRIPTIONS

The S&P Hedge Fund Index (S&P HFI) offers investors an investable benchmark that is representative of the broad range of major strategies that hedge funds employ. The index has 40 constituents divided into three sub-indices: S&P Arbitrage, S&P Event-Driven and S&P Directional/Tactical, which in turn represent a total of nine specific strategies. These strategies include: Equity Market Neutral, Fixed Income Arbitrage, Convertible Arbitrage, Merger Arbitrage, Distressed, Special Situations, Long/Short Equity, Managed Futures and Macro. The strategies are equally weighted to ensure well-rounded representation of hedge fund investment approaches and to avoid overrepresentation of currently popular strategies. The S&P 500 Index is comprised of a broad and diverse group of stocks most of which are traded on the NYSE. Generally, these are the US stocks with the largest market capitalizations and, as a group, they represent approximately 80% of the total market capitalization of all publicly traded US stocks. The Salomon Brothers World Government Bond Index is a capitalization-weighted index which tracks the performance of 14 government bond markets. The Managed Futures Securities Based (MFSB) Indices are provided by the Center for International Securities and Derivatives Markets (CISDM) and are designed to mimic the performance of CTAs who employ trend-following or counter-trend strategies. CTAs trade in a number of derivatives markets including commodity, currency, interest rate, and equity derivatives markets. The CISDM/MFSB – Currency Index uses a momentum trading strategy that takes hypothetical long and short positions in 7 developed currency markets. The Dow Jones - AIG Commodity Index is designed to track the performance of futures prices in 20 markets diversified across Energy, Livestock, Base Metal, Precious Metal, and Soft Commodities. The index relies on dollar-adjusted production data for periodic re-weighting of individual markets. Index returns are denominated in USD and have not been reduced for ongoing management fees, performance fees, or expenses.

Attribution Commentary

Of the 14 managers in the S&P Managed Futures Index ("MFI"), 10 had positive returns in May with underlying managers' returns ranging from a negative 2.82% to a positive 12.27%.

Positive performance of the MFI in May was the result of developing trends in a variety of market sectors whereby, the managers in the MFI were properly positioned to take advantage of such market movement. While some of the markets in the agricultural sector (coffee, cotton, soybeans) underperformed in May due to the exhaustion of trends in those particular markets, the financial markets such as equities, bonds and short term interest rates along with the foreign exchange markets continued their respective trends, accounting for the bulk of the gains in May.

With respect to the markets as a whole, U.S. bond and the short-term interest rate markets rallied in May as stable inflation data in the U.S. provided support, underpinned by flight-to-quality investment inflow of capital. The equity markets also found support and moved marginally higher throughout May, helped in part by the stable inflation outlook both in the U.S. and in Europe. Lower energy prices, principally crude oil, also contributed to the strength in the equity markets and as a result put a variety of equity indices into positive territory for the year. For example, as of the end of May, year-to-date performance for the NASDAQ stood at +7.6%, the FTSE +3.4%, the DAX +6.6% and the Nikkei +5.3%. Looking at the foreign exchange sector, the managers scaled into long U.S. dollar positions throughout the month, particularly versus the swiss franc, sterling, yen and the euro and were able to profit at the end of the month from the strengthening of the U. S. dollar. The strength of the U. S. dollar, especially against the euro, was the result of an anticipated "No" vote or rather the rejection of the EU Constitution by France. The euro (versus the U.S. dollar) finished below 1.22 for the month.

The core positioning of the MFI has changed significantly from the period ending April 2005. The MFI has increased the net long exposure in the equities indices and to a much greater extent the net long exposure in both the global bond as well as the global short-term interest rate markets. However, the MFI has shifted to a net short exposure in the metals (gold) and the currency markets, including sterling, swiss franc, yen and the euro. The MFI has also shifted to a net short position in the energy sector, including crude oil, heating oil and unleaded gasoline. The net holdings in the agricultural sector remain mixed, with net short positions in wheat and corn while holding net long positions in coffee and cattle markets.

About the S&P Managed Futures Index Fund, LP

The S&P Managed Futures Index Fund, LP ("the Fund") is designed to track the returns of the S&P Managed Futures Index, before expenses of the Fund. The Fund's general partner will pursue the Fund's investment objective by allocating substantially all of the Fund's assets to SPhinXTM Managed Futures Fund SPC (the "Index SPC"), which is designed to track the Standard & Poor's Managed Futures Index pursuant to a license granted by Standard & Poor's, but is not directly accessible to individual investors (nor is the Index itself). The fees and expenses of the Index SPC are reflected in the net asset value of the Index SPC shares and the Index performance (which is calculated based upon the performance of the Index SPC). The Index composition, a detailed description of the Index and the results of the Index are available on the Standard & Poor's website: www.standardandpoors.com in the S&P Indices section.

Objective:  To Achieve Returns that Track the S&P Managed Futures Index

RefcoFund Holdings, LLC is pleased to present the S&P Managed Futures Index Fund, LP (the "Fund"). Investors will have the opportunity to benefit from the product expertise of Refco Group Ltd., LLC and the index expertise of Standard & Poor's, a recognized and authoritative source for global indices.

The Fund is designed to track the returns of the S&P Managed Futures Index, before expenses of the Fund. The Fund's general partner will pursue the Fund's investment objective by allocating substantially all of the Fund's assets to SPhinXTM Managed Futures Fund SPC (the "Index SPC"), which is designed to track the Standard & Poor's Managed Futures Index pursuant to a license granted by Standard & Poor's, but is not directly accessible to individual investors (nor is the Index itself). The fees and expenses of the Index SPC are reflected in the net asset value of the Index SPC shares and the Index performance (which is calculated based upon the performance of the Index SPC). The Fund offers a way for investors to gain exposure to a broad cross-section of systematic managed futures strategies, executed by commodity trading advisors ("CTAs") many of whom are difficult for individual investors to access. The Index composition, a detailed description of the Index and the results of the Index are available on the Standard & Poor's website: www.standardandpoors.com in the S&P Indices section.

Key Attributes of the S&P Managed Futures Index

The S&P Managed Futures Index is comprised of 14 commodity trading advisors, selected by Standard & Poor's through a combination of quantitative and qualitative screens, including a thorough due diligence review.

REPRESENTATIVE STRATEGIES

• Represents a broad cross-section of systematic managed futures strategies

• Select group of 14 CTAs derived from a universe of approximately 250 through a methodical selection process including quantitative and qualitative criteria

INVESTABLE MANAGERS

• Number of CTAs allows for effective monitoring and screening yet large enough to provide representative exposure

CONSISTENT PROCESS

• Rigorous selection criteria encompassing qualitative and quantitative attributes of CTA candidates consistently applied to the universe

• Daily verification of trading activity, valuation and positions

TRANSPARENT REPORTING

• Standard & Poor's publicly maintains well-defined criteria for portfolio construction, maintenance and price calculation

• Standard & Poor's offers daily index levels, return summaries, documentation and index addition/deletion announcements (www.standardandpoors.com)

• Managers trade separate portfolios which provides Standard & Poor's with transparency and control through independent position and value verification

S&P Managed Futures Index Fund, LP – Class A Performance (net of fees and expenses)

YEAR		JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC	YEAR
2005		-6.746%	-0.443%	-0.126%	-6.909%									-13.683%
2004	*			-1.898%	-8.722%	-2.242%	-5.279%	-2.137%	-1.029%	3.572%	5.120%	4.962%	-1.542%	-9.638%

S&P Managed Futures Index Fund, LP – Class B Performance (net of fees and expenses)

YEAR		JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC	YEAR
2005		-6.590%	-0.276%	0.040%	-6.752%									-13.103%
2004	*			-1.739%	-8.722%	-2.238%	-5.137%	-1.974%	-0.863%	3.746%	5.296%	5.137%	-1.377%	-8.439%

S&P Managed Futures Index

The S&P Managed Futures Index (S&P MFI) is designed to offer a standardized and investable benchmark that is representative of systematic, i.e., model-driven, Managed Futures programs. Managed Futures are a particularly interesting investment because historically they have offered a certain amount of downside protection, especially in periods of prolonged down movement in equity markets. As with all investments, however, it is prudent to remember past performance is not necessarily indicative of future results.

The S&P MFI currently has 14 constituent managers, the four comprising the Managed Futures strategy component of the S&P Hedge Fund Index (S&P HFI), as well as 10 others added to make the S&P MFI more representative as a standalone index. To enhance diversification and minimize the effect of assets chasing current performance, each of the constituents is equally weighted.

S&P begins the construction process by examining the universe of available Managed Futures programs and screening for self-reporting bias to create a candidate pool cohesively defined in terms of strategy adherence. The pool is further screened for length of track record, assets under management, and investment capacity to ensure investability. The remaining funds undergo a rigorous due diligence process to verify management experience, investment philosophy, risk management policy, operational capabilities, etc. After this extensive screening, constituent selection is determined by the S&P MFI Committee.

Separate managed accounts directed by the constituent managers in general pari passu to the original fund or program are used to calculate the S&P HFI Series. This enhances transparency, allows for independent verification of all the positions of the constituent managers. Index methodology is designed to ensure reliable and timely reporting, standardized due diligence, and transparency of policies and procedures.

KEY BENEFITS

•  Representative - 14 managers screened from a universe of over 250 are representative of systematic Managed Futures strategies across the volatility spectrum

•  Investability - Capacity of at least $100 million is guaranteed by each of the constituents

•  Consistent Process - Rigorous quantitative and qualitative selection criteria and due diligence processes are consistently applied to universe before inclusion and on an ongoing basis to minimize single manager risk

•  Structure - Constituents are managed accounts generally directed in parallel to, but completely separate from, the original program: are priced independently by a 3rd party administrator

•  Transparency - Methodology, daily index values, constituent list, announcements of changes, and return summaries are publicly available

•  Market Acceptance - Since launch, almost $500 million invested from pensions, endowments, family offices, and individual investors worldwide

Standard & Poor's commenced calculating values of the S&P HFI in October 2002, the S&P MFI in January 2003, and S&P ELSI in April 2004. The S&P Hedge Fund Pro Forma Indices returns are derived by Standard & Poor's from data received from the fund companies themselves to the extent available back to January 1998 for the S&P HFI and S&P MFI and April 1999 for S&P ELSI. Standard & Poor's can not verify the validity or accuracy of this data and does not recommend any investment or other decision based on their results or on any other index calculation. The funds included were constituents of the S&P HFI as of September 2002, or the S&P MFI as of December 2002, or of S&P ELSI as of March 2004. Past performance is not necessarily indicative of future results. Not reviewed or approved by the NASD.

March 31, 2005

Daily Indicative S&P HFI Series Return Summary (as of Mar 31, 2005)

Index	MTD	QTD	YTD	ITD[1,2,3]
S&P Hedge Fund Index	(0.55%)	(0.20%)	(0.20%)	17.03%
S&P Arbitrage Index	(0.52%)	0.08%	0.08%	5.59%
S&P Event-Driven Index	(0.86%)	(1.85%)	(1.85%)	17.88%
S&P Dir./Tactical Index	(0.28%)	1.18%	1.18%	27.99%
S&P Managed Futures Index	0.29%	(6.20%)	(6.20%)	6.79%
S&P Equity Long/Short Index	(1.32%)	0.28%	0.28%	2.01%
S&P ELSI US	(0.99%)	(0.43%)	(0.43%)	3.68%
S&P ELSI Global Ex-US	(1.64%)	0.90%	0.90%	0.23%

1 = Inception (09/30/02) to Date for S&P HFI and three sub-indices.

2 = Inception (12/31/02) to Date for S&P MFI.

3 = Inception (03/31/2004) to Date for S&P ELSI and two sub-indices.

Cumulative Returns of S&P MFI and Pro Forma Index with S&P 500 and Lehman Agg.

Finalized Returns of S&P MFI and Pro Forma Index

Actual

Pro Forma

	Jan %	Feb %	Mar %	Apr %	May %	Jun %	Jul %	Aug %	Sep %	Oct %	Nov %	Dec %	Year %
2005	(6.32)	(0.05)	0.36										(6.03)
2004	1.58	8.20	(1.32)	(8.06)	(1.62)	(4.70)	(1.71)	(0.58)	3.94	5.56	5.39	(1.14)	4.45
2003	6.96	6.93	(7.62)	0.78	6.43	(5.27)	(2.77)	1.24	(2.25)	0.63	0.02	4.72	8.89
2002	(1.25)	(3.76)	0.39	(2.72)	3.11	10.73	6.72	3.97	5.70	(6.62)	(3.68)	7.41	20.03
2001	0.54	0.84	7.27	(7.30)	1.48	(1.87)	(1.45)	3.92	7.13	5.80	(10.32)	1.14	5.70
2000	0.03	(1.38)	(1.83)	(1.42)	0.33	(2.14)	(3.38)	5.02	(4.07)	2.13	9.64	13.45	15.92
1999	(3.73)	3.67	(1.30)	5.37	(2.57)	4.74	(1.01)	0.48	0.97	(6.84)	4.32	2.83	6.29
1998	2.16	(0.26)	2.95	(5.55)	3.34	(0.87)	(0.99)	11.74	6.21	0.42	(2.51)	4.13	21.58

S&P MFI and Pro Forma Statistics

Annualized	Actual Jan-03 to Mar-05	Pro Forma Jan-98 to Dec-02
Return	3.00%	13.70%
Std. Deviation	15.78%	16.60%
Sharpe Ratio (3.5%)	0.05	0.56
Sortino Ratio (3.5%)	(0.05)	0.83

Profit/Loss (Jan 1998 - Mar 2005)

Consecutive Profitable Periods

Run-Up	Start	End
38.15%	Oct-00	Mar-01
33.88%	May-02	Sep-02
22.85%	Dec-02	Feb-03

Drawdown Analysis

Drawdown	Peak	Valley
(16.87%)	Feb-04	Aug-04
(15.82%)	Oct-01	Apr-02
(10.06%)	Sep-02	Nov-02

S&P MFI Constituent Manager Descriptives*

	Median	Average
Assets ($mil)	1177	1473
Tenure (years)	14.0	12.9
Staff (FT Equivalent)	29	43

*Pertains only to each manager's assets and tenure in the relevant managed futures program. As of February. 2005

Correlations to S&P MFI (Jan-98 to Mar-05)

Performance of S&P MFI and Pro Forma Index During 10 Best and Worst S&P 500 Months

GLOSSARY

The following glossary may assist the prospective investor in understanding the terms used in this prospectus.

Affiliate. An affiliate of a person means (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such person; (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such person; (c) any person, directly or indirectly, controlling, controlled by or under common control of such person; (d) any officer, director or partner of such person; or (e) if such person is an officer, director or partner, any person for which such person acts in such capacity.

CFTC. Commodity Futures Trading Commission.

Commodity. The term commodity refers to goods, wares, merchandise, produce and in general everything that is bought and sold in commerce, including financial instruments. Out of this large class, certain commodities have been selected as appropriate vehicles for trading on various national and international exchanges located in principal marketing and commercial areas. Among the commodities currently so traded are wheat, corn, oats, hogs, sugar, cotton, lumber, copper, silver, gold, T-Bills, stock indices and foreign currency.

Commodity Broker. Any person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account.

Commodity Interest Contract. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

Continuous Offering. Offers and sales of Units after the initial offering period.

Daily price fluctuation limit. The maximum permitted fluctuation (imposed by an exchange and approved by the CFTC) in the price of a futures contract for a given commodity that can occur on an exchange on a given day in relation to the previous day's settlement price. Such maximum permitted fluctuation is subject to change from time to time by the exchange.

Delivery. The process of satisfying a commodity futures contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof. Certain financial instrument futures contracts are not settled by delivery of the financial instrument, but rather are settled in cash.

Forward contract. A contract relating to the purchase and sale of a physical commodity for delivery at a future date. It is distinguished from a futures contract in that it is not traded on an exchange and it contains terms and conditions specifically negotiated by the parties.

Margin. Good faith deposits with a commodity broker to assure fulfillment of a purchase or sale of a commodity futures contract. Commodity margins do not involve the payment of interest.

NFA. National Futures Association.

Net Assets. The total assets, less total liabilities, of the Fund determined on the basis of generally accepted accounting principles. Net assets shall include any unrealized profits or losses on open positions, and any fee or expense accruing to the Fund.

Net Asset Value of a Unit. Net assets divided by the aggregate number of Units of limited and general partnership interest outstanding.

Net Worth. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net worth shall be determined exclusive of home, home furnishings and automobiles.

Option. A contract giving the purchaser the right, as opposed to the obligation, to acquire or to dispose of the commodity or commodity futures contract underlying the option.

Organizational and Offering Expenses. All expenses incurred in connection with and in preparing the Fund for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its units under federal and state law, including taxes and fees, accountants' and attorneys' fees.

Position limit. The maximum number of futures contracts for a given commodity that can be held or controlled at one time by one person or a group of persons acting together. Such limitation is imposed by the CFTC or an exchange.

Settlement price. The closing price for futures contracts in a particular commodity established by the clearinghouse or exchange after the close of each day's trading.

Sponsor. Any person directly or indirectly instrumental in organizing the Fund or any person who will manage or participate in the management of the Fund, including a commodity broker who pays any portion of the organizational expenses of the Fund, the general partner and any other person who regularly performs or selects the persons who perform services for the Fund. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term "Sponsor" shall be deemed to include its Affiliates.

Spot contract. A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a specific commodity lot, usually with a two-day settlement.

Spread or Straddle. A commodity trading strategy involving the simultaneous buying and selling of contracts on the same commodity but involving different delivery dates or markets and in which the trader expects to earn a profit from a widening or narrowing of the difference between the prices of the two contracts.

Swaps. Swap transactions generally involve contracts with a counterparty to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap contracts are not guaranteed by an exchange or clearinghouse.

Unrealized profit or loss. The profit or loss that would be realized on an open position if it were closed out at the current settlement price.

Valuation Date. The date as of which the net assets of the Fund are determined.

INDEX TO FINANCIAL STATEMENTS

Page
S&P Managed Futures Index Fund, LP

Report of Independent Registered Public Accounting Firm	F-2

Statement of Assets and Liabilities as of December 31, 2004	F-3

Statement of Operations for the period March 15, 2004 (Commencement of Operations) to December 31, 2004	F-4

Statement of Changes in Net Assets for the period March 15, 2004 (Commencement of Operations) to December 31, 2004	F-5

Statement of Cash Flows for the period March 15, 2004 (Commencement of Operations) to December 31, 2004	F-6

Schedule of Investments as of December 31, 2004	F-7

Notes to Financial Statements	F-8

Statement of Assets and Liabilities as of March 31, 2005 (unaudited) and December 31, 2004	F-13

Statement of Operations for the three months ended March 31, 2005 and for the period March 15, 2004 (commencement of operations) to March 31, 2004 (unaudited)	F-14

Statement of Cash Flows for the three months ended March 31, 2005 and for the period March 15, 2004 (commencement of operations) to March 31, 2004 (unaudited)	F-15

Schedule of Investments as of March 31, 2005 (unaudited)	F-16

Schedule of Investments as of December 31, 2004	F-17

Notes to Financial Statements (unaudited)	F-18

RefcoFund Holdings, LLC

Report of Independent Registered Public Accounting Firm	F-23

Statement of Financial Condition as of April 30, 2005	F-24

Notes to Statement of Financial Condition	F-25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the General Partner and Limited Partners of S&P Managed Futures Index Fund, LP

In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations, of changes in net assets, and of cash flows and the financial highlights present fairly, in all material respects, the financial position of S&P Managed Futures Index Fund, LP (the "Fund") at December 31, 2004, and the results of its operations, the changes in its net assets, its cash flows and the financial highlights for the period March 15, 2004 (commencement of operations) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 28, 2005

S&P MANAGED FUTURES INDEX FUND, LP
(A Delaware Limited Partnership)

STATEMENT OF ASSETS AND LIABILITES

DECEMBER 31, 2004

ASSETS:
Cash	$278,393
Investments in Index SPC, at fair value (cost $40,190,165)	42,830,003
Investment made in advance	2,350,000
Receivable from General Partner	83,812
Total Assets	45,542,208
LIABILITIES:
Subscriptions received in advance
Class A	1,955,853
Class B	426,933
Accrued expenses	213,777
Management fees payable	135,838
Redemption payable	76,093
Redemption fee payable	1,722
Due to Investors	8,250
Total Liabilities	2,818,466
NET ASSETS	$42,723,742
NET ASSET VALUE PER PARTNERSHIP UNIT:
CLASS A-based on Net Assets of $35,111,145 and 38,856.005 partnership units outstanding	$903.62
CLASS B-based on Net Assets of $7,612,597 and 8,314.206 partnership units outstanding	$915.61

See notes to financial statements.

S&P MANAGED FUTURES INDEX FUND, LP
(A Delaware Limited Partnership)

STATEMENT OF OPERATIONS

March 15, 2004 (Commencement of Operations) to December 31, 2004
OPERATING EXPENSES:
Management fees
Class A	$647,543
Class B	85,936
Administration fees
Class A	178,767
Class B	48,924
Professional fees	135,079
Insurance expense	29,433
Total expenses	1,125,682
Less reimbursement of expenses by General Partner	(125,017)
NET INVESTMENT LOSS	(1,000,665)
INCREASE IN EQUITY IN INDEX SPC	2,639,838
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$1,639,173

See notes to financial statements.

S&P MANAGED FUTURES INDEX FUND, LP
(A Delaware Limited Partnership)

STATEMENT OF CHANGES IN NET ASSETS

March 15, 2004 (Commencement of Operations) to December 31, 2004
INCREASE IN NET ASSETS RESULTING FROM OPERATIONS:
Net investment loss	$(1,000,665)
Increase in equity in Index SPC	2,639,838
Net increase in net assets resulting from operations	1,639,173
INCREASE IN NET ASSETS FROM CAPITAL TRANSACTIONS:
Proceeds from issuance of partnership units
Class A	34,140,560
Class B	8,916,960
Redemption of partnership units
Class A	(392,136)
Class B	(1,580,815)
Total increase in net assets from capital transactions	41,084,569
NET INCREASE IN NET ASSETS	42,723,742
NET ASSETS AT BEGINNING OF PERIOD	-
NET ASSETS AT END OF PERIOD	$42,723,742

See notes to financial statements.

S&P MANAGED FUTURES INDEX FUND, LP
(A Delaware Limited Partnership)

STATEMENT OF CASH FLOWS

March 15, 2004 (Commencement of Operations) to December 31, 2004
CASH PROVIDED BY (USED IN) OPERATING ACTIVITES:
Net increase in net assets resulting from operations	$1,639,173
Adjustments to reconcile net increase in net assets from operations to net cash used in operating activities:
Increase in equity in Index SPC	(2,639,838)
Changes in operating assets and liabilities:
Cost of investments in Index SPC	(40,190,165)
Investment made in advance	(2,350,000)
Receivable from General Partner	(83,812)
Accrued expenses	213,777
Management fees payable	135,838
Due to Investors	8,250
Redemption fee payable	1,722
Net cash used in operating activities	(43,265,055)
CASH PROVIDED BY FINANCING ACTIVITIES:
Proceeds from issuance of partnership units	45,440,306
Redemption of partnership units	(1,896,858)
Net cash provided by financing activities	43,543,448
Net increase in cash	278,393
CASH, BEGINNING OF PERIOD	-
CASH, END OF PERIOD	$278,393

See notes to financial statements.

S&P MANAGED FUTURES INDEX FUND, LP
(A Delaware Limited Partnership)

SCHEDULE OF INVESTMENTS
DECEMBER 31, 2004

Investments in Index SPC	% of Net Assets	Fair Value
Index Constituents
SPhinX Managed Futures (Argo Willowbridge) Segregated Portfolio	8.48%	$3,623,423
SPhinX Managed Futures (Aspect) Segregated Portfolio	6.17%	2,634,776
SPhinX Managed Futures (Beach) Segregated Portfolio	6.77%	2,891,362
SPhinX Managed Futures (Campbell FMF Large) Segregated Portfolio	7.60%	3,247,970
SPhinX Managed Futures (Chesapeake Capital) Segregated Portfolio	7.14%	3,048,942
SPhinX Managed Futures (Drury Capital) Segregated Portfolio	7.41%	3,167,826
SPhinX Managed Futures (Dunn) Segregated Portfolio	6.45%	2,755,206
SPhinX Managed Futures (Eclipse) Segregated Portfolio	6.09%	2,603,695
SPhinX Managed Futures (Graham Global Investment) Segregated Portfolio	7.35%	3,141,712
SPhinX Managed Futures (Hyman Beck) Segregated Portfolio	6.42%	2,741,850
SPhinX Managed Futures (JWH) Segregated Portfolio	8.88%	3,795,017
SPhinX Managed Futures (Millburn) Segregated Portfolio	6.73%	2,876,523
SPhinX Managed Futures (Rotella) Segregated Portfolio	6.51%	2,783,102
SPhinX Managed Futures (Winton) Segregated Portfolio	8.24%	3,518,599
TOTAL	100.24%	$42,830,003

All investments in Index SPC have directional/tactical investment objective. Redemptions from the Index SPC are permitted semi-monthly.

See notes to financial statements.

S&P MANAGED FUTURES INDEX FUND, LP
(A Delaware Limited Partnership)
NOTES TO FINANCIAL STATEMENTS
PERIOD MARCH 15, 2004 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 2004

(1)  Nature of Business and Organization

Organization-S&P Managed Futures Index Fund, LP (the "Fund") was organized as a limited partnership on May 13, 2003 under the Delaware Revised Uniform Limited Partnership Act, as amended and started operations on March 15, 2004. In accordance with the Limited Partnership Agreement, the Fund is organized as a single series of limited partnership units which are offered in two classes-Class A and Class B.

RefcoFund Holdings, LLC ("RFH") is the General Partner of the Fund. The General Partner has the sole authority and responsibility for managing the operations of the Fund and directing the investment of the Fund's assets. RFH has retained the services of PlusFunds Group, Inc. ("PlusFunds") as Sub-Investment Manager to oversee the day-to-day investment management functions for the Fund.

The Fund is designed to seek investment returns that substantially track the S&P Managed Futures Index (the "Index"), before expenses of the Fund. The General Partner will pursue the Fund's investment objective by allocating substantially all of the Fund's assets to SPhinX(TM) Managed Futures Fund SPC (the "SPhinX(TM) Managed Futures Fund"), a Cayman Islands segregated portfolio company. The SPhinX(TM) Managed Futures Fund is designed to track the Index, and thus provide limited partners with exposure to a broad cross section of systematic managed futures strategies through a single investment. The SPhinX(TM) Managed Futures Fund allocates its assets to portfolio managers (the "Portfolio Managers") that generally employ a broad range of systematic trading strategies in the futures markets. Other markets, such as the interbank foreign exchange market, may be used as well. Standard & Poor's has granted a license to PlusFunds and RFH to utilize the Index in connection with the SPhinX(TM) Managed Futures Fund and the Fund, respectively.

The Fund will be terminated and dissolved upon the first to occur of: (1) limited partners owning more than 50% of the outstanding Units voting to dissolve the Fund; (2) the General Partner ceasing to be General Partner and no new General Partner being appointed; or (3) the continued existence of the Fund becoming unlawful.

RK Consulting, LLC ("RK") acts as the administrator, transfer agent and registrar of the Fund. RK provides certain accounting and administrative services to the Fund. Effective January 1, 2005, the operations of RK were acquired by BISYS-RK Alternative Investment Services, Inc.

The units of the Fund are offered by Refco Securities, LLC (the "Selling Agent"), a broker-dealer registered with the U.S. Securities and Exchange Commission, and by any additional selling agents who may be engaged from time to time on behalf of the Fund.

(2)  Significant Accounting Policies

The following is a summary of significant accounting policies consistently followed by the Fund.

Securities Valuation-The economic interest of investors in the Fund's unit classes ultimately resides in the SPhinX(TM) Managed Futures Fund as allocated to the Portfolio Managers of the Index. This investment is valued on a monthly basis and represents the net asset value of the assets allocated to the Portfolio Managers. Such net asset value is derived after valuing the assets allocated to the Portfolio Managers and deducting expenses at the SPhinX(TM) Managed Futures Fund level, including management fees and incentive allocations to the Portfolio Managers. The Fund is allocated realized and unrealized gains and net investment income from the SPhinX(TM) Managed Futures Fund in proportion to its ownership in the SPhinX(TM) Managed Futures Fund. This is reflected in the statement of operations as "increase in equity in SPhinX(TM) Managed Futures Fund".

Management fees payable to the Portfolio Managers range from 1.50% to 2.50% per annum of the assets allocated to a Portfolio Manager. Each Portfolio Manager receives a performance fee allocation of 20% to 25% of net trading gain.

Investment Transactions-The Fund records subscriptions and redemptions related to its investment in the SPhinX(TM) Managed Futures Fund on the transaction date.

Cash and Cash Equivalents-The Fund considers all highly liquid investments with a maturity of three months or less when purchased to be cash and cash equivalents.

Expenses-In accordance with the Limited Partnership Agreement, the Fund shall be charged for certain expenses and such expenses will be allocated proportionately among the partners. The Fund is responsible for administrative, ongoing offering expenses and operating expenses, including but not limited to legal and accounting fees, and any taxes or extraordinary expenses payable.

All expenses are recorded on an accrual basis.

Use of Estimates-The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Income Taxes-Federal income taxes are not provided for as each partner is individually liable for the taxes, if any, on its share of the Fund's taxable income items including capital gains, interest, dividends, and deductions. In accordance with the Limited Partnership Agreement, the limited partners may also be subject to various state and other taxes.

(3)  Subscriptions and Redemptions

Units are issued upon subscription into and redeemed through redemption from the Fund.

Subscriptions for any Class may be made as of the first business day of each calendar month at net asset value per unit. The net asset value per unit is determined by dividing a class' net assets by the number of units of that class outstanding on the date the calculation is being performed.

The limited partnership units may generally be redeemed as of the last business day of any calendar month, subject to certain restrictions and qualifications, upon at least 10 business days' prior written notice to the General Partner. The General Partner may declare additional redemption dates upon notice to the limited partners and may, in unusual circumstances, permit some, or all, limited partners to redeem as of dates other than the end of the month. The General Partner may not be able to make timely payments with respect to redemptions due to the Fund's inability to liquidate its investment in the SPhinX(TM) Managed Futures Fund on a timely basis. Redemptions of interests in the SPhinX(TM) Managed Futures Fund by the Fund as of any particular redemption date cannot exceed 20% of the Fund's investment in the SPhinX(TM) Managed Futures Fund as of that date unless the SPhinX(TM) Managed Futures Fund has received at least 15 business days' notice prior to a redemption date.

A redemption fee of 3% of net asset value per Class A Unit applies if a Class A Unit is redeemed within 12 months of its original purchase. The Class B Units are not subject to a redemption fee.

Partnership unit's activity during the period March 15, 2004 (Commencement of Operations) to December 31, 2004 was as follows:

	Class A	Class B
Issued and outstanding at March 15, 2004	-	-
Issuance of additional units during the period	39,297.366	10,026.488
Redemption of units during the period	(441.361)	(1,712.282)
Issued and outstanding at December 31, 2004	38,856.005	8,314.206

(4)  Related Party Transactions

Refco Securities, LLC, the Selling Agent of the Fund, is an affiliate of RefcoFund Holdings, LLC, the General Partner. Refco LLC, an affiliate of the General Partner and the Selling Agent, acts as futures commission merchant for the SPhinX(TM) Managed Futures Fund, and in such capacity provides execution, clearing and margin services in connection with futures and commodities trading activities. Refco Capital Markets, Ltd., also an affiliate of RFH, acts as the dealer for the underlying investments of the SPhinX(TM) Managed Futures Fund for currency trading.

Pursuant to the provisions of the Fund's Prospectus, the Fund's selling agents receive from the General Partner an upfront selling commission equal to 3% of the purchase price per Class A Unit at the time that the Class A Unit is sold. The General Partner will also pay with respect to the Class A Units, ongoing service fees beginning in the 13th month following the purchase of Class A Units equal to 0.167% of the Class A Units' month-end net assets (a 2.00% annual rate). For the period ended December 31, 2004, the Selling Agent received $1,020,061 in upfront commissions. The Class B Units are not subject to these commissions or ongoing servicing fees. No selling commissions will be paid from the proceeds of subscriptions.

Refco Group Ltd., LLC, the parent of the General Partner, paid the organizational and initial offering expenses.

RFH, as the General Partner, receives a management fee of 4.15% annually of the Class A net asset value of the Fund and 2.15% annually of the Class B net asset value of the Fund, calculated daily and paid monthly in arrears, in exchange for providing ongoing advisory and general management services. All fees paid to PlusFunds for sub-investment management services are paid by RFH. RFH may voluntarily waive a portion of its management fee at its discretion.

The Limited Partnership Agreement and/or guidelines of state securities regulators limit the fees that are paid by the Fund (the "Expense Cap"). From commencement of operations through June 30, 2004 aggregate annual fees and expenses based on the Fund's net assets could not exceed 6% of net assets per year (1/2 of 1% per month). This Expense Cap included management fees and customary and routine administrative expenses of the Fund but did not include legal and accounting expenses or extraordinary expenses.

Effective July 1, 2004, the Fund implemented the following voluntary expense caps: the management fee payable to the General Partner and the operating expenses of the Fund are limited to an aggregate of 4.95% in respect of the Class A Units and 2.95% in respect of the Class B Units calculated on the net assets before the application of fees. To the extent that the monthly management fee payable to the General Partner and operating expenses of the Fund exceed the above mentioned limits, the General Partner will waive its management fee of 4.15% with respect to the Class A Units and 2.15% with respect to the Class B Units. If, after the deduction of the management fee, the expenses of the Fund remain above 4.95% for the Class A Units and 2.95% for the Class B Units, the General Partner reimburses the Fund for such expenses to bring them within the limits stated above. The reimbursement for the year ended December 31, 2004 is set forth on the Statement of Operations.

As of December 31, 2004, the General Partner has purchased 491.8988 Class B Units totaling $455,000.

(5)  Commitments and Contingencies

In the normal course of business, the Fund enters into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Fund's maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Fund that have not yet occurred. Based upon the prior experience of the General Partner, the General Partner expects the risk of loss to be remote.

(6)  Derivative Financial Instruments

The Fund, by investing in the SPhinX(TM) Managed Futures Fund, will be subject to all of the risks associated with the SPhinX(TM) Managed Futures Fund's investments and trading. The SPhinX(TM) Managed Futures Fund may invest in derivative instruments, which include futures, forwards, swaps or options, or other financial instruments with similar characteristics. All derivatives are reported at fair value and changes in value are reflected in the net asset value of the SPhinX(TM) Managed Futures Fund.

Market Risk-Derivative instruments involve varying degrees of off-balance sheet market risk. Changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the financial instruments or commodities underlying such derivative instruments may result in changes in the SPhinX(TM) Managed Futures Fund's net unrealized profit (loss) on such derivative instruments. The SPhinX(TM) Managed Futures Fund's exposure to market risk is influenced by a number of factors, including the relationships among the derivative instruments held by the SPhinX(TM) Managed Futures Fund as well as the volatility and liquidity in the markets in which such derivative instruments are traded.

Credit Risk-The SPhinX(TM) Managed Futures Fund has credit risk associated with counterparty non-performance.

The risks associated with exchange-traded contracts are typically perceived to be less than those associated with the over-the-counter transactions (non-exchange traded), because exchanges typically (but not universally) provide clearing house arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of the respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, while counterparties may require margin in the over-the-counter markets.

(7)  Financial Highlights

The Fund has presented the following disclosures for investment companies required by the AICPA Audit and Accounting Guide, Audits of Investment Companies:

	March 15, 2004 (Commencement of Operations) to December 31, 2004
	Class A	Class B
Per Partnership Unit Data:
Net Asset Value, Beginning of Period	$1,000.00	$1,000.00
Net investment loss	(39.11)	(27.41)
Increase (Decrease) in equity in Index SPC	(57.27)	(56.98)
Net decrease resulting from operations	(96.38)	(84.39)
Distributions to partners	-	-
Net Asset Value, End of Period	$903.62	$915.61
Total return	(9.64)%	(8.44)%
Ratios to Average Net Assets (annualized):
Pre-reimbursement expenses	6.09%	4.29%
Reimbursement by General Partner	(0.67)%	(0.51)%
After-reimbursement expenses	5.42%	3.78%
Net investment loss	(5.42)%	(3.78)%

The per partnership unit amounts were computed using an average number of partnership units outstanding during the period. Total returns are calculated for each class of partners taken as a whole, based on the change in fair value during the period of net assets of each class adjusted for subscriptions. Individual partner's return may vary from these returns based on the timing of capital transactions. Net investment loss excludes decrease in equity in the SPhinX(TM) Managed Futures Fund and is the partners' share of expenses. Expenses include the partners' share of Fund management fees and other operating expenses. The expense ratios exclude those expenses charged by the underlying investment vehicles that were recorded by the SPhinX(TM) Managed Futures Fund.

(8)  Selected Quarterly Data (Unaudited)

	2004
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
	$	$	$	$
Class A
Total net assets	3,300,638	13,487,945	26,099,275	35,111,145
Net increase(decrease) in net assets resulting from operations	(65,467)	(1,332,997)	343,148	2,418,037
Net investment loss	(27,831)	(163,836)	(256,043)	(400,223)
Net income(loss) per unit	(19.46)	(131.58)	13.62	67.22
Class B
Total net assets	1,030,747	3,458,289	6,433,381	7,612,597
Net increase(decrease) in net assets resulting from operations	(29,713)	(401,798)	97,533	610,430
Net investment loss	(9,588)	(45,468)	(41,594)	(56,082)
Net income(loss) per unit	(28.33)	(130.82)	14.25	75.23

(9)  Subsequent Event (Unaudited)

On or about July 1, 2005 the Fund will issue Class 1 Units and Class 2 Units, replacing Class A and Class B Units, respectively. Previously issued Class A and Class B Units will become Class 1 and Class 2 Units, respectively.

As of July 1, 2005, the Fund will pay to the General Partner a monthly management fee, calculated semi-monthly and paid monthly, equal to 0.104167% of the Fund's Class 1 and Class 2 Net Assets (1.25% per annum).

For investors purchasing shares on or after July 1st, the General Partner will pay an upfront selling commission to the Selling Agents of 2% of the subscription amount of Class 1 Units sold. Class 1 unit-holders will be required to pay a redemption fee to RFH for redemptions within the initial twelve (12) months. After the expiration of twelve (12) months following the sale of Class 1 Units of the Fund, the General Partner will also pay the Selling Agents selling Class 1 Units an Ongoing Service Fee of 2.0% annually of the Net Asset Value of each Class 1 Unit.

S&P MANAGED FUTURES INDEX FUND, LP
(A Delaware Limited Partnership)

STATEMENTS OF ASSETS AND LIABILITES
MARCH 31, 2005 (UNAUDITED) AND DECEMBER 31, 2004

	March 31, 2005	December 31, 2004
ASSETS:
Cash	$537,481	$278,393
Investments in Index SPC, at fair value (cost $47,400,165 and $40,190,165, respectively)	47,292,560	42,830,003
Investment made in advance	1,500,000	2,350,000
Receivable from General Partner	10,425	83,812
Total assets	49,340,466	45,542,208
LIABILITIES:
Subscriptions received in advance	2,060,415	2,382,786
Accrued expenses	208,625	213,777
Management fees payable	147,799	135,838
Redemption payable	299,360	76,093
Redemption fee payable	2,268	1,722
Due to investors	-	8,250
Total liabilities	2,718,467	2,818,466
NET ASSETS	$46,621,999	$42,723,742
CLASS A
Number of Partnership Units Outstanding	45,009.335	38,856.005
Net Assets	$37,711,831	$35,111,145
Net Asset Value per Partnership Unit	$837.87	$903.62
CLASS B
Number of Partnership Units Outstanding	10,442.568	8,314.206
Net Assets	$8,910,168	$7,612,597
Net Asset Value per Partnership Unit	$853.25	$915.61

The accompanying notes are an integral part of these financial statements.

S&P MANAGED FUTURES INDEX FUND, LP
(A Delaware Limited Partnership)

STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2005, AND FOR THE PERIOD MARCH 15, 2004 (COMMENCEMENT OF OPERATIONS) TO MARCH 31, 2004 (UNAUDITED)

	Three Months Ended March 31, 2005	March 15, 2004 (Commencement of operations) to March 31, 2004
OPERATING EXPENSES:
Management fees
Class A	$376,845	$5,753
Class B	43,994	1,594
Administration fees
Class A	45,349	16,636
Class B	10,389	3,063
Professional fees	38,751	14,737
Other expenses	4,734	3,993
Total expenses	520,062	45,776
Less waiver of management fee by General Partner	(10,208)	(8,357)
NET INVESTMENT LOSS	(509,854)	(37,419)
DECREASE IN EQUITY IN INDEX SPC	(2,747,443)	(57,761)
NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS	$(3,257,297)	$(95,180)

The accompanying notes are an integral part of these financial statements.

S&P MANAGED FUTURES INDEX FUND, LP
(A Delaware Limited Partnership)

STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2005, AND FOR THE PERIOD MARCH 15, 2004 (COMMENCEMENT OF OPERATIONS) TO MARCH 31, 2004 (UNAUDITED)

	Three Months Ended March 31, 2005	March 15, 2004 (Commencement of operations) to March 31, 2004
CASH USED IN OPERATING ACTIVITES:
Net decrease in net assets resulting from operations	$(3,257,297)	$(95,180)
Adjustments to reconcile net decrease in net assets from operations to net cash used in operating activities:
Decrease in equity in Index SPC	2,747,443	57,761
Changes in operating assets and liabilities:
Cost of investments in Index SPC	(7,210,000)	(5,104,165)
Investment made in advance	850,000	(1,097,000)
Receivable from General Partner	73,387	(8,357)
Accrued expenses	(5,152)	45,776
Management fees payable	11,961	-
Redemption fee payable	546	-
Due to investors	(8,250)	-
Net cash used in operating activities	(6,797,362)	(6,201,165)
CASH PROVIDED BY FINANCING ACTIVITIES:
Proceeds from issuance of partnership units	7,340,961	6,978,210
Redemption of partnership units	(284,511)	-
Net cash provided by financing activities	7,056,450	6,978,210
Net increase in cash	259,088	777,045
CASH, BEGINNING OF PERIOD	278,393	-
CASH, END OF PERIOD	$537,481	$777,045

The accompanying notes are an integral part of these financial statements.

S&P MANAGED FUTURES INDEX FUND, LP
(A Delaware Limited Partnership)

SCHEDULE OF INVESTMENTS
MARCH 31, 2005 (UNAUDITED)

Investments in Index SPC	% of Net Assets	Fair Value
Index Constituents
SPhinx Managed Futures (Argo Willowbridge) Segregated Portfolio	7.33%	$3,415,330
SPhinx Managed Futures (Aspect) Segregated Portfolio	7.51%	3,500,041
SPhinx Managed Futures (Beach) Segregated Portfolio	7.14%	3,329,391
SPhinx Managed Futures (Campbell FMF Large) Segregated Portfolio	7.52%	3,503,999
SPhinx Managed Futures (Chesapeake Capital) Segregated Portfolio	7.33%	3,416,691
SPhinx Managed Futures (Drury Capital) Segregated Portfolio	7.20%	3,357,501
SPhinx Managed Futures (Dunn) Segregated Portfolio	6.65%	3,098,426
SPhinx Managed Futures (Eclipse) Segregated Portfolio	6.88%	3,208,639
SPhinx Managed Futures (Graham Global Investment) Segregated Portfolio	7.22%	3,364,897
SPhinx Managed Futures (Hyman Beck) Segregated Portfolio	6.89%	3,212,448
SPhinx Managed Futures (JWH) Segregated Portfolio	6.87%	3,204,969
SPhinx Managed Futures (Millburn) Segregated Portfolio	7.31%	3,410,278
SPhinx Managed Futures (Rotella) Segregated Portfolio	7.53%	3,509,258
SPhinx Managed Futures (Winton) Segregated Portfolio	8.07%	3,760,692
TOTAL	101.45%	$47,292,560

All investments in Index SPC have directional/tactical investment objectives. Redemptions from the Index SPC are permitted semi-monthly.

The accompanying notes are an integral part of these financial statements.

S&P MANAGED FUTURES INDEX FUND, LP
(A Delaware Limited Partnership)

SCHEDULE OF INVESTMENTS
DECEMBER 31, 2004

Investments in Index SPC	% of Net Assets	Fair Value
Index Constituents
SPhinX Managed Futures (Argo Willowbridge) Segregated Portfolio	8.48%	$3,623,423
SPhinX Managed Futures (Aspect) Segregated Portfolio	6.17%	2,634,776
SPhinX Managed Futures (Beach) Segregated Portfolio	6.77%	2,891,362
SPhinX Managed Futures (Campbell FMF Large) Segregated Portfolio	7.60%	3,247,970
SPhinX Managed Futures (Chesapeake Capital) Segregated Portfolio	7.14%	3,048,942
SPhinX Managed Futures (Drury Capital) Segregated Portfolio	7.41%	3,167,826
SPhinX Managed Futures (Dunn) Segregated Portfolio	6.45%	2,755,206
SPhinX Managed Futures (Eclipse) Segregated Portfolio	6.09%	2,603,695
SPhinX Managed Futures (Graham Global Investment) Segregated Portfolio	7.35%	3,141,712
SPhinX Managed Futures (Hyman Beck) Segregated Portfolio	6.42%	2,741,850
SPhinX Managed Futures (JWH) Segregated Portfolio	8.88%	3,795,017
SPhinX Managed Futures (Millburn) Segregated Portfolio	6.73%	2,876,523
SPhinX Managed Futures (Rotella) Segregated Portfolio	6.51%	2,783,102
SPhinX Managed Futures (Winton) Segregated Portfolio	8.24%	3,518,599
TOTAL	100.24%	$42,830,003

All investments in Index SPC have directional/tactical investment objectives. Redemptions from the Index SPC are permitted semi-monthly.

The accompanying notes are an integral part of these financial statements.

S&P MANAGED FUTURES INDEX FUND, LP
(A Delaware Limited Partnership)
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

(1)  Nature of Business and Organization

Organization-S&P Managed Futures Index Fund, LP (the "Fund") was organized as a limited partnership on May 13, 2003, under the Delaware Revised Uniform Limited Partnership Act, as amended, and started operations on March 15, 2004. In accordance with the Limited Partnership Agreement, the Fund is organized as a single series of limited partnership units (the "Units") which are offered in two classes-Class A and Class B (each, a "Class").

RefcoFund Holdings, LLC is the general partner of the Fund ("RFH" or the "General Partner"). The General Partner has the sole authority and responsibility for managing the operations of the Fund and directing the investment of the Fund's assets. RFH has retained the services of PlusFunds Group, Inc. ("PlusFunds") as Sub-Investment Manager to oversee the day-to-day investment management functions for the Fund.

The Fund is designed to seek investment returns that substantially track the S&P Managed Futures Index (the "Index"), before expenses of the Fund. The General Partner will pursue the Fund's investment objective by allocating substantially all of the Fund's assets to SPhinX(TM) Managed Futures Fund SPC (the "SPhinX(TM) Managed Futures Fund") which is a Cayman Islands segregated portfolio company. The SPhinX(TM) Managed Futures Fund is designed to track the Index, and thus provide the Fund's limited partners with exposure to a broad cross section of systematic managed futures strategies through a single investment. The SPhinX(TM) Managed Futures Fund allocates its assets to portfolio managers (the "Portfolio Managers") that generally employ a broad range of systematic trading strategies in the futures markets. Other markets, such as the interbank foreign exchange market, may be used as well. Standard & Poor's has granted a license to PlusFunds and RFH to utilize the Index in connection with the SPhinX(TM) Managed Futures Fund and the Fund, respectively.

The Fund will be terminated and dissolved upon the occurrence of any of the following events: (1) the limited partners owning more than 50% of the outstanding Units voting to dissolve the Fund; (2) the General Partner ceasing to be general partner and no new general partner being appointed; or (3) the continued existence of the Fund becoming unlawful.

BISYS-RK Alternative Investment Services, Inc. ("BISYS-RK") acts as the administrator, transfer agent and registrar of the Fund. BISYS-RK also provides certain accounting and administrative services to the Fund.

The Units are offered by Refco Securities, LLC (the "Selling Agent"), a broker-dealer registered with the U.S. Securities and Exchange Commission, and by any additional selling agents who may be engaged from time to time on behalf of the Fund.

(2)  Significant Accounting Policies

The following is a summary of significant accounting policies consistently followed by the Fund.

Basis of presentation-The accompanying unaudited financial statements of the Fund have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair statement of the financial condition and results of operations of the Fund for the period presented have been included.

Securities Valuation-The economic interest of investors in the Units ultimately resides in the SPhinX(TM) Managed Futures Fund as allocated to the Portfolio Managers of the Index. This investment is valued on a monthly basis and represents the net asset value of the assets allocated to the Portfolio Managers. Such net asset value is derived after valuing the assets allocated to the Portfolio Managers and deducting expenses at the SPhinX(TM) Managed Futures Fund level, including management fees and incentive allocations to the Portfolio Managers. The Fund is allocated realized and unrealized gains and net investment income from the SPhinX(TM) Managed Futures Fund in proportion to its ownership in the SPhinX(TM) Managed Futures Fund. This is reflected in the statement of operations as "decrease in equity in SPhinX(TM) Managed Futures Fund."

Management fees payable to the Portfolio Managers range from 1.50% to 2.50% per annum of the assets allocated to a Portfolio Manager. Each Portfolio Manager receives a performance fee allocation of 20% to 25% of net trading gain.

Investment Transactions-The Fund records subscriptions and redemptions related to its investment in the SPhinX(TM) Managed Futures Fund on the transaction date.

Cash and Cash Equivalents-The Fund considers all highly liquid investments with a maturity of three months or less when purchased to be cash and cash equivalents.

Expenses-In accordance with the Limited Partnership Agreement, the Fund will be charged for certain expenses and such expenses will be allocated proportionately among the partners. The Fund is responsible for administrative, ongoing offering expenses and operating expenses, including but not limited to legal and accounting fees, and any taxes or extraordinary expenses payable.

All expenses are recorded on an accrual basis.

Use of Estimates-The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Income Taxes-Federal income taxes are not provided for as each partner is individually liable for the taxes, if any, on its share of the Fund's taxable income items including capital gains, interest, dividends, and deductions. In accordance with the Limited Partnership Agreement, the limited partners may also be subject to various state and other taxes.

(3)  Subscriptions and Redemptions

Units are issued upon subscription into and redeemed through redemption from the Fund.

Subscriptions for either Class must be made as of the first business day of each calendar month (the "Offering Date") at net asset value per unit. The net asset value per unit is determined by dividing the net assets owned by the Class by the number of Units of that Class outstanding on the date the calculation is being performed.

The Units may generally be redeemed as of the last business day of any calendar month, subject to certain restrictions and qualifications, upon at least 10 business days' prior written notice to the General Partner. The General Partner may declare additional redemption dates upon notice to the limited partners and may, in unusual circumstances, permit some, or all, limited partners to redeem as of dates other than the end of the month. The General Partner may not be able to make timely payments with respect to redemptions due to the Fund's inability to liquidate its investment in the SPhinX(TM) Managed Futures Fund on a timely basis. Redemptions of interests in the SPhinX(TM) Managed Futures Fund by the Fund as of any particular redemption date cannot exceed 20% of the Fund's investment in the SPhinX(TM) Managed Futures Fund as of that date unless the SPhinX(TM) Managed Futures Fund has received at least 15 business days' notice prior to a redemption date.

A redemption fee of 3% of net asset value per Class A Unit applies if a Class A Unit is redeemed within 12 months of its original purchase. The Class B Units are not subject to a redemption fee.

The activity of the Units during the period January 1, 2005 to March 31, 2005 was as follows:

	Class A	Class B
Issued and outstanding at January 1, 2005	38,856.005	8,314.206
Issuance of additional units during the period	6,456.563	2,425.201
Redemption of units during the period	(303.233)	(296.839)
Issued and outstanding at March 31, 2005	45,009.335	10,442.568

Partnership units' activity during the period March 15, 2004 (Commencement of Operations) to March 31, 2004 was as follows:

	Class A	Class B
Issued and outstanding at March 15, 2004	-	-
Issuance of additional units during the period	3,364.515	1,799.000
Redemption of units during the period	-	(750.000)
Issued and outstanding at March 31, 2004	3,364.515	1,049.000

(4)  Related Party Transactions

Refco Securities, LLC, the Selling Agent of the Fund, is an affiliate of the General Partner. Refco LLC, an affiliate of the General Partner and the Selling Agent, acts as futures commission merchant for the SPhinX(TM) Managed Futures Fund, and in such capacity, provides execution, clearing and margin services in connection with futures and commodities trading activities. Refco Capital Markets, Ltd., also an affiliate of RFH, acts as the dealer for the underlying investments of the SPhinX(TM) Managed Futures Fund for currency trading.

Pursuant to the provisions of the Fund's Prospectus, the Fund's selling agents receive from the General Partner an upfront selling commission equal to 3% of the purchase price per Class A Unit at the time that the Class A Unit is sold. The General Partner will also pay with respect to the Class A Units, ongoing service fees beginning in the 13th month following the purchase of Class A Units equal to 0.167% of the Class A Units' month-end net assets (a 2.00% annual rate). For the three months ended March 31, 2005, the Selling Agent received $172,916 in upfront commissions. The Class B Units are not subject to these commissions or ongoing servicing fees. No selling commissions will be paid from the proceeds of subscriptions.

Refco Group Ltd., LLC, the parent of the General Partner, paid the organizational and initial offering expenses.

RFH, as the General Partner, receives a management fee of 4.15% annually of the Class A net asset value of the Fund and 2.15% annually of the Class B net asset value of the Fund, calculated daily and paid monthly in arrears, in exchange for providing ongoing advisory and general management services. All fees paid to PlusFunds for sub-investment management services are paid by RFH. RFH may voluntarily waive a portion of its management fee in its sole discretion.

The Limited Partnership Agreement and/or guidelines of state securities regulators limit the fees that are paid by the Fund (the "Expense Cap"). From commencement of operations through June 30, 2004, aggregate annual fees and expenses based on the Fund's net assets could not exceed 6% of net assets per year (1/2 of 1% per month). This Expense Cap included management fees and customary and routine administrative expenses of the Fund but did not include legal and accounting expenses or extraordinary expenses.

Effective July 1, 2004, the Fund implemented the following voluntary expense caps: the management fee payable to the General Partner and the operating expenses of the Fund are limited to an aggregate of 4.95% in respect of the Class A Units and 2.95% in respect of the Class B Units calculated on the net assets before the application of fees. To the extent that the monthly management fee payable to the General Partner and operating expenses of the Fund exceed the above mentioned limits, the General Partner will waive its management fee of 4.15% with respect to the Class A Units and 2.15% with respect to the Class B Units. If, after the deduction of the management fee, the expenses of the Fund remain above 4.95% for the Class A Units and 2.95% for the Class B Units, the General Partner will reimburse the Fund for such expenses to bring them within the limits stated above.

The reimbursements for the periods ended March 31, 2005, and 2004, are as set forth on the Statements of Operations.

As of March 31, 2005 and December 31, 2004, the General Partner held 589.0681 Class B Units of the Fund totaling $502,622.34 and 491.8988 Class B Units of the Fund totaling $450,387.

(5)  Commitments and Contingencies

In the normal course of business, the Fund enters into contracts that contain a variety of representations and warranties and which contain general indemnification provisions. The Fund's maximum exposure under these arrangements is unknown as the potential exposure involves future claims that may be made against the Fund. Based upon the prior experience of the General Partner, the General Partner expects the risk of loss to be remote.

(6)  Derivative Financial Instruments

By investing in the SPhinX(TM) Managed Futures Fund, the Fund will be subject to all of the risks associated with the SPhinX(TM) Managed Futures Fund's investments and trading. The SPhinX(TM) Managed Futures Fund may invest in derivative instruments, which include futures, forwards, swaps or options, or other financial instruments with similar characteristics. All derivatives are reported at fair value and changes in value are reflected in the net asset value of the SPhinX(TM) Managed Futures Fund.

Market Risk-Derivative instruments involve varying degrees of off-balance sheet market risk. Changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the financial instruments or commodities underlying such derivative instruments may result in changes in the SPhinX(TM) Managed Futures Fund's net unrealized profit (loss) on such derivative instruments. The SPhinX(TM) Managed Futures Fund's exposure to market risk is influenced by a number of factors, including the relationships among the derivative instruments held by the SPhinX(TM) Managed Futures Fund as well as the volatility and liquidity in the markets in which such derivative instruments are traded.

Credit Risk-The SPhinX(TM) Managed Futures Fund has credit risk associated with counterparty non-performance.

The risks associated with exchange-traded contracts are typically perceived to be less than those associated with the over-the-counter transaction (non-exchange traded), because exchanges typically (but not universally) provide clearing house arrangements in which the collective credit (which, in some cases is limited in amount) of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of the respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, while counterparties may require margin in the over-the-counter markets.

(7)  Financial Highlights

	Three Months Ended March 31, 2005		March 15, 2004 (Commencement of Operations) to March 31, 2004
	Class A	Class B	Class A	Class B
Per Partnership Unit Data:
Net Asset Value, Beginning of Period	$903.62	$915.61	$1,000.00	$1,000.00
Net investment loss	(10.43)	(6.31)	(7.80)	(6.22)
Decrease in equity in Index SPC	(55.32)	(56.05)	(11.18)	(11.18)
Net decrease resulting from operations	(65.75)	(62.36)	(18.98)	(17.40)
Distributions to partners	-	-	-	-
Net Asset Value, End of Period	$837.87	$853.25	$981.02	$982.60
Total return	(7.28)%	(6.81)%	(1.90)%	(1.74)%
Ratios to Average Net Assets (annualized):
Pre-waiver expenses	5.06%	3.06%	13.62%	8.63%
Waiver by General Partner	(0.09)%	(0.10)%	(4.14)%	-
After-waiver expenses	4.97%	2.96%	9.48%	8.63%
Net investment loss	4.97%	2.96%	9.48%	8.63%

The per partnership unit amounts were computed using an average number of partnership units outstanding during the periods. Total returns are calculated for each class of partners taken as a whole, based on the change in fair value during the periods of net assets of each class adjusted for subscriptions. Individual partner's return may vary from these returns based on the timing of capital transactions. Net investment loss excludes decrease in equity in the SPhinX(TM) Managed Futures Fund and is the partners' share of expenses. Expenses include the partners' share of Fund management fees and other operating expenses. The expense ratios exclude those expenses charged by the underlying investment vehicles that were recorded by the SPhinX(TM) Managed Futures Fund.

(8)  Subsequent Event (Unaudited)

On or about July 1, 2005 the Fund will issue Class 1 Units and Class 2 Units, replacing Class A and Class B Units, respectively. Previously issued Class A and Class B Units will become Class 1 and Class 2 Units, respectively.

As of July 1, 2005, the Fund will pay to the General Partner a monthly management fee, calculated semi-monthly and paid monthly, equal to 0.104167% of the Fund's Class 1 and Class 2 Net Assets (1.25% per annum).

For investors purchasing shares on or after July 1st, the General Partner will pay an upfront selling commission to the Selling Agents of 2% of the subscription amount of Class 1 Units sold. Class 1 unit-holders will be required to pay a redemption fee to RFH for redemptions within the initial twelve (12) months. After the expiration of twelve (12) months following the sale of Class 1 Units of the Fund, the General Partner will also pay the Selling Agents selling Class 1 Units an Ongoing Service Fee of 2.0% annually of the Net Asset Value of each Class 1 Unit.

REFCOFUND HOLDINGS, LLC
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member of
RefcoFund Holdings, LLC

We have audited the accompanying statement of financial condition of RefcoFund Holdings, LLC (the "Company") as of April 30, 2005. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of RefcoFund Holdings, LLC as of April 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

New York, New York
June 3, 2005

REFCOFUND HOLDINGS, LLC

STATEMENT OF FINANCIAL CONDITION

April 30, 2005
(000's omitted)

ASSETS
Cash	$1,542
Investment in the Fund	483
Total assets	$2,025
LIABILITIES AND MEMBER'S EQUITY
Liabilities
Accounts payable and other liabilities	$244
Member's equity
Capital	3,454
Receivable from affiliates	(1,673)
Total member's equity	$1,781
Total liabilities and member's equity	$2,025

The accompanying notes are an integral part of this statement.

Purchasers of Units will acquire no interest in this company.

REFCOFUND HOLDINGS, LLC
NOTES TO STATEMENT OF FINANCIAL CONDITION
April 30, 2005

Note A-Organization

RefcoFund Holdings, LLC ("RFH") is a limited liability company under the laws of the State of Delaware. The indirect parent of the RFH is Refco Group Ltd., LLC (the "Parent"). RFH was originally organized in Delaware on November 9, 1984. RFH is a member of the National Futures Association and is registered as a commodity pool operator and as a commodity trading advisor. RFH provides fund management and administrative services to commodity pools.

RFH provides trading advice by selecting and overseeing various trading advisors. Currently, it provides these services to the Northern Star Hedge Fund I ("Northern Star") and the S&P Managed Futures Index Fund, LP (the "Fund"). RFH earns commissions as well as management and incentive fees from the services that it provides to Northern Star, while only management fees from the Fund.

RFH is the general partner of the Fund, a limited partnership organized on May 13, 2003, which commenced its operations on March 15, 2004.

Note B-Basis of Presentation and Summary of Significant Accounting Policies

1.  Use of Estimates in Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

2.  Income Taxes

RFH has not provided for Federal, state and local taxes, as they are the responsibility of RFH's member.

3.  Investment in the Fund

Under the amended and restated limited partnership agreement of the Fund, a majority of the limited partners can vote to amend the partnership agreement, dissolve the Fund, remove or replace the general partner, or terminate any contract with the general partner or its affiliates upon 60 days' notice. Accordingly, RFH does not control the Fund and therefore the Fund is not consolidated with RFH. RFH accounts for its investment in the Fund under the equity method of accounting. As of April 30, 2005, RFH holds 795.64 Class B units of the Fund with a NAV per unit of $795.64.

Note C-Commitment and Contingencies

RFH is required to make and maintain a general partnership interest of 1% of the total contributions of all limited partners in the Fund. As general partner, RFH is contingently liable for obligations of the Fund. However, RFH has no intent or commitments to, nor is it a reasonable possibility that RFH will, fund cash flow deficits, if any, or provide other direct or indirect financial assistance to the Fund.

Note D-Related Party Transactions

RFH loans funds to subsidiaries and affiliates of the Parent. Such amounts are presented as a debit in member's equity until repaid. The Parent has borne all organization and initial offering costs associated with the Fund.

Refco Securities, LLC, an affiliate of RFH, is the principal selling agent of the Fund. Refco, LLC, an affiliate of RFH and the selling agent, acts as futures commission merchant (the "FCM") for the SPhinX Managed Futures Fund SPC (the "Index SPC"), the offshore vehicle to which the Fund allocates substantially all of its assets. The Fund allocates substantially all of its assets to the Index SPC, which is designed to tract the S&P Managed Futures Index. In Refco LLC's capacity as FCM, it provides execution, clearing and margin services in connection with the futures and commodities trading activities of the Index SPC. Refco Capital

Markets, Ltd., also an affiliate of RFH, acts as the dealer for the underlying investments for currency trading in the Index SPC.

RFH is obligated to pay the Fund's selling agents an upfront selling commission equal to 3% of the purchase price per Class A Unit at the time that the Class A Unit is sold. RFH will also pay, with respect to the Class A Units, ongoing service fees beginning in the thirteenth month following the purchase of Class A Units equal to .0167% of the Class A Units' month-end net assets (a 2.00% annual rate). The Class B Units are not subject to these commissions or ongoing servicing fees.

RFH, as general partner, earns a management fee of 4.15% annually of the Class A net asset value of the Fund and 2.15% annually of the Class B net asset value of the Fund, calculated daily and paid monthly in arrears, in exchange for providing ongoing advisory and general management services. RFH pays a fee to PlusFunds Group, Inc. for sub-investment management services from its management fee. RFH may voluntarily waive a portion of its management fee at its discretion.

The amended and restated limit partnership agreement of the Fund and/or guidelines of state securities regulators limit the fees that are paid by the Fund (the "Expense Cap"). From commencement of operations of the Fund through June 30, 2004, aggregate annual fees and expenses that are based on the Fund's net assets could not exceed 6% of net assets per year (1/2 of 1% per month). This Expense Cap included management fees and customary and routine administrative expenses of the Fund, but did not include legal and accounting expenses or extraordinary expenses.

Pursuant to an arrangement with Refco Alternative Investments, LLC ("RAI"), an affiliate, RFH is required to pay any excess monthly management fees earned from the Fund, after deductions for Expense Cap reimbursements, selling expenses or other expenses incurred by RFH related to the Fund, to RAI. To the extent Expense Cap reimbursements, selling expenses or other expenses incurred by RFH related to the Fund exceed management fees earned by RFH, RAI is required to reimburse RFH. At April 30, 2005, the amount due to RFH has been included in receivable from affiliates.

Effective July 1, 2004, the Fund implemented the following voluntary expense caps: The management fee payable to RFH and the operating expenses of the Fund are limited to an aggregate of 4.95% in respect of the Class A Units and 2.95% in respect of the Class B Units calculated on the net assets before the application of fees. To the extent that the monthly management fee payable to RFH and operating expenses of the Fund exceed the above-mentioned limits, RFH will waive a portion of its management fee of 4.15% with respect to the Class A Units and 2.15% with respect to the Class B Units. If, after the deduction of the management fee, the expenses of the Fund remain above 4.95% for the Class A Units and 2.95% for the Class B Units, RFH reimburses the Fund for such expenses to bring them within the foregoing limits. RFH has agreed to reimburse the Fund for any expenses incurred above the Expense Cap.

Note E-Subsequent Event (Unaudited)

On or about July 1, 2005, the Fund will issue Class 1 Units and Class 2 Units replacing Class A and Class B Units. Presiously issued Class A and Class B Units will become Class 1 and Class 2 Units, respectively.

As of July 1, 2005, the Fund will pay to the General Partner a monthly management fee calculated semi-monthly and paid monthly equal to 0.104167% of the Fund's Class 1 and Class 2 Net Assets (1.25% per annum).

For investors purchasing shares on or after July 1st, RFH will be obligated to pay an upfront selling commission to the Selling Agents of 2% of the subscription amount of Class 1 Units sold. Class 1 unit-holders will be required to pay a redemption fee to RFH for redemptions within the initial twelve (12) months. The upfront commission for the Class 1 Units will be recorded as a prepaid asset and amortized over a twelve (12) month period, unless an early redemption fee is charged to the investor, whereby the prepaid asset will be liquidated through the receipt of the redemption fee by RFH.

After the expiration of twelve (12) months following the sale of Class 1 Units of the Fund, RFH will also pay the Selling Agents selling Class 1 Units an Ongoing Service Fee of 2.0% annually of the Net Asset Value of each Class 1 Unit.

EXHIBIT A

S&P MANAGED FUTURES INDEX FUND, LP

AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT

JULY 1, 2005

A-i

A-ii

S&P MANAGED FUTURES INDEX FUND, LP
AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT

This AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this "Agreement") of S&P MANAGED FUTURES INDEX FUND, LP (the "Partnership") made as of May 13, 2003, as amended and restated as of October 7, 2003, and as further amended and restated as of December 1, 2003 and as further amended and restated as of January 30, 2004, and as further amended and restated as of July 1, 2005, by and among REFCOFUND HOLDINGS, LLC, a Delaware limited liability company, as the general partner (the "General Partner"), and each other party who shall execute this Agreement, by counterpart or by attorney-in-fact (individually, a "Limited Partner" and, collectively, the "Limited Partners" and, together with the General Partner, the "Partners").

WITNESSETH:

WHEREAS, the parties hereto desire to form the Partnership for purpose of seeking investment returns that substantially track the performance of the Standard & Poor's® Managed Futures Index.

NOW THEREFORE, the parties hereto agree as follows:

1. FORMATION AND NAME.

The parties hereto hereby form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended from time to time (the "Act"). The name of the limited partnership is S&P Managed Futures Index Fund, LP. The General Partner shall execute and file a Certificate of Limited Partnership in accordance with the Act and shall execute, file, record and publish, as appropriate, such amendments, restatements and other documents as are or become necessary or advisable as determined by the General Partner in its sole discretion.

2. PRINCIPAL OFFICE; REGISTERED OFFICE AND AGENT.

(a) Principal Office. The address of the principal office of the Partnership is c/o RefcoFund Holdings, LLC, One World Financial Center, 200 Liberty Street, New York, New York 10281, telephone: (212) 693-7000, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

(b) Registered Office and Agent. The address of the registered office of the Partnership in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is The Corporation Trust Company.

3. BUSINESS.

The Partnership's business and purpose is to seek investment returns that substantially track the performance of the S&P Managed Futures Index. The Partnership shall have the power to engage in all activities which are necessary, suitable, desirable, convenient or incidental to the accomplishment to the foregoing business and purpose.

4. TERM; DISSOLUTION; AND FISCAL YEAR.

(a) Term. The term of the Partnership shall commence on the day on which the Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following: (i) receipt by the General Partner of an election to dissolve the Partnership at a specified time by the Limited Partners owning Units representing more than fifty percent (50%) of the total number of outstanding Units then owned by Limited Partners, notice of which is sent by registered mail to the General Partner not less than 90 days prior to the effective date of such dissolution; (ii) the withdrawal, resignation, removal, bankruptcy, insolvency or dissolution of the General Partner or any other event that causes the General Partner to cease to be a general partner unless (A) at the time of such event there is at least one remaining general partner of the Partnership who carries on the business of the Partnership or (B) within 120 days after such event Limited Partners owning at least fifty percent (50%) of the total number of outstanding Units then owned by Limited Partners agree to continue the business of the Partnership and to the appointment, effective as of the date of such event, of one or more general partners of the Partnership pursuant to the terms of Section 17; and (iii) any other event which shall make it unlawful for the existence of the Partnership to be continued or shall require termination of the Partnership.

(b) Dissolution. Upon the dissolution of the Partnership, the assets of the Partnership shall be distributed: (i) first, to creditors, including any Partners who may be creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to Partners; (ii) second, to Partners and former Partners in satisfaction of liabilities for distributions; and (iii) third, to Partners first for the return of their contributions and second respecting their partnership interests, in the proportions in which the Partners share in distributions. Following distribution of the assets of the Partnership, a Certificate of Cancellation for the Partnership shall be filed as required by the Act.

(c) Fiscal Year. The fiscal year of the Partnership shall begin on January 1 of each year and end on the following December 31.

5. NET WORTH OF GENERAL PARTNER.

(a) Minimum Net Worth. The General Partner will maintain a Net Worth of not less than the greater of (a) $50,000 or (b) the sum of five percent (5%) of the total capital contributions to the Partnership (including capital contributions by the General Partner) and to all other entities of which it is general partner and five percent (5%) of the Units being offered. In no event shall the General Partner be required to maintain a Net Worth in excess of $1,000,000.

(b) Modifications. The requirements of Section 5(a) may be modified by the General Partner if the General Partner obtains an opinion of counsel for the Partnership that a proposed modification will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes and will not violate any state securities or blue sky laws to which the Partnership may be subject from time to time.

6. CAPITAL CONTRIBUTIONS; UNITS; AND DISTRIBUTIONS.

(a) General Partner Interest. The General Partner will be required to make and maintain a cash investment in the Partnership equal to the greater of (i) one percent (1%) of the total capital contributions to the Partnership or (ii) $25,000. The General Partner may withdraw any interest it may have as a general partner in excess of such amount. Any interest in the Partnership acquired by the General Partner or any of its principals or their respective Affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained.

(b) Limited Partner Interests. Interests in the Partnership, other than those of the General Partner, shall be evidenced by units of limited partnership interest ("Units"). Units shall be initially be issued in two classes-Class 1 and Class 2. The Class 2 Units will be offered only by qualified broker-dealers that offer a wrap fee program and fee-only registered investment advisers. Units will be continuously offered for sale as of the 1st and 16th day of each month at their Net Asset Value. If the 1st or 16th day of the month is not a Business Day, then the offering will be made on the next Business Day. A subscriber must make an initial investment to the capital of the Partnership of at least $10,000; provided, that a subscriber that is an individual retirement account must make its initial investment to the capital of the Partnership of at least $3,000. An existing Limited Partner may make additional investments of at least $2,500. Subscription Agreements must be received at least 6 Business Days prior to the 1st or 16th day of the calendar month in order to be accepted and the related cleared funds must be received at least 3 Business Days in advance. Funds will be held in the Partnership's escrow or bank account until the first Business Day of the month beginning at least six Business Days after receipt of the related Subscription Agreement. Interest earned on funds submitted prior to the 1st or 16th calendar day of the month will be interest earned by the Partnership. If a subscription is rejected, the related funds held in the Partnership's escrow or bank account, plus interest, will be returned to the subscriber promptly following the end of the month in which the subscription was rejected.

(c) Distributions. The General Partner shall have sole discretion in determining what distributions (other than on redemption of Units), if any, the Partnership will make to the Partners. Distributions shall be pro rata in accordance with the respective capital accounts of the Partners.

(d) No Certificates. No certificates or other evidences of Unit ownership will be issued. All subscribers who have been accepted by the General Partner shall be deemed admitted as Limited Partners at the time they are reflected as such on the books and records of the Partnership.

(e) Return of Capital Contributions. No Limited Partner or assignee shall have any right to demand the return of his or her capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of the Partnership, in each case as provided herein. In no event shall a Limited Partner or assignee be entitled to demand or receive property other than cash.

7. ALLOCATION OF PROFITS AND LOSSES.

(a) Capital Accounts. A capital account shall be established for each Partner. The initial balance of each Partner's capital account shall be the amount of the initial capital contribution to the Partnership made by such Partner.

(b) Allocations. As of the close of business on the last day of each month, the following determinations and allocations shall be made:

  (i)  The Net Assets of the Partnership will be determined without regard to Management Fees on a Class-by-Class basis.

  (ii)  Management Fees, if any, shall then be charged against Net Assets on a Class-by-Class basis.

  (iii)  Any increase or decrease in the Partnership's Net Assets (after the adjustments determined pursuant to Paragraphs (i) through (ii) above), as compared to the last such determination of Net Assets, shall then be credited or charged to the capital accounts of each Partner in the ratio that the balance of each capital account bears to the balance of all capital accounts of the same class.

  (iv)  The amount of any distributions to a Partner and any amount paid to a Partner on redemption of Units shall be charged to the appropriate capital account. The General Partner does not intend to make any distributions.

(c) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year, income and expense and capital gain or capital loss of the Partnership shall be allocated among the Partners pursuant to the following provisions for federal income tax purposes:

  (i)  For federal income tax purposes, items of ordinary or capital income, gain, loss, deduction or credit for each fiscal year shall be allocated among the Partners in such manner as to reflect as nearly as possible the amounts credited or charged to each Partner's capital account of the same class.

  (ii)  Unrealized ordinary or capital gains or losses from prior periods that have been credited or charged to a Partner's capital account shall, when realized, be allocated as nearly as possible for federal income tax purposes to reflect such prior allocation to a Partner's capital account of the same class.

  (iii)  Allocations hereunder shall be made in accordance with the regulations promulgated by the Department of the Treasury under Section 704(b) and Section 704(c) of the Internal Revenue Code of 1986, as amended (the "Code"), and, in the case of allocations made in accordance with Section 7(c)(ii), may be made in accordance with the provisions in Temporary Treasury Regulation 1.704-3(e)(3) (or successor regulations) for "securities partnerships" to the extent the Partnership constitutes a "securities partnership" within the meaning of such provisions.

  (iv)  Notwithstanding Section 7(c)(ii), to the extent permitted by the regulations (or successor regulations) referred to in Section 7(c)(iii), allocations of gains that have been realized up to the time a Partner has redeemed all or any portion of his limited or general partnership interest may be allocated first to each Partner who has redeemed any such interest during the year to the extent that the amount the Partner received on redemption exceeds the amount of the Partner's tax basis attributable to the interest redeemed, and allocations of losses that have been realized up to the time a Partner has redeemed all or any portion of his limited or general partnership interest may be allocated first to each Partner who has redeemed any such interest during the year to the extent that the amount of the Partner's tax basis attributable to the interest redeemed exceeds the amount the Partner received on redemption. If more than one Partner receives a special allocation described above, the allocation to each Partner may be made in proportion to the ratio that such Partner's tax basis bears to the total tax basis for all interests redeemed at that time.

  (v)  Any Partner who transfers or assigns Units during any fiscal year shall be allocated such Partner's proportionate share of the capital gain or capital loss and ordinary income or loss realized by the Partnership through the end of the month in which notice of such transfer or assignment is given to the General Partner in accordance with Section 11, and the transferee or assignee of such Units shall be allocated its proportionate share of the capital gain or capital loss and ordinary income or loss realized by the Partnership commencing with the month next succeeding the month in which notice of the transfer or assignment is given.

  (vi)  For purposes of this Section 7(c), "capital gain" or "capital loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset by the Code, including gain or loss required to be taken into account pursuant to Section 1256 thereof.

  (vii)  Capital gain and capital loss shall be allocated separately and not netted.

  (viii)  The allocation of profit and loss for federal income tax purposes set forth herein allocates taxable profit and loss among the Partners in the ratio and to the extent that financial profit and loss are allocated to such Partners and so as to eliminate, to the maximum practicable extent, any disparity between a Partner's capital account and its tax account, consistent with principles set forth in Section 704 of the Code, including a "Qualified Income Offset."

  (ix)  The allocations of profit and loss to the Partners in respect of their Units shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the General Partner, whose determination shall be binding.

  (x)  The method for allocating gains and loses for federal tax purposes may be changed by the General Partner upon receipt of advice from counsel to the Partnership that such change is required by applicable law or regulations.

8. FEES AND EXPENSES.

(a) Management Fees. The Partnership shall pay to the General Partner a monthly management fee (the "Management Fee") equal to 0.104167% of the Partnership's month-end Class 1 and 2 Net Assets (1.25% per annum). Management Fees, accrued as well as paid, shall reduce Net Asset Value. The Management Fees and the Customary Administrative Expenses (as that term is defined in Section 8(b)) may not exceed 0.5% of the Partnership's month-end Net Assets (6% per annum). If necessary, the General Partner shall reimburse the Partnership, no less frequently than quarterly, for the amount by which the Management Fees and Customary Administrative Expenses exceed such limitation.

  (i)  The General Partner shall pay from its management fee all expenses incurred in connection with the organization of the Partnership and the initial offering of Units, management fees to PlusFunds, selling commissions and servicing fees. The organizational and offering expenses, plus the upfront selling commissions and other commissions and compensation for sales of Units, may not exceed 15% of the total capital contributions of the Partners. Ongoing compensation paid to CFTC-qualified selling agents in respect of CFTC-qualified registered representatives shall not be included in the foregoing limitation.

(b) Operating and Administrative Expenses. The Partnership shall be billed for and shall pay all of its administrative expenses, including all Customary Administrative Expenses, legal and audit services expenses, ongoing offering expenses and extraordinary expenses. The General Partner shall pay and shall not allocate to the Partnership any of its indirect expenses incurred in connection with the administration of the Partnership, including salaries, rent, travel expenses and such other items generally falling under the category of overhead expenses, except for organizational and offering expenses. The Management Fees and the customary and routine administrative and operating and ongoing offering expenses of the Partnership, other than the actual cost of legal and audit services and extraordinary expenses ("Customary Administrative Expenses"), may not exceed 0.5% of the Partnership's month-end Net Assets (6% per annum). If necessary, the General Partner shall reimburse the Partnership, no less frequently than quarterly, for the amount by which the Management Fees and Customary Administrative Expenses exceed such limitation.

(c) Service Fee. The Selling Agents will receive an Initial Service Fee at an annual rate of 2.0% of the subscription amount of each subscription for Class 1 Units of the Fund. The Initial Service Fee for the first year after the sale of the Units will be pre-paid by the General Partner for bona fide transactions in an amount equal to 2.0% of the amount contributed. The prepaid Initial Service Fee will be charged to the partnership at an annual rate of 2.0% of the average daily Net Asset Value of Class 1. After the expiration of 12 months following the purchase of Class 1 Units of the Fund, the partnership will be charged for the benefit of the Selling Agents selling Class 1 Units an Ongoing Service Fee of 2.0% annually of the Net Asset Value of each Class 1 Unit.

(d) Expenses of the SPhinX(TM) Managed Futures Fund. The Partnership shall pay its pro rata share of the fees and expenses of the SPhinX(TM) Managed Futures Fund. The fees and expenses of the SPhinX(TM) Managed Futures Fund include (A) management fees and incentive fees paid to the managers of the SPhinX(TM) Managed Futures Fund; (B) fees paid to the SPhinX(TM) Managed Futures Fund's administrator to administer the SPhinX(TM) Managed Futures Fund; (C) brokerage commissions and other transaction-related expenses of the SPhinX(TM) Managed Futures Fund; (D) accounting, audit and legal expenses and custodial fees of the SPhinX(TM) Managed Futures Fund; and (E) any extraordinary expenses of the SPhinX(TM) Managed Futures Fund.

(e) Reserves. The General Partner may create, in its sole and absolute discretion, appropriate reserves, which shall be accrued and charged against the Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. Such reserves shall reduce Net Asset Value for all purposes.

9. MANAGEMENT OF THE PARTNERSHIP.

(a) Authority of the General Partner. The General Partner shall control, conduct and manage the business of the Partnership, including the investment of the funds of the Partnership. The General Partner may take such actions on behalf of the Partnership as the General Partner deems, in its sole discretion, necessary or desirable to manage the business of the Partnership. The General Partner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Partners (subject to the allocation provisions hereof), shall execute various documents on behalf of the Partnership and the Limited Partners and shall supervise the liquidation of the Partnership if an event causing dissolution of the Partnership occurs.

(b) Agreements and Arrangements. The Partnership and the General Partner on behalf of the Partnership may enter into any agreements or arrangements specifically described in or contemplated by the Prospectus or otherwise as the General Partner deems, in its sole discretion, necessary or desirable to manage the business of the Partnership without any further act, approval or vote of any Limited Partner other than the General Partner. The General Partner will have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and the General Partner will not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership. No Limited Partner may contract away the fiduciary obligation owed to the Limited Partners by the General Partner under common law.

(c) Prohibited Activities.

  (i)  The funds of the Partnership will not be commingled with the funds of any other Person (deposit of funds with a commodity broker, clearinghouse or forward dealer, or investing assets in the SPhinX(TM) Managed Futures Fund or any other collective investment vehicle shall not be deemed to constitute "commingling" for these purposes).

  (ii)  The Partnership shall make no loans to any Person. The General Partner shall make no loans to the Partnership.

  (iii)  The Partnership shall not employ the trading technique commonly known as "pyramiding," which means using unrealized profit on existing positions as margin for the purchase or sale of additional positions in the same or related commodities. The General Partner taking into account the Partnership's open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Partnership will not be considered to be engaging in "pyramiding."

  (iv)  No Person may receive, directly or indirectly, any advisory, management or incentive fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which the Partnership participates, for investment advice or management who shares or participates in any commodity brokerage commissions paid by the Partnership; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the General Partner or any of their respective Affiliates; and such prohibitions may not be circumvented by any reciprocal business arrangements.

  (v)  Neither the General Partner nor any Affiliate of the General Partner shall directly or indirectly pay or award any commissions or other compensation to any Person engaged to sell Units or to give investment advice to a potential Limited Partner; provided, that neither the General Partner nor any Affiliate of the General Partner is prohibited from paying to a registered broker-dealer or other properly licensed Person normal sales commissions for selling Units.

  (vi)  The maximum period covered by any contract entered into by the Partnership shall not exceed one year (although such contracts may be automatically renewable for successive one-year periods until terminated). Any agreements between the Partnership and the General Partner or any of its Affiliates shall be terminable by the Partnership upon no more than 60 days' written notice.

  (vii)  No material change in the basic investment policies or structure of the Partnership shall be made without the approval of Limited Partners owning Units representing more than fifty percent (50%) of the total outstanding Units owned by Limited Partners as of a record date established for a vote thereon.

(d) Freedom of Action. The General Partner is engaged in, and may in the future engage in, other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with the Partnership. The General Partner shall devote to the Partnership such time as the General Partner may deem advisable to the conduct of the Partnership's business and affairs.

(e) Tax Matters Partner. The General Partner is hereby authorized to perform all duties imposed by Sections 6221 through 6232 of the Code on the General Partner as the "tax matters partner" of the Partnership. The General Partner may, in its sole discretion, make a mixed straddle account election on behalf of the Partnership and elections under Sections 988, 1092 and 1256 of the Code on behalf of the Partnership.

10. AUDITS AND REPORTS TO LIMITED PARTNERS.

(a) Financial and Tax Information. The Partnership's books shall be audited annually by an independent certified public accountant selected by the General Partner. The Partnership will use its best efforts to cause each Limited Partner to receive (i) within 90 days after the end of each fiscal year, an "Annual Report" as required by CFTC Regulation 4.22(c) and such tax information as is necessary for a Limited Partner to complete his or her federal income tax return and (ii) within 30 days of the end of each month, a "Monthly Account Statement" as required by CFTC Regulation 4.22(a). The General Partner will comply with the reporting requirements of CFTC Regulation 4.22 with respect to the Partnership.

(b) Inspection of Books and Records. Limited Partners or their duly authorized representatives may inspect the books and records of the Partnership during normal business hours upon reasonable written notice to the General Partner and may obtain copies of such records upon payment of reasonable reproduction costs; provided, that upon request by the General Partner, the requesting Limited Partner shall represent that the inspection and/or copies of such records will not be used for commercial purposes unrelated to such Limited Partner's interest as an investor in the Partnership. Any Limited Partner upon request given to the General Partner shall be entitled to obtain from the General Partner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Limited Partners and the number of Units held by each (which shall be mailed by the General Partner to the Limited Partner within 10 Business Days of the receipt of the request); provided, that the General Partner may require any Limited Partner requesting such information to submit written confirmation that such information will not be used for commercial purposes.

(c) Calculation of Net Asset Value. The General Partner shall calculate the Net Assets of the Partnership daily and shall make the approximate Net Asset Value available upon the request of a Limited Partner for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership.

(d) Notification. The General Partner will send written notice to each Limited Partner within seven Business Days of the occurrence of:

  (i)  any decline in the Net Asset Value per Unit of either Class to less than fifty percent (50%) of such Net Asset Value as of the last Redemption Date; and

  (ii)  any other material change affecting the compensation of any party.

Each such notification shall set forth the Limited Partners' voting and redemption rights and a description of any material effect such change may have on the Units.

(e) Taxes. The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; provided, that such taxes need not be paid if the General Partner or the Partnership are in good faith and by appropriate legal proceedings contesting the validity, applicability or amount thereof, and such contest does not materially endanger any right or interest of the Partnership.

(f) Maintenance of Records. The General Partner shall maintain and preserve all required records relating to the Partnership for a period of not less than 6 years from the receipt of such records.

11. ASSIGNABILITY OF UNITS.

(a) Notice of Transfer. Each Limited Partner expressly agrees that he or she will not assign, transfer or dispose of, by gift or otherwise, any of his or her Units or any part or all of his or her right, title and interest in the capital or profits of the Partnership without giving 15 days' prior written notice to the Partnership and the General Partner. Such written notice shall specify the name and residence address of the assignee, the date of assignment, shall include a statement by the assignee that he or she agrees to give the above-described written notice to the General Partner upon any subsequent assignment and shall be signed by the assignor and assignee. If an assignment, transfer or disposition occurs by reason of the death of a Limited Partner, such written notice may be given by the duly authorized representative of the estate of the Limited Partner and shall be supported by such proof of legal authority and valid assignment as may be reasonably requested by the General Partner. No assignment, transfer or disposition by a Limited Partner of Units or of any part of his or her right, title and interest in the capital or profits of the Partnership shall be effective against the Partnership or the General Partner until the 1st day of the month following the month in which the Partnership and the General Partner receive such written notice of the assignment, and the General Partner shall not be required to give any assignee any rights hereunder prior to such time. The General Partner may, in its sole discretion, waive any such notice or any defect therein. The General Partner will send written confirmation to both the transferor and transferee of Units that the transfer in question has been duly recorded on the Partnership's books and records.

(b) Substitute Limited Partners. No assignee may become a substituted Limited Partner, except with the consent of the General Partner and upon execution and delivery of an instrument of transfer in form and substance satisfactory to the General Partner; provided, that the General Partner may withhold such consent only if it is necessary (i) to prevent the Partnership from being treated as a publicly traded partnership or (ii) to preserve the tax status of the Partnership or the characterization or treatment of income or loss and such restriction is supported by an opinion of counsel. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his or her assignor would otherwise have been entitled. A substituted Limited Partner shall have all of the rights and powers and shall be subject to all of the restrictions and liabilities of Limited Partner of the Partnership. A substituted Limited Partner shall be liable for the obligations of his or her assignor to make contributions to the Partnership, but shall not be liable for the obligations of his assignor under the Act to return distributions received by the assignor; provided, that a substituted Limited Partner shall not be obligated for liabilities unknown to him or her at the time he or she became a substituted Limited Partner and which could not be ascertained from this Agreement. An assigning Limited Partner shall remain liable to the Partnership as provided in the Act, regardless of whether his or her assignee becomes a substituted Limited Partner. Each Limited Partner agrees that any assignee may become a substituted Limited Partner without need of the further act or approval of any Limited Partner.

(c) Restrictions on Transfer. No assignment, transfer or disposition of any Units shall be made in violation of any applicable federal or state securities laws. The General Partner will not permit the assignment, transfer or disposition of Units where, after the assignment, transfer or disposition, either the Limited Partner or the assignee would hold less than the minimum number of Units equivalent to an initial minimum purchase (as stated in the then-current Prospectus), except for assignments, transfers or dispositions by gift, inheritance, intrafamily transfers, family dissolutions or transfers to Affiliates of the Limited Partner. The General Partner will not permit the assignment, transfer or disposition of Units where the General Partner has received an opinion of counsel that such assignment, transfer or disposition would cause the Partnership to be treated as a publicly traded partnership.

(d) Modification of Restrictions. The General Partner shall eliminate or modify any restriction on assignment or substitution at such time as the General Partner receives an opinion of counsel that such restriction is no longer necessary.

(e) Costs of Transfer. The assignor of a Unit shall bear the costs related to such assignment or transfer. Certificates representing Units may bear appropriate legends to such effect.

12. REDEMPTIONS.

(a) Notice of Redemption; Redemption Price. Each Limited Partner and each assignee of Units of whom the General Partner has received written notice pursuant to Section 11 may redeem all or any of his or her Units effective as of the close of business on the last Business Day of any calendar month or on the 15th day of the month (the "Redemption Date") (if the 15th day of the month is not a Business Day, then the 1st Business Day prior to the 15th day) by delivering to the General Partner a written request for redemption in a form specified by the General Partner at least 10 Business Days prior to the date of redemption; provided, that all liabilities, contingent or otherwise, of the Partnership (including the Partnership's allocable share of the liabilities, contingent or otherwise, of any entities in which the Partnership invests), except any liability to Limited Partners on account of their capital contributions, have been paid or there remains property of the Partnership sufficient to pay them. A Limited Partner and each assignee of Units of whom the General Partner has received written notice pursuant to Section 11 may withdraw a redemption request such Limited Partner or assignee has submitted for any calendar month up to the 6th Business Day prior to the applicable date of redemption. Redemption requests that remain outstanding on the 6th Business Day prior to the applicable date of redemption date may not be withdrawn. All redemptions will be made at the Net Asset Value of the redeemed Units as of the effective date of the redemption.

(b) Redemption Charges. Limited Partners who redeem Class 1 Units on or prior to the end of the 1st year after such Class 1 Units are sold will be assessed a redemption charge (the "Redemption Charge") equal to 2% of the Net Asset Value of the Class 1 Units redeemed as of the date of redemption. Class 1 Units purchased by the same Limited Partner on different closing dates will be treated on a "first-in, first-out" basis for purposes of calculating whether they have been held for a year. All Redemption Charges will be paid to the General Partner. The redemption fee will be reduced by 1/24th of 2%, or 0.08333%, on the 15th day of the month and the last business day of each month following the date you purchased the applicable Class 1 Units. If the 15th day of the month is not a Business Day, then the 1st Business Day prior to the 15th day.

(c) Special Redemption Dates. The General Partner may, in its sole discretion and upon notice to the Limited Partners, declare a special redemption date on which Limited Partners may redeem their Units at the Net Asset Value per Unit, provided that the Limited Partner submits a request for redemption in a form acceptable to the General Partner. The General Partner shall declare such a special redemption date whenever the Partnership experiences a decline in Net Asset Value per Unit of either Class as of the close of business on any Business Day to less than 50% of the Net Asset Value per Unit of that Class on the last valuation date. The Partnership shall suspend trading during such special redemption period.

(d) Payment; Suspensions and Limitations. Redemption payments will be made (by mailing a check or crediting a customer securities account) within 10 Business Days after the redemption date. The General Partner will make arrangements with selling agents who so request to pay redemptions through crediting Limited Partners' customer securities accounts with such selling agents. Redemptions may be temporarily suspended if, in the General Partner's judgment, a market disruption results in the closing of financial markets in the United States or abroad and it is impossible or impracticable to value the Units or liquidate Partnership assets or the SPhinX(TM) Managed Futures Fund suspends redemptions. In addition, the right of a Partner to receive a redemption payment further depends on the Partnership's ability to obtain the necessary funds by redeeming its investment in the SPhinX(TM) Managed Futures Fund, which is subject to certain limits. Under these limits, redemptions of interests in the SPhinX(TM) Managed Futures Fund by the Partnership as of any particular redemption date cannot exceed 20% of the Partnership's investment in the SPhinX(TM) Managed Futures Fund as of that date unless the SPhinX(TM) Managed Futures Fund has received at least 15 business days' notice prior to a redemption date. The Partnership will make redemption payments to redeeming Limited Partners on a pro rata basis in the event the Partnership's ability to make redemption payments is delayed. The General Partner will notify the Limited Partners in writing if redemptions are suspended.

(e) Required Redemption.

  (i)  The General Partner may require a Limited Partner to redeem all or a portion of such Limited Partner's Units if the General Partner considers doing so to be desirable for the protection of the Partnership, and will use its best efforts to do so to the extent necessary to prevent the Partnership from being deemed to hold "plan assets" under the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code with respect to any "employee benefit plan" as defined in and subject to ERISA or with respect to any "plan" as defined in Section 4975 of the Code.

  (ii)  Notwithstanding any other provision of this Agreement, if at any time the General Partner determines that a Limited Partner appears on a list of known or suspected terrorists or terrorist organizations compiled by any United States or foreign governmental agency or that any information provided by such Limited Partner in its Subscription Agreement relating to money laundering is no longer true or accurate, then the General Partner shall be authorized to take any action as shall be necessary or appropriate as a result thereof, including but not limited to removal of the Limited Partner as a limited partner of the Partnership and the redemption of the Limited Partner's Units in cash, less any penalty, fine, forfeiture, withholding or seizure imposed or ordered by any governmental agency. Neither the Partnership, the General Partner, any affiliate of any such Persons nor any other Person engaged to provide services to the Partnership shall be liable to any Person for any damages of any kind, whether direct, incidental or consequential, on account or by reason of any actions taken pursuant to this subsection 12(e)(ii).

13. OFFERING OF UNITS.

(a) Registration of Units. The General Partner on behalf of the Partnership shall (i) cause to be filed from time to time a Registration Statement, and such amendments thereto as the General Partner may deem advisable, with the Securities and Exchange Commission for the registration and ongoing public offering of Units, (ii) use its best efforts to qualify Units for sale from time to time under the securities laws of such states of the United States or other jurisdictions as the General Partner shall deem necessary or advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the General Partner shall deem necessary or advisable.

(b) ERISA Restrictions. The General Partner shall not accept any subscriptions for Units if doing so would cause the Partnership to be considered to hold "plan assets" for any purpose of ERISA or Section 4975 of the Code with respect to any "employee benefit plan" as defined in and subject to ERISA or with respect to any "plan" as defined in Section 4975 of the Code.

(c) Cancellation of Units. All Units subscribed for upon transfer of funds from a subscriber's account (or receipt of a check in the subscription amount) are issued subject to the collection of the funds represented by such transfer (or check). In the event that a transfer (or check) of a subscriber is not honored, the Partnership shall cancel the Units issued to such subscriber in consideration of such dishonored transfer (or check); provided, that the General Partner may waive such cancellation upon receipt of what it believes to be reasonable assurances that such transfer (or check) will be honored or replaced by another transfer (or check) which will be honored within 10 Business Days of original dishonor. Any losses or profits sustained by the Partnership in connection with its trading allocable to cancelled Units shall not be a liability of the General Partner but shall be deemed an increase or decrease in the Net Assets of the Partnership and allocated as described in Section 7. Each subscriber agrees to reimburse the Partnership for any expense or losses incurred in connection with any such cancellation of Units issued to such subscriber.

14. SPECIAL POWER OF ATTORNEY.

Each Limited Partner by virtue of having purchased or otherwise acquired Units does hereby irrevocably constitute and appoint the General Partner and each officer of the General Partner, with full power of substitution, as his or her true and lawful attorney-in-fact, in his or her name, place and stead, to (a) execute, acknowledge, swear to, deliver, record and file: (i) this Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) all other agreements described herein or in the Prospectus, including any amendments hereto and thereto, and (iii) all certificates, documents and other instruments that the General Partner deems appropriate to qualify or continue the Partnership in the State of Delaware and the jurisdictions in which the Partnership may conduct business, or which may be required to be filed by the Partnership or the Limited Partners under the laws of any jurisdiction to reflect the dissolution or termination of the Partnership; and (b) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Partnership. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including the interest of the other Limited Partners in the General Partner being able to rely on the General Partner's authority to act as contemplated by this Section 14), and shall survive and shall not be affected by the subsequent death, incapacity, disability, insolvency or dissolution of a Limited Partner or any delivery by any Limited Partner of an assignment of the whole or any portion of his or her Units.

15. WITHDRAWAL OF A PARTNER.

(a) Withdrawal of General Partner. The Partnership shall be dissolved upon the withdrawal, resignation, removal, bankruptcy, insolvency or dissolution of the General Partner, or any other event that causes the General Partner to cease to be the General Partner of the Partnership, unless the Partnership is continued pursuant to the terms of Section 4(a)(ii). If at the time of any withdrawal, resignation, removal, bankruptcy, insolvency or dissolution of the General Partner, or any other event that causes the General Partner to cease to be the General Partner of the Partnership, there is at least one remaining general partner of the Partnership, such general partner agrees to carry on the business of the Partnership. In addition, the General Partner shall not withdraw from the Partnership at any time without 120 days' written notice to each Limited Partner and each assignee of whom the General Partner has notice pursuant to Section 11. In the event of the General Partner's withdrawal, resignation or removal from the Partnership, the General Partner shall be entitled to a redemption of its general liability interest in the Partnership at its Net Asset Value as of the close of business on the last Business Day of the month following the date of withdrawal, resignation or removal. If the General Partner withdraws from the Partnership and the Partnership's business is continued, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal.

(b) Withdrawal of Limited Partners. The death, incompetency, withdrawal, bankruptcy, insolvency or dissolution of a Limited Partner or any other event that causes a Limited Partner to cease to be a limited partner in the Partnership shall not terminate or dissolve the Partnership, and a Limited Partner, his or her estate, custodian or personal representative shall have no right to redeem or value such Limited Partner's interest except as provided in Section 12. Each Limited Partner expressly agrees that in the event of his or her death, he or she waives on behalf of himself or herself and his or her estate, and directs the legal representatives of his or her estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership. Nothing in this Section 15 shall, however, waive any right given elsewhere in this Agreement for a Limited Partner to be informed of the Net Asset Value of his or her Units, to receive audited financial statements and other information from the General Partner or the Partnership or to redeem or transfer Units.

16. STANDARD OF LIABILITY; INDEMNIFICATION.

(a) Liability of the General Partner. The General Partner shall have unlimited liability for the repayment, satisfaction and discharge of all debts, liabilities and obligations of the Partnership to the full extent, and only to the extent, as required by the terms of this Agreement and the Act.

(b) Standard of Liability of the General Partner. The General Partner and its Affiliates shall have no liability to the Partnership or to any Limited Partner for any loss suffered by the Partnership that arises out of any action or inaction of the General Partner or its Affiliates if the General Partner, in good faith, determined that such course of conduct was in the best interests of the Partnership, the General Partner or its Affiliates were acting on behalf of or performing services for the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner or its Affiliates.

(c) Indemnification of the General Partner by the Partnership. To the fullest extent permitted by law, the General Partner and its Affiliates shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership; provided, that the General Partner, in good faith, determined that such conduct was in the best interests of the Partnership, the General Partner or its Affiliates were acting on behalf of or performing services for the Partnership and such claims were not the result of negligence or misconduct on the part of the General Partner or its Affiliates. The indemnification provided by the Partnership to the General Partner and its Affiliates hereunder is recoverable only from the assets of the Partnership and not from the Limited Partners.

(d) Securities Laws Violations. Notwithstanding anything to the contrary contained in Section 16(c), the General Partner and its Affiliates and any Person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification pursuant to Section 16(d)(iii), the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

(e) Insurance. The Partnership may not incur the cost of any insurance that covers the General Partner and that contains coverage for liabilities as to which the General Partner is prohibited from being indemnified pursuant to this Section 16.

(f) Advances. Advances from the funds of the Partnership to the General Partner or its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following conditions are satisfied: (i) the legal action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of the Partnership; (ii) the legal action is initiated by a third party who is not a Limited Partner or the legal action is initiated by a Limited Partner and a court of competent jurisdiction approves such advancement; and (iii) the General Partner or its Affiliates undertake to repay the advanced funds, with interest from the initial date of such advance, to the Partnership in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 16(b).

(g) Indemnification of the Partnership by the Limited Partners. In the event that the Partnership is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any activities, obligations or liabilities of a Limited Partner unrelated to the business of the Partnership, such Limited Partner shall indemnify and reimburse the Partnership for all loss and expense incurred, including reasonable attorneys' fees in connection therewith.

(h) Limited Liability of Limited Partners. Each Unit shall be fully paid and non-assessable. Except as otherwise provided by law, a Limited Partner will have no liability in excess of his or her obligation to make contributions to the capital of the Partnership and the amount of his or her capital account and accumulated profits.

17. AMENDMENTS; MEETINGS.

(a) Amendments with Consent of the General Partner.

  (i)  If at any time during the term of the Partnership the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if approved by the General Partner and by the Limited Partners owning Units representing more than 50% of the outstanding Units then owned by Limited Partners; provided, that the approval of each affected Limited Partner and assignee of whom the General Partner has notice pursuant to Section 11 shall be required to reduce the capital account of such Limited Partner or assignee otherwise than in accordance with the terms of this Agreement or modify the percentage of profits, losses or distributions to which such Limited Partner or assignee is entitled hereunder; and provided, further, that the approval of all Limited Partners shall be required to modify the provisions of this Section 17.

  (ii)  Notwithstanding the foregoing, the General Partner may amend this Agreement without the consent of the Limited Partners in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus), (ii) to effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to qualify or maintain the qualification of the Partnership as a partnership in any jurisdiction, (iv) to delete or add any provision of or to this Agreement required to be deleted or added by the Securities and Exchange Commission or any other federal agency or any state "Blue Sky" or similar official or otherwise required by law, (v) to delete or add any provisions of or to this Agreement that the General Partner deems advisable, provided that such amendment is for the benefit of and not adverse to the Limited Partners, (vi) to attempt to ensure that the Partnership is not treated as an association taxable as a corporation for federal income tax purposes, (vii) to attempt to prevent the Partnership or the General Partner or its directors, officers or controlling persons from, in any manner, being subject to the provisions of the Investment Company Act of 1940, as amended, and (viii) to attempt to avoid causing the assets of the Partnership from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any Plan.

(b) Amendments and Actions without the Consent of the General Partner. The following actions may be taken with respect to the Partnership without the consent of the General Partner if such actions are approved by the Limited Partners owning Units representing more than 50% of the outstanding Units then owned by Limited Partners: (i) this Agreement may be amended, provided, that the consent of the General Partner shall be required for any amendment that modifies the compensation or distributions to which the General Partner is entitled or that affects the duties of the General Partner; (ii) the General Partner may be removed and replaced; (iii) a new General Partner or General Partners may be elected if the General Partner withdraws from the Partnership; (iv) any contract with the General Partner or any of its Affiliates may be canceled without penalty upon 60 days' notice; and (v) the Partnership may be dissolved.

(c) Methods of Limited Partner Consent. In any matter regarding any Partnership action in which consent of a Limited Partner is required, such consent shall be deemed to have been given if either: (i) such Limited Partner affirmatively grants such consent in writing; or (ii) such Limited Partner has been furnished with a written notice of the matter(s) for which consent is requested and the Limited Partner shall have failed to respond to such notice within the time period designated in the notice.

(d) Meetings.

  (i)  The General Partner may by written notice to each Limited Partner of record call a meeting of the Limited Partners for any matter upon which the Limited Partners may vote pursuant to this Agreement or under the Act. Such meeting shall be held at least 30 but not more than 60 days after giving such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting. Such notice shall establish a record date for Units entitled to vote at the meeting, which shall be not more than 15 days prior to the date established for such meeting.

  (ii)  If Limited Partners owning Units representing at least 10% of all Units then owned by Limited Partners shall, by written notice given in person or by certified mail to the General Partner, request that a meeting of the Partnership be called to vote upon any matter upon which the Limited Partners may vote pursuant to this Agreement or under the Act, the General Partner shall, by written notice given in person or by certified mail to each Limited Partner of record given within 15 days after such receipt, call a meeting of the Partnership for such purpose. Such meeting shall be held at least 30 but not more than 60 days after giving such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting. Such notice shall establish a record date for Units entitled to vote at the meeting, which shall be not more than 15 days prior to the date established for such meeting.

18. BENEFIT PLAN INVESTORS.

Each Limited Partner that is an "employee benefit plan" as defined in and subject to ERISA or a "plan" as defined in Section 4975 of the Code (each such employee benefit plan and plan, a "Plan"), and each fiduciary thereof who has caused the Plan to become a Limited Partner (a "Plan Fiduciary"), represents and warrants that: (a) the Plan Fiduciary has considered an investment in the Partnership for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Partnership by such Plan is consistent with such Plan Fiduciary's responsibilities under ERISA; (c) the investment in the Partnership by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any partnership agreement entered into there under; (d) the Plan's investment in the Partnership has been duly authorized and approved by all necessary parties; (e) none of the General Partner, the selling agents, any of their respective Affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of the assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision for the Plan to invest in the Partnership, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses; (ii) is independent of the General Partner, the selling agents, and any of their respective Affiliates; and (iii) is qualified to make such investment decision.

19. NOT A PUBLICLY TRADED PARTNERSHIP

Notwithstanding anything to the contrary in this Agreement, for each taxable year of the Partnership, pursuant to Sections 7704(c) and 7704(d) of the Code, the principal activity of the Partnership has consisted and will consist of investing its assets in the SPhinX(TM) Managed Futures Fund and at least 90% of the Partnership's gross income for each taxable year of the Partnership has constituted and will constitute "qualifying income" under such provisions in the form of gains from such trading and other qualifying income, including interest income.

20. GOVERNING LAW.

The validity and construction of this Agreement shall be determined and governed by the laws of the State of Delaware without regard to principles of conflicts of law; provided, that the foregoing choice of law shall not restrict the application of any state's securities laws to the sale of Units to its residents or within such state.

21. MISCELLANEOUS.

(a) Notices. All notices under this Agreement shall be in writing and shall be effective upon personal delivery or, if sent by registered, certified or first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mails.

(b) Binding Effect. This Agreement shall inure to and be binding upon all of the parties, their successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Limited Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership records as to who are Limited Partners and assignees, and all Limited Partners and assignees agree that their rights shall be determined and they shall be bound thereby.

(c) Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.

(d) Severability. If any one or more of the agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Agreement and shall in no way affect the validity or enforceability of the other agreements, provisions and terms of this Agreement.

(e) Entire Agreement. This Agreement supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and this Agreement and the Subscription Agreements constitute the entire agreement between the parties hereto with respect to the subject matter hereof.

(f) No Waivers. The waiver by any party hereto of the breach of any term, covenant, agreement or condition herein contained shall not be deemed a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition herein, nor shall any custom, practice or course of dealing arising among the parties hereto in the administration hereof be construed as a waiver or diminution of the right of any party hereto to insist upon the strict performance by any other party hereto of the terms, covenants, agreements and conditions herein contained.

(g) Priority Among Limited Partners. No Limited Partner shall be entitled to any priority or preference over any other Limited Partner with regard to the return of contributions of capital or to the distribution of any profits or otherwise in the affairs of the Partnership.

22. DEFINITIONS.

"Act" has the meaning set forth in Section 1.

"Administrative Fees" has the meaning set forth in Section 8(b).

"Affiliate" means, with respect to any Person: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

"Agreement" has the meaning set forth in the preamble of this Agreement.

"Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in New York are required or authorized by law or executive order to close.

"CFTC" means Commodity Futures Trading Commission.

"Class" means any separate class of Units of the Partnership which will have the rights, duties and privileges with respect to the Partnership as are set forth in this Agreement, any document creating such Class or any Prospectus relating thereto.

"Code" has the meaning set forth in Section 7(c).

"Customary Administrative Expenses" has the meaning set forth in Section 8(b).

"ERISA" has the meaning set forth in Section 12(e).

"General Partner" has the meaning set forth in the preamble of this Agreement.

"SPhinXTM Managed Futures Fund" means SPhinX Managed Futures Fund SPC, a segregated portfolio company organized under the laws of the Cayman Islands.

"Initial Service Fee" means an amount equal to 2% of the subscription amount of Class 1 Units which will be paid to selling agents by the General Partner.

"Limited Partner" has the meaning set forth in the preamble of this Agreement.

"Management Fees" has the meaning set forth in Section 8(a).

"Net Assets" means the total assets, less total liabilities, of the Partnership determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any adjustments deemed necessary by the General Partner.

"Net Asset Value per Unit" means Net Assets divided by the number of Units outstanding.

"Net Worth" means the excess of total assets over total liabilities as determined by generally accepted accounting principles.

"Ongoing Service Fee" means an amount equal to 2% of the Net Asset Value of Class 1 Units which will be paid to selling agents by the General Partner.

"Partners" means, collectively, the General Partner and the Limited Partners.

"Partnership" has the meaning set forth in the preamble of this Agreement.

"Person" means any natural person, partnership, corporation, association or other legal entity.

"Plan" has the meaning set forth in Section 18.

"Plan Fiduciary" has the meaning set forth in Section 18.

"Prospectus" means the latest prospectus filed pursuant to Section 424(b) of the Securities Act of 1933 or contained in the Registration Statement.

"Redemption Charges" has the meaning set forth in Section 12(b).

"Registration Statement" means the registration statement filed with the Securities and Exchange Commission by the Partnership pursuant to the Securities Act of 1933 pursuant to which the Units are registered, and any pre-effective or post-effective amendments thereto.

"Subscription Agreement" means the subscription agreement, the form of which is attached to the Registration Statement, executed by each of the Limited Partners.

"Unit" has the meaning set forth in Section 6(b).

* * * * * * * * *

IN WITNESS WHEREOF, the undersigned have duly executed this Limited Partnership Agreement as of the day and year first above written.

REFCOFUND HOLDINGS, LLC
as General Partner

By:  /s/ PHILLIP R. BENNETT

Name: Phillip R. Bennett
Title: Manager

All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the General Partner.

By:  REFCOFUND HOLDINGS, LLC
  as Attorney-in-Fact

By:  /s/ PHILLIP R. BENNETT

Name: Phillip R. Bennett
Title: Manager

EXHIBIT B

S&P MANAGED FUTURES INDEX FUND, LP*
SUBSCRIPTION REQUIREMENTS

Notice: An investment in the Fund is speculative and involves a high degree of risk. Please refer to the section of the Prospectus entitled "The Risks You Face" for a complete description of the material risks of an investment in the Fund.

General

To subscribe for Units in the Fund, you must:

• execute and deliver (to the selling agent who solicited your subscription) the subscription agreement, these subscription requirements and power of attorney signature page, and any other required documents (e.g., corporate authorizations); and

• deliver to your selling agent a check in the full amount of your subscription payable to "S&P Managed Futures Index Fund, LP," or authorize a wire transfer in the full amount of your subscription in accordance with the instructions attached hereto (unless you intend to make payment by debiting your brokerage account with your selling agent).

The minimum initial subscription is $10,000, except that with respect to individual retirement plans the minimum initial subscription is $3,000. In order for an individual retirement plan to purchase Units, the assets of the plan must be held by a third-party custodian, such as your broker. Existing limited partners may make additional investments in the Fund in $2,500 minimums.

By executing and delivering the subscription agreement and power of attorney, you irrevocably subscribe for Units at net asset value per Unit as of the first business day of the calendar month in which your subscription is to be effective (provided the subscription agreement and power of attorney signature page are received at least six (6) business days (and cleared funds to purchase the Units at least three (3) business days) before the first business day of the calendar month in which the subscription is to be effective). The general partner may accept or reject your subscription, in whole or in part, in its sole discretion. If your subscription is accepted, you agree to contribute your subscription to the Fund and to be bound by the terms of the Amended and Restated Limited Partnership Agreement. By executing and delivering the subscription agreement and power of attorney, you will be deemed to have executed the Amended and Restated Limited Partnership Agreement. You will be required to reimburse the Fund and the general partner for any expense or loss incurred by either the Fund or the general partner as a result of the cancellation of your Units due to your failure to deliver immediately available funds in the amount of the subscription price.

Purchaser Representations And Warranties

By executing and delivering your subscription agreement and power of attorney, you represent and warrant to the Fund, the general partner, the selling agent who solicited your subscription, and their respective affiliates as follows:

(a)  You are of legal age and are legally competent to execute the subscription agreement and power of attorney. You acknowledge that you have received the current Prospectus, including the limited partnership agreement contained therein (as supplemented by sticker supplements, if any).

(b)  All information that you have furnished to the general partner or that is set forth in the subscription agreement and power of attorney submitted by you is correct and complete as of the date of such subscription agreement and power of attorney. You will immediately furnish revised or corrected information to the general partner, should there be any material change in such information.

(c)  Unless paragraph (d) or (e) is applicable, your subscription is made with your funds for your own account and not as trustee, custodian or nominee for another.

* "Standard & "Poor's", "S&P Managed Futures Index", and "SPhinX" are trademarks of Standard & Poor's and have been licensed for use by Refco Alternative Investments. The Fund is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Fund.

(d)  Your subscription, if made as custodian for a minor, is a gift that you have made to such minor and is not made with such minor's funds, or if not a gift, such minor satisfies the requirements relating to net worth and annual income set forth herein.

(e)  If you are signing in a representative capacity, you have full power and authority to purchase the Units on behalf of the entity for which you are acting, and such entity has full power and authority to purchase such Units.

(f)  You either are, or are not required to be, registered with the Commodity Futures Trading Commission or a member of the National Futures Association.

(g)  If you are acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any "plan," as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each such employee benefit plan and plan, a "Plan"), the individual signing this subscription agreement and power of attorney on your behalf hereby represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing a Unit (the "Plan Fiduciary") that:

  (i)    the Plan Fiduciary has considered an investment in the Fund for such Plan in light of the risks relating thereto;

  (ii)    the Plan Fiduciary has determined that, in view of such considerations, the investment in the Fund for such Plan is consistent with the Plan Fiduciary's responsibilities under ERISA;

  (iii)    the Plan's investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any agreement there under;

  (iv)    the Plan's investment in the Fund has been duly authorized and approved by all necessary parties;

  (v)    none of the general partner, any of the Fund's selling agents, any of their respective affiliates, agents or employees (A) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (B) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (C) is an employer maintaining or contributing to the Plan; and

  (vi)    the Plan Fiduciary (A) is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risk of large losses, (B) is independent of the general partner, the Fund's selling agents and any of their respective affiliates, and (C) is qualified to make such investment decision.

You will, at the request of the general partner, furnish the general partner with such information as the general partner may reasonably require to establish that the purchase of Units by the Plan does not violate any provision of ERISA or the Code, including, without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons" as defined therein.

(h)  You(1) have (1) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (2) an annual gross income of at least $45,000 and a net worth (similarly calculated) of at least $45,000. If you are a resident of any of the following states, you must also meet the requirements set forth below for that state (net worth, is in all cases, to be calculated exclusive of home, furnishings and automobiles). Furthermore, in no event may you invest more than 10% of your net worth (exclusive of home, furnishings and automobiles) in the Fund.

  (i)    Alaska, Arkansas, California, Massachusetts, Michigan, North Carolina or Texas-Net worth of at least $225,000 or a net worth of at least $60,000 and anticipated annual taxable income of at least $60,000.

  (ii)    Iowa-Net worth of at least $350,000 or a net worth of at least $150,000 and annual taxable income of at least $60,000.

  (iii)    Maine-Net worth of at least $200,000 or a net worth of at least $50,000 and an annual gross income of $50,000.

  (iv)    New Hampshire-Net worth of at least $250,000 or a net worth of at least $125,000 and annual taxable income of at least $50,000.

  (v)    Pennsylvania-Net worth (or joint net worth with your spouse) of at least $1,000,000 or have had an individual income of at least $200,000 in each of the two most recent years (or joint income with your spouse of at least $300,000 in each of those years) and have a reasonable expectation of reaching the same income level in the current year.

  (vi)    South Carolina-Net worth of at least $150,000 or a net worth of at least $65,000 and past and anticipated annual income of at least $65,000.

(vii)    Tennessee-Net worth of at least $250,000 or a net worth of at least $100,000 and anticipated annual taxable income of at least $100,000 (Tennessee residents should note that the incentive fees and aggregate management fees of the Fund and the SPhinX(TM) Managed Futures Fund exceed the limits set forth in the North American Securities Administrators Association Guidelines for the Registration of Commodity Pool Programs (please refer to page 5 of the prospectus for a discussion of the incentive fees and management fees to be charged at the SPhinX(TM) Managed Futures Fund level).)

The foregoing suitability standards are regulatory minimums only. Merely because you meet such requirements does not necessarily mean that a high risk, speculative and illiquid investment such as the Units is, in fact, suitable for you.

(i)  You acknowledge that the Units are not liquid except for the limited redemption provisions set forth in the Prospectus and the Amended and Restated Limited Partnership Agreement of the Fund, as amended from time to time.

(j)  You should review the websites of the Office of Foreign Assets Control ("OFAC")(2) and the U.S. Department of the Treasury, and conduct such other investigations as you deem necessary or prudent, prior to making these representations and warranties.(3)

  (i)    You are not aware of any facts or circumstances that would reasonably be expected to lead you to believe that any of your subscription funds are directly or indirectly derived from activities that may contravene U.S. federal, state or non-U.S. laws and regulations, including anti-money laundering laws.

  (ii)    You understand and agree that the investment of funds is prohibited by or restricted with respect to any persons or entities that: (A) are acting, directly or indirectly, on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any of the OFAC lists; (B) reside or have a place of business in a country or territory named on any of such lists or which is designated as a Non-Cooperative Jurisdiction by the Financial Action Task Force on Money Laundering ("FATF")(4), or whose subscription funds are transferred from or through such a jurisdiction; (C) are

(1)  In the case of sales to fiduciary accounts, the minimum income and net worth standards as specific in this paragraph (h) shall be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary.

"Foreign Shell Banks" within the meaning of the USA Patriot Act; or (D) reside in or are organized under the laws of a jurisdiction designated by the U.S. Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns.(5) Such persons or entities in (A) through (D) are collectively referred to as "Restricted Persons". You are not and you are not aware of any facts or circumstances that would reasonably be expected to lead you to believe that any of your investors or any person controlling, controlled by, or under common control(6) with you, or for whom you are acting as agent or nominee in connection with the subscription for Units, is a Restricted Person.

(iii)    You acknowledge and understand that the general partner, in its discretion, may decline to accept any subscription for Units by a person who is a "Covered Person" within the meaning of the Guidance on Enhanced Scrutiny for Transactions that May Involve the Proceeds of Foreign Official Corruption, issued by the Department of the Treasury, et al., January, 2001, e.g., a senior foreign political figure(7), or an immediate family member(8) or close associate(9) of a senior foreign political figure. Accordingly, you agree to inform the Fund, prior to the acquisition of any Units, if you are aware of any facts or circumstances that would reasonably be expected to lead you to believe that any of your investors or any person controlling, controlled by, or under common control with you, or for whom you are acting as agent or nominee in connection with the acquisition of the beneficial interests, is a Covered Person.

(2)  The lists of OFAC prohibited countries, territories, persons and entities may be found on the OFAC website at <www.ustreas.gov/offices/eotffc/ofac/>.

(3)  U.S. federal regulations and executive orders administered by OFAC prohibit, among other things, engaging in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(4)  The list of Non-Cooperative Jurisdictions may be found at <www1.oecd.org/fatf/ncct_en.htm>.

(5)  The list of these jurisdictions may be found at <www.fincen.gov>.

(6)  For these purposes, "control" means the power, directly or indirectly, to direct the management or policies of a person, whether through ownership of securities, by contract, or otherwise.

•  Each of Subscriber's officers, partners, or directors exercising executive responsibility (or persons having similar status or functions) is presumed to control Subscriber.

•  A person is presumed to control a corporation if the person: (i) directly or indirectly has the right to vote 25 percent or more of a class of the corporation's voting securities; or (ii) has the power to sell or direct the sale of 25 percent or more of a class of the corporation's voting securities.

•  A person is presumed to control a partnership if the person has the right to receive upon dissolution, or has contributed, 25 percent or more of the capital of the partnership.

•  A person is presumed to control a limited liability company ("LLC") if the person: (i) directly or indirectly has the right to vote 25 percent or more of a class of the interests of the LLC; (ii) has the right to receive upon dissolution, or has contributed, 25 percent or more of the capital of the LLC; or (iii) is an elected manager of the LLC.

•  A person is presumed to control a trust if the person is a trustee or managing agent of the trust.

  (iv)    You agree to provide any information deemed necessary by the Fund or the general partner, each acting in its sole discretion, to comply with its anti-money laundering responsibilities and policies to the extent required by law and subject to appropriate confidentiality agreements.

  (v)    You authorize and permit the Fund and the general partner, each using its own reasonable business judgment, to report information about you to appropriate authorities, and you agree not to hold them liable for any loss or injury that may occur as the result of providing such information. In addition, if you are a pooled investment vehicle, you authorize and permit the Fund and the general partner, and each of them, each using its own reasonable business judgment, to report to appropriate authorities information about your investors, or about any persons controlling, controlled by, or under common control with, you, or for whom you are acting as agent or nominee in connection with the purchase of Units, and the you agree not to hold the Fund and/or the general partner liable for any loss or injury that may occur as the result of providing such information.

  (vi)    You agree that, notwithstanding any other statement to the contrary in any agreement into which you have entered which relates to the Fund or in the Fund's prospectus, if the Fund or the general partner determines that you have appeared on a list of known or suspected terrorists or terrorist organizations compiled by any U.S. or foreign governmental agency, or that any information provided by you in the subscription agreement and power of attorney was not, at the time it was given, or is no longer materially true or accurate, the Fund and the general partner, and each of them, without limiting any other rights available to any of them under the subscription agreement and power of attorney, shall be authorized to take any action as shall be necessary or appropriate to comply with applicable law, including but not limited to, removing you from the Fund and/or notifying the federal authorities.

  (vii)  You acknowledge that due to anti-money laundering requirements operating in the United States, as well as the Fund's own internal anti-money laundering policies, the Fund, the general partner and/or your selling agent may require further identification of you and the source of your subscription funds before your subscription agreement and power of attorney can be processed, subscription monies accepted, or request for redemption processed. The Fund, the general partner, your selling agent and each of their respective principals, members, shareholders, directors, officers, and employees shall be held harmless and indemnified against any losses, expenses or liabilities arising as a result of a failure to process your subscription agreement and power of attorney or any request for redemption if you have not satisfactorily provided any information that has been required by an indemnified party.

(7)  A "senior foreign political figure" is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a "senior foreign political figure" includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

(8)  "Immediate family" of a senior foreign political figure typically includes the figure's parents, siblings, spouse, children and in-laws.

(9)  A "close associate" of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

EXHIBIT C

S&P MANAGED FUTURES INDEX FUND, LP
SUBSCRIPTION INSTRUCTIONS

Any person considering subscribing for the Units should carefully read and review the Fund's most recent prospectus. The prospectus should be accompanied by the most recent monthly report of the Fund.

The date printed on the front of the prospectus should be no later than
9 months old. If the date is more than 9 months old, new materials are available and must be utilized.

  1.  Enter the total dollar amount to be invested and indicate the appropriate Class in item 1.

  2.  Enter the investor's bank/brokerage account information in item 2, and check the box if the account is to be debited for investment.

  3.  Enter the Social Security Number OR Taxpayer ID Number, as applicable, in item 3 and check the appropriate box to indicate ownership type. For IRA accounts, the Taxpayer ID Number of the Custodian should be entered as well as the Social Security Number of the investor. Investors who are not individuals must furnish a copy of organizing or other documents evidencing the authority of such entity to invest in the Fund. For example, trusts must furnish copies of the trust agreement, corporations must furnish a corporate resolution or bylaws.

  4.  Check the box in item 4 if this is an addition to an existing account and list the Limited Partner number (this is an identifying number that has been assigned to you by the Fund).

  5.  Enter the name of the investor in item 5. For UGMA/UTMA (Minor), enter the Minor name in item 5, followed by "Minor." For Corporations, Partnerships and Estates, enter the entity name in item 5.

  6.  For UGMA/UTMA (Minor), enter the custodian name in item 6. For Corporations, Partnerships and Estates, enter the Trustee(s) name(s) in item 6.

  7.  Enter the legal address (which is the residence or domicile address used for tax purposes) of the investor in item 7 (no post office boxes). Item 7 must be completed.

  8.  If the legal address is different from the mailing address, enter in item 8.

  9.  If an IRA account, enter Custodian's name and address in item 9.

  10.  If any other person is to receive copies of correspondence, enter name, mailing address and e-mail address in item 10.

  11.  If the investor wishes to receive electronic communications from the Fund, initial on the appropriate line and enter the e-mail address of investor in item 11.

  12.  Investor acknowledges that he/she has read each of the representations and warranties set forth in Exhibit B to the Prospectus.

  13.  Investor must sign and date item 13. If it is a joint account, both investors must sign. In the case of IRA's, the Custodian's signature, as well as the investor's signature, is required.

  14.  The Selling Agent Representative must sign and date in item 14. Some broker/dealers may also require the signature of an office manager.

  15.  The name of the Selling Firm, Selling Agent Representative name, number, and address and phone number must be entered in item 15.

The Client should return this Subscription Agreement and payment to his or her Selling Agent's office address. If the Client has already purchased Units, the Client may complete and return the Notice of Subscription for Additional Units instead of this Subscription Agreement.

Subscription agreements, payment, and any other required documents should be sent by the Selling Agent to either:

(1)  the fund administration department of the selling firm, if firm procedures require, or

(2)  to the custodial firm if one is required (sending document early in the month is best if it is to reach the Fund before month end), or

(3)  (a) documents only should be mailed to RK Consulting, LLC, the Fund's administrator, and (b) payments should be made to the Fund's bank account.

If payment is being made by wire transfer, the Selling Agent Representative should contact either his or her firm's Fund Administration Department or RefcoFund Holdings LLC's Fund Administration Department for instructions. Subscription Documents must be received by the general partner AT LEAST SIX (6) BUSINESS DAYS prior to the end of the month and cleared subscription funds must be received AT LEAST THREE (3) BUSINESS DAYS prior to the end of the month. However, the selling firm's fund administration department may have an earlier cut-off for subscriptions.

If Selling Agent Representatives have specific questions about the subscription process, please call the general partner's Back Office at (212) 693-7047, or your Fund Administration Department.

S&P MANAGED FUTURES INDEX FUND, LP
UNITS OF BENEFICIAL INTEREST

SUBSCRIPTION AGREEMENT AND
POWER OF ATTORNEY

S&P Managed Futures Index Fund, LP
c/o BISYS-RK Hedge Fund Services Inc.
3 Becker Farm Road
Roseland, New Jersey 07068

Dear Sir or Madam:

1.  Subscription For Units. I hereby subscribe for the dollar amount and class of units of limited partnership interest ("Units") in S&P Managed Futures Index Fund, LP (the "Fund") set forth in the Subscription Agreement and Power of Attorney Signature Page attached hereto. The purchase price per Unit is net asset value per Unit as of the first business day of the calendar month in which my subscription is to be effective.

I have either (i) delivered a check to my selling agent made payable to "S&P Managed Futures Index Fund, LP" in the full amount of my subscription, (ii) authorized a wire transfer in the full amount of my subscription to the Fund's bank account (per the instructions attached hereto) or (iii) authorized my selling agent to debit my customer securities account in the full amount of my subscription.

The purchase date for my Units is the first business day of the calendar month immediately following this subscription being accepted. If I have chosen to subscribe by account debit, I acknowledge that my selling agent shall inform me of such settlement date and that I must have my subscription payment cleared in such account on the settlement date for my purchase of Units, which will occur no later than three (3) business days after the acceptance of my subscription.

RefcoFund Holdings, LLC, the general partner, may, in its sole and absolute discretion, accept or reject this subscription in whole or in part.

2.  REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER. I have received both parts of the Prospectus (as supplemented by sticker supplements, if any) and the Amended and Restated Limited Partnership Agreement and the Fund's most recent monthly report (if the Fund has commenced trading). I acknowledge that by submitting this Subscription Agreement, I am making the representations and warranties set forth in Exhibit B to the Prospectus, including the applicable requirements relating to net worth and annual income. If the subscriber is not an individual, the person signing this subscription agreement and power of attorney on behalf of the subscriber is duly authorized to execute this Subscription Agreement and Power of Attorney. By signing this subscription agreement and power of attorney, I am not waiving any rights under federal or state securities laws.

3.  POWER OF ATTORNEY. I irrevocably constitute and appoint the General Partner and each officer thereof as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) execute, acknowledge, swear to, deliver, record and file (a) the Amended and Restated Limited Partnership Agreement of the Fund, including any amendments and/or restatements thereto duly adopted as provided therein, and (b) any agreements, certificates, documents or instruments that may be considered necessary or desirable by the General Partner to carry out fully the provisions of the Amended and Restated Limited Partnership Agreement of the Fund, and (ii) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Fund. The Power of Attorney granted hereby shall be irrevocable and deemed to be coupled with an interest, and shall survive and shall not be affected by my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

To the extent I purchase Class 2 Units from a qualified broker-dealer puruant to a wrap fee program, I also irrevocably constitute and appoint the registered investment advser of the wrap fee program through which I purchased the Class 2 Units and each officer thereof as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to execute, acknowledge, swear to, deliver, record and file, as necessary, Subscription Agreements and Power of Attorney and Requests for Redemption so as to ensure the appropriate weighting of Class 2 Units are maintained in my account. The Power of Attorney granted hereby shall be irrevocable and deemed to be coupled with an interest, and shall survive and shall not be affected by my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

4.  GOVERNING LAW. I hereby acknowledge and agree that this Subscription Agreement and Power of Attorney shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

Please carefully complete the subscription agreement and power of attorney signature page which is attached to this subscription agreement, and ensure that your selling agent knows whether you are subscribing by check, wire transfer or account debit.

You may elect to receive your communications from the Fund electronically. If you wish to choose this option, please indicate so in item 11 of the Subscription Agreement and Power of Attorney signature page.

Signature Page

S&P MANAGED FUTURES INDEX FUND, LP

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

SIGNATURE PAGE

IMPORTANT: READ INSTRUCTIONS AND REVERSE SIDE BEFORE SIGNING

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney and by either (a) enclosing a check payable to "S&P Managed Futures Index Fund, LP," (b) authorizing a wire transfer in the investor's name to the Fund's bank account or (c) authorizing the Selling Agent to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of Units at the net asset value per Unit.

The named investor further acknowledges receipt of the most recent prospectus of the Fund, including the Fund's Amended and Restated Limited Partnership Agreement, the Subscription Agreement and Power of Attorney (supplemented by sticker supplements, if any), the terms of which govern the investment in the Units being subscribed for hereby.

1)  (a) Class 1 Units _____  Class 2 Units _____

(b) Total Dollar Amount ____________________
(Minimum: $10,000; $3,000 for employee benefit plans and IRAs. Subsequent investments must be at least $2,500.)

2) Bank/Broker Name	________________	(must be completed)

ABA #	___________________________	(must be completed)

Account Name	____________________	(must be completed)

Account #	________________________	(must be completed) If payment is made by debit to investor's securities account, check box ☐

3) Social Security # __________ - __________ - __________ Taxable Investors (check one):

☐ Individual Ownership	☐ Tenants in Common

☐ Partnership*	☐ Joint Tenants with Right of Survivorship

☐ Corporation*	☐ Tenants in Entirety

☐ Limited Liability Company*	☐ Community Property

☐ Estate*	☐ UGMA/UTM (Minor)

☐ Grantor or Other	☐ Trust other than a

Revocable Trust*	Grantor or Revocable

Trust*

☐ Other (specify)

Taxpayer ID # ____________ - _________ - __________________ Non-Taxable Investors (check one):

☐ IRA	☐ Profit Sharing*

☐ IRA Rollover	☐ Defined Benefit*

☐ SEP	☐ Pension*

☐ Other (specify)

Custodian TIN # _________ - __________________

(*Appropriate authorization documents must accompany subscription, i.e., trust, pension, estate, or corporate documents)

4)  Check box if this is an addition to an existing account: ☐ Limited Partner Number (this is an identifying number that has been assigned to you by the Fund): __________________________

5)  Limited Partner Name: ____________________________________________________________________________________________________

6)  __________________________________________________________________________________________________________________________
Additional Information (For Estates, Partnerships, Trusts and Corporations)

7)  Resident Address: ________________________________________________________________________________________________________
Street (P.O. Box not acceptable)  City  State  Zip Code

8)  Mailing Address: _________________________________________________________________________________________________________
(if different)  Street  City  State  Zip Code

9)  Custodian Name
and Mailing Address: _____________________________________________________________________________________________________
  Name  Street  City  State  Zip Code

10)  Any other persons to
receive correspondence: ___________________________________________________________________________________________________
  Name  Mailing Address  E-mail Address

11)  Consent to Electronic Delivery of Reports

By initialing below and providing your e-mail address, you will be consenting to the delivery of periodic reports, Prospectus updates and other communications by the Fund and the General Partner to you electronically. You will be agreeing to download these reports from our website once you have been notified by e-mail that they have been posted. You must have an e-mail address to use this service. If you elect to receive these reports electronically, you will not receive paper copies of the reports in the mail, unless you later revoke your consent. You may revoke your consent and receive paper copies at any time by notifying the Administrator in writing at RK Consulting LLC, 3 Becker Farm Road, Roseland, NJ 07068.

If you agree to accept reports electronically, please initial the line below and provide your e-mail address.

I elect to receive my communications from the Fund electronically: __________________________ (please initial)

My e-mail address is: ______________________________________________________ . (I will immediately advise the Fund at the address above if my e-mail address changes)

12)  Representations and Warranties

I have read each of the representations and warranties set forth in Exhibit B to the Prospectus, with particular attention to representations (a) receiving a copy of the prospectus; (c) purchasing interests for my own account; (h) meeting the minimum income and net worth requirements; and (i) acknowledging that the investment is not liquid except for limited redemption provisions.

13)  INVESTOR(S) MUST SIGN

X _____________________________________________________________________________________________________________________
Signature of Investor  Date  Telephone Number

X _____________________________________________________________________________________________________________________
Signature of Joint Investor (if any) or Custodian  Date  Telephone Number

UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: ☐ Under penalties of perjury, by signature above, I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

SELLING AGENT MUST SIGN

The undersigned Selling Agent ("Agent") hereby certifies that: (1) the Agent has informed the person(s) named above of all pertinent facts relating to the risks, tax consequences, liquidity and marketability of the Units as set forth in the Prospectus; (2) the Agent has delivered to the person(s) named above a copy of the Prospectus on the date of this certification; and (3) the Agent has reasonable grounds to believe (on the basis of information obtained from the person(s) named above concerning such person(s') age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments and any other information known by the Agent) that; (a) the purchase of Units is a suitable and appropriate investment for such person(s); (b) such person(s) meet(s) the applicable minimum income and net worth standard; (c) such person(s) can reasonably benefit from the investment based on such person's(s') overall investment objectives and portfolio structure; (d) such person(s) can bear the economic risks of the investment; and (e) such person(s) appear(s) to have an understanding of the fundamental risks of the investment (including than an investor may lose its entire investment), the restrictions on the liquidity and transferability of the Units, and the general background and qualifications of the general partner.

The Selling Agent MUST sign below in order to substantiate compliance with NASD Rule 2810.

14) X ______________________________________________________ X ___________________________________________________________

Selling Agent Signature Date Office Manager Signature Date (if required by Selling Firm procedures)

15)  Selling Firm ___________________________ Agent Name ___________________________ Agent Number ___________________________

Agent Phone ___________________________ Agent Fax ___________________________ Agent E-mail Address ___________________________

Agent Address _______________________________________________________________________________________________________________
(for confirmation) Street (P.O. Box not acceptable)  City  State  Zip Code

EXHIBIT D

S&P MANAGED FUTURES INDEX FUND, LP
NOTICE OF SUBSCRIPTION FOR ADDITIONAL UNITS

This Request must be made at least six (6) business days (and cleared funds to purchase the Units at must be received at least three (3) business days) before the first business day of the month in which the subscription is to be effective.

Re: Subscription for Additional Units

Ladies and Gentlemen:

Reference is made to the Subscription Agreement dated as of ___________, 200__, between S&P Managed Futures Index Fund, LP, a Delaware limited partnership (the "Fund") and the undersigned ("the Subscription Agreement"). All capitalized terms used but not defined herein shall have the meanings given to them in the Subscription Agreement or in the Fund's most recent prospectus (the "Prospectus").

The undersigned is a limited partner in the Fund and, pursuant to Section 1 of the Subscription Agreement, hereby subscribes for $______________________ of additional Class _____ Units in the Fund. The undersigned has either (i) delivered a check to the undersigned's selling agent made payable to "S&P Managed Futures Index Fund, LP" in the full amount of the subscription, (ii) authorized a wire transfer in the full amount of the subscription to the Fund's bank account or (iii) authorized the undersigned's selling agent to debit the undersigned's customer securities account in the full amount of the subscription.

The undersigned restates and confirms as of the date hereof and as of the date on which the Units subscribed for hereby are issued all the representations and warranties of the undersigned set forth in its Subscription Agreement.

  Signature

  Print Name

  Print Title

  Date

  Limited Partner Number
  (this is an identifying number that
  has been assigned to you by the Fund)

D-1

EXHIBIT E

S&P MANAGED FUTURES INDEX FUND, LP
REQUEST FOR REDEMPTION

  Date

S&P Managed Futures Index Fund, LP
c/o BISYS-RK Hedge Fund Services, Inc.
3 Becker Farm Road
Roseland, New Jersey 07068

Dear Sirs:

I hereby request redemption subject to all the terms and conditions of the Amended and Restated Limited Partnership Agreement (the "Limited Partnership Agreement") of S&P Managed Futures Index Fund, LP (the "Fund") of all ___________, $_______ or _______ Units (please complete one, if no number is indicated, all Units held of record by the undersigned will be redeemed) of my Class _______ Units in the Fund. (The Fund requires a minimum balance of $1,000 to be maintained. If the redemption causes the account to fall below the minimum, the full amount will automatically be redeemed.)

I understand that Units are redeemed at the Net Asset Value per Unit, pursuant to the terms and conditions set forth in the Amended and Restated Limited Partnership Agreement. This redemption shall be effective as of the end of the current calendar month; provided, that this Request for Redemption is received at least ten (10) business days prior to the end of such month. Payment of the redemption price of Units will be made within ten (10) business days of the month-end redemption date, unless redemptions are suspended in accordance with the Amended and Restated Limited Partnership Agreement.

I represent and warrant that I am the true, lawful owner of the Units to which this Request for Redemption relates, with full power and authority to request redemption of the Units. The Units are not subject to any pledge or otherwise encumbered in any fashion.

UNITED STATES UNITHOLDERS ONLY:

Under the penalties of perjury, I hereby certify that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is my true, correct and complete Social Security Number or Taxpayer ID Number and that I am not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code of 1986, as amended.

NON-UNITED STATES UNITHOLDERS ONLY:

Under the penalties of perjury, I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) I am not a United States corporation, partnership, estate, trust or limited liability company.

Payment is requested to be made as follows (please check the applicable box and provide necessary information:

☐ Credit my customer securities account

  Name of Broker:

  Brokerage Account Number:

☐ Send check to my address as reflected in the Fund's books and records.

☐ Send check to the address set forth below, provided this form has been notarized.

E-1

☐ Send payment by wire transfer, provided this form has been notarized, per the instructions set forth below (please specify the name of bank, bank routing number and account name and number for delivery of payment).

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED

Signatures Required:

Entity Unitholder (or assignee)	Individual Unitholder(s) (or assignee(s))

(Name of Entity) Please print	(Name(s)) Please print

By:

(Authorized corporate officer, partner, manager, member or trustee) Taxpayer ID Number	(Signature(s) of all Unitholder(s) or assignee(s)) Social Security Number(s):

Limited partner number (this is an identifying number that has been assigned to you by the Fund):	Limited partner number (this is an identifying number that has been assigned to you by the Fund):

No person is authorized to give any information or to make any representation not contained in this prospectus in connection with the matters described herein, and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer by any person within any jurisdiction in which such offer is not authorized, or in which the person making such offer is not qualified to do so, or to any person to whom such offer would be unlawful. The delivery of this prospectus at any time does not imply that information contained herein is correct as of any time subsequent to the date of its issue.

Until 40 days from the date of this prospectus, all dealers that effect transaction in these securities, or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

E-2

PART TWO
INFORMATION NOT REQUIRED IN PROSPECTUS

Information Not Required in Prospectus

Item 13.  Other Expenses of Issuance and Distribution

The following is an estimate of the costs incurred in connection with preparing and filing this Registration Statement.  The parent of the General Partner will pay all such costs.

This Registration Statement constitutes Post-Effective Amendment No. 1 with respect to the Class A Units registered on Form S-1 and initially filed with the SEC on September 14, 2004 (Registration Statement No. 333-118965), and Post-Effective Amendment No. 2 with respect to the Class B Units registered on Form S-1 and initially filed with the SEC on July 25, 2003 (Registration Statement No. 333-107357).  Registration Statement No. 333-107357 registered 100,000 Class A Units and 100,000 Class B Units.  Registration Statement No. 118965 registered an additional 500,000 Class B Units.  The Class A Units are now known as Class 1 Units, and the Class B Units are now known as Class 2 Units.

Approximate Amount
Securities and Exchange Commission Registration Fee	—
National Association of Securities Dealers, Inc. Filing Fee	—
Printing Expenses	$80,000
Fees of Certified Public Accountants	$10,000
Blue Sky Expenses (Excluding Legal Fees)	$5,000
Fees of Counsel	$40,000

Total	$135,000

Item 14.  Indemnification of Directors and Officers

Section 16 of the Amended and Restated Limited Partnership Agreement (attached as Exhibit A to the prospectus which forms a part of this Registration Statement) provides for the indemnification of the General Partner, certain of its affiliates and certain of its directors, officers and controlling persons by the Fund in certain circumstances.  The General Partner and its affiliates shall be indemnified by the Fund against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Fund; provided, that the General Partner, in good faith, determined that such conduct was in the best interests of the Fund, the General Partner or its affiliates were acting on behalf of or performing services for the Fund and such claims were not the result of negligence or misconduct on the part of the General Partner or its Affiliates.  The Fund is prohibited from incurring the cost of any insurance covering any broader indemnification than that provided above.  The Fund will not advance any sums to cover legal expenses or other costs incurred as a result of any legal action initiated against the General Partner by a limited partner unless a court of competent jurisdiction approves such advance.

Item 15.  Recent Sales of Unregistered Securities

On July 9, 2003, the Fund sold 0.001 Unit to the initial limited partner to permit the formation of the Fund in preparation for the filing of this Registration Statement.  The sale of this Unit was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof.  No discounts or commissions were paid in connection with the sale, and no other offeree or purchaser was solicited.  There have been no other sales of unregistered securities of the Fund.

Item 16.  Exhibits and Financial Statement Schedules

The following documents (unless indicated) are filed herewith and made a part of this Registration Statement.

(a)   Exhibits.

Exhibit	Description of Document
1.1*	Form of Selling Agreement among the Fund, the General Partner and the Selling Agent (including form of Additional Selling Agent Agreement)
3.1*	Certificate of Limited Partnership of Registrant
3.2	Form of Amended and Restated Limited Partnership Agreement (included as Exhibit A to the Prospectus)
5.1*	Opinion of Counsel relating to the legality of the Units
8.1	Opinion of Counsel relating to Federal Income Tax Aspects
10.1	Form of Subscription Agreement (included as Exhibit C to the Prospectus)
10.2*	Form of Escrow Agreement
10.3*	Form of Memorandum of Agreement by and among Refco Group Ltd., LLC, Standard & Poor’s and PlusFunds Group, Inc.
10.4*	Sub-Investment Management Agreement between RefcoFund Holdings, LLC and PlusFunds Group Inc.
10.5*	Alternate Form of Subscription Agreement
10.6	Notice of Subscription for Additional Units (included as Exhibit D to the Prospectus)
23.1	Consent of Independent Registered Public Accounting Firm from PricewaterhouseCoopers LLP
23.2	Consent of Independent Registered Public Accounting Firm from Grant Thornton LLP

*  Previously filed as like-numbered exhibit to the initial filing or the first, second third or fourth pre-effective amendment of Registration Statement No. 333-107357 and incorporated by reference herein.

(b)   Financial Statement Schedules.

No Financial Schedules are required to be filed herewith.

Item 17.  Undertakings

(a)(1)  The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  That all post-effective amendments will comply with the applicable forms, rules, and regulations of the Commission in effect at the time such post-effective amendments are filed.

(4)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Insofar as indemnification from liabilities under the Securities Act of 1933 may be permitted to the directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant had been advised that in the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)  To send to each Limited Partner at least on an annual basis a detailed statement of any transaction with the General Partner or its affiliates, and of fees, commission, compensation and other benefits paid, or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(d)  To provide to the Limited Partners the financial statements required by Form 10-K for the first full year of operations of the partnership.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York on the  15th day of June, 2005.

S&P MANAGED FUTURES INDEX FUND, LP
By: RefcoFund Holdings, LLC
General Partner

By:	/s/ Richard C. Butt
Name: Richard C. Butt
Title: President and Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

REFCOFUND HOLDINGS, LLC	General Partner	June 15,2005

/s/ Richard C. Butt	President and Principal Financial Officer	June 15,2005
Richard C. Butt

/s/ Joseph Murphy	Manager	June 15,2005
Joseph Murphy

/s/ Phillip R. Bennett	Manager	June 15,2005
Phillip R. Bennett